Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 9th day of June, 2009, by and among BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“Borrower”), BEHRINGER HARVARD REIT I, INC., a Maryland corporation (“REIT”), the Subsidiary Guarantors (as defined in the Credit Agreement) which are signatories hereto, any Additional Guarantors (as defined in the Credit Agreement) added as of the date hereof and which are signatories hereto, including, without limitation, BEHRINGER HARVARD ELDRIDGE LAND LP, a Texas limited partnership (“Eldridge Land”), BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership (“BH Centreport”), BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership (“BH Equity Drive”), IPC FLORIDA III, LLC, a Delaware limited liability company (“IPC Florida III”), BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company (“BH Wayside”), BEHRINGER HARVARD BRIARLAKE PLAZA LP, a Delaware limited partnership (“BH Briarlake”; together with Eldridge Land, BH Centreport, BH Equity Drive, IPC Florida III, and BH Wayside, collectively, the “Mortgaged Property Owners”; and the Mortgaged Property Owners, together with REIT, the Subsidiary Guarantors, and the other Additional Guarantors added as of the date hereof, collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, and the Lenders a party thereto entered into that certain Credit Agreement dated as of December 11, 2007 (“Original Credit Agreement”);

WHEREAS, pursuant to the Original Credit Agreement, Lenders made a revolving loan to Borrower in the original principal amount of $300,000,000.00, increasable up to $600,000,000.00 in accordance with the terms of the Original Credit Agreement (the “Revolving Loan”), a term loan to Borrower in the original principal amount of $200,000,000 (the “Term Loan”) and a Swing Loan in the original principal amount of $50,000,000.00 (the “Swing Loan”) (the Revolving Loan, the Term Loan and the Swing Loan, collectively, the “Loans”), which Loans are evidenced by, among other things, those certain “Revolving Credit Notes”, “Term Loan Notes” and “Swing Loan Note” made by Borrower to the order of Lenders and delivered from time to time under the Original Credit Agreement (such Revolving Credit Notes, Term Loan Notes and Swing Loan Note, the “Original Notes”);

WHEREAS, the obligations of Borrower under the Loan Documents are secured, in part, by that certain Unconditional Guaranty of Payment and Performance dated as of December 11, 2007 (as the same may be amended and modified from time to time, the “Guaranty”) executed by the Guarantors, including, without limitation, the entities that have become Subsidiary Guarantors since the date thereof pursuant to that certain Joinder Agreement dated as of April 14, 2008 made by the parties thereto, that certain Joinder Agreement dated as of August 6, 2008 made by the parties thereto, that certain Joinder Agreement dated as of December 12, 2008 from BH Briarlake, that certain Joinder Agreement dated as of December 12, 2008 from IPC Florida III Holdings, LLC, a Delaware limited liability company and that certain joinder agreement contained in Section 6 below (collectively, the “Joinder Agreements”);

WHEREAS, Borrower desires to, among other things, modify the interest rate on the Loans, pay off the Term Loan, pay down and decrease the Revolving Credit Commitment, the Swing Loan Commitment and the Total Commitment, and make certain other changes to the Original Credit Agreement; and

WHEREAS, the Agent, the Lenders, the Borrower, and the Guarantors desire to enter into this Amendment to reflect the modifications to the Original Credit Agreement and the delivery by the Mortgaged Property Owners of, among other documents, mortgages, deeds of trust and assignments of leases and rents on certain real property to further secure the Loan.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Definitions.  All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement (as hereinafter defined).

2.             Modification of the Original Credit Agreement.  The Original Credit Agreement is hereby modified by deleting all text (including schedules and exhibits) and incorporating in lieu thereof the text (including schedules and exhibits) attached hereto as Exhibit “A”.  Only the text of the Original Credit Agreement that is changed in Exhibit “A” attached hereto is deemed amended.  For the avoidance of doubt, from and after the effectiveness of this Amendment, the Credit Agreement attached hereto as Exhibit “A” shall constitute the Credit Agreement (the Original Credit Agreement, as amended herein and in the form attached hereto as Exhibit “A” is hereinafter referred to as the “Credit Agreement”).

3.             Modified Commitments.

(a)           Borrower hereby acknowledges and agrees that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein and in the Credit Agreement, Schedule 1.1 of the Original Credit Agreement shall be modified as indicated on Exhibit “A” attached hereto.  The amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 on Exhibit “A”.

(b)           In connection with the modification of the Lenders’ Commitments, KeyBank shall be issued a replacement Revolving Credit Note in the principal face amount of $28,950,000.00 and a replacement Swing Loan Note in the principal face amount of $25,000,000.00, Wachovia Bank, National Association shall be issued a replacement Revolving Credit Note in the principal face amount of $28,950,000.00, Aareal Capital Corporation shall be issued a replacement Revolving Credit Note in the principal face amount of $28,950,000.00, Westdeutsche Immobilienbank AG shall be issued a replacement Revolving Credit Note in the principal face amount of $19,300,000.00, RBS Citizens, N.A. d/b/a Charter One shall be issued a replacement Revolving Credit Note in the principal face amount of $15,440,000.00, Fifth Third

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Bank shall be issued a replacement Revolving Credit Note in the principal face amount of $15,440,000.00, National City Bank shall be issued a replacement Revolving Credit Note in the principal face amount of $13,510,000.00, Allied Irish Banks, P.L.C. shall be issued a replacement Revolving Credit Note in the principal face amount of $11,580,000.00, PNC Bank, National Association shall be issued a replacement Revolving Credit Note in the principal face amount of $9,650,000.00, Citibank, N.A. shall be issued a replacement Revolving Credit Note in the principal face amount of $9,650,000.00, Bank of America, N.A. shall be issued a replacement Revolving Credit Note in the principal face amount of $7,720,000.00 and Texas Capital Bank, National Association shall be issued a replacement Revolving Credit Note in the principal face amount of $3,860,000.00.  Upon acceptance of such notes by the respective Lenders, each such new or replacement note will be a “Note” under the Credit Agreement and all of the other Loan Documents, including, without limitation, the Guaranty.  Upon execution of this Amendment, the Lenders will promptly return their existing Revolving Credit Notes, and KeyBank will promptly return its existing Swing Loan Note, to the maker thereof.

4.             Modification of the Guaranty.  The Guarantors, Agent and the Lenders hereby modify and amend the Guaranty as follows:

(a)           By deleting in its entirety Paragraph (a) appearing on Page 1 of the Guaranty and inserting in lieu thereof the following:

“(a)         the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of One Hundred Ninety-Three Million and No/100 Dollars ($193,000,000.00) (the “Revolving Credit Notes”) and the Swing Loan Note made by Borrower to the order of KeyBank National Association in the principal face amount of Twenty-five Million and No/100 Dollars ($25,000,000.00) (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”), together with interest as provided in the Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”

(b)           By deleting in its entirety the second sentence of Paragraph (f) on Page 2 of the Guaranty and inserting in lieu thereof the following:

“Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.10 of the Credit Agreement pursuant to which the Total Commitment under the Credit Agreement may be increased to $300,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower in connection with any such increase and all other obligations of Borrower under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.  Guarantors also acknowledge and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower in connection

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with that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009.”

(c)           By deleting in its entirety the second address in Section 13 of the Guaranty and inserting in lieu thereof the following:

“KeyBank National Association

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia 30328

Attn:  Kevin Murray”

5.             Modification of the Indemnity Agreement.  Agent, Borrower and the Guarantors hereby modify and amend the Indemnity Agreement Regarding Hazardous Materials dated as of December 11, 2007 (the “Indemnity Agreement”) in favor of the Agent and the Lenders by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Lenders have agreed to provide to Borrower a revolving credit facility in the amount of up to $193,000,000.00 (increasable up to $300,000,000.00) (collectively, the “Loan”) pursuant to the Credit Agreement, which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Borrower to the order of KeyBank in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Borrower to the order of the Lenders in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

6.             Joinder Agreement.  IPC Florida III (the “Joining Party”) is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Indemnity Agreement and the Contribution Agreement (each as defined in the Credit Agreement).  Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

(a)           Joinder.  By this Amendment, Joining Party hereby becomes, effective as of the Effective Date, a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement.  Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

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(b)           Representations and Warranties of Joining Party.  Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below) of this Amendment and after giving effect to the amendments to the Loan Documents provided for herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Guarantor” or “Subsidiary Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date.  As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

(c)           Joint and Several.  Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders, as amended by this Amendment, shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.

7.             Modification of Pledge Agreements.

(a)           Pledge Agreement for Behringer Harvard Portfolio.  Borrower, Agent and the Lenders hereby modify and amend that certain Pledge Agreement dated as of December 11, 2007 given by Borrower to and for the benefit of Agent and the Lenders, as amended by that certain First Amendment to Pledge Agreement dated as of August 6, 2008 between Borrower and Agent and by that certain Second Amendment to Pledge Agreement dated as of December 12, 2008 between Borrower and Agent (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Pledgor, KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated as of December 11, 2007 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated, the “Credit Agreement”), pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Pledgor in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Pledgor to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Pledgor to the order of KeyBank in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

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(b)           Pledge Agreement for IPC Portfolio.  The Guarantors a party thereto, Agent and the Lenders hereby modify and amend that certain Pledge Agreement dated as of April 14, 2008 given by such Guarantors to and for the benefit of Agent and the Lenders, as amended and restated pursuant to that certain Amended and Restated Pledge Agreement dated as of December 12, 2008 between the Guarantors a party thereto and Agent (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Behringer Harvard Limited Partnership I LP (“Borrower”), KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated as of December 11, 2007 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or restated, the “Credit Agreement”), pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Borrower in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Borrower to the order of KeyBank in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

(c)           Pledge Agreement for City Centre Parent.  Behringer Harvard City Centre Parent LLC, a Delaware limited liability company (“City Centre Parent”), Agent and the Lenders hereby modify and amend that certain Pledge Agreement dated as of August 6, 2008 given by City Centre Parent to and for the benefit of Agent and the Lenders (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated as of December 11, 2007 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or restated, the “Credit Agreement”), pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Borrower in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Borrower to the order of KeyBank in the principal face amount of

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$25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

8.             Modification of Pledges of Distributions.

(a)           Pledge of Distributions for Behringer Harvard Portfolio.  Borrower, Agent and the Lenders hereby modify and amend that certain Pledge of Distributions dated as of December 11, 2007 given by Borrower to and for the benefit of Agent and the Lenders, as amended by that certain First Amendment to Pledge of Distributions dated as of August 6, 2008 between Borrower and Agent and by that certain Second Amendment to Pledge of Distributions dated as of December 12, 2008 between Borrower and Agent (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Pledgor, KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or restated, the “Credit Agreement”), pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Pledgor in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Pledgor to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Pledgor to the order of KeyBank in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

(b)           Pledge of Distributions for IPC Portfolio.  The Guarantors a party thereto, Agent and the Lenders hereby modify and amend that certain Pledge of Distributions dated as of April 14, 2008 given by such Guarantors to and for the benefit of Agent and the Lenders (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Behringer Harvard Limited Partnership I LP (“Borrower”), KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated as of December 11, 2007 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or restated, the “Credit Agreement”),

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pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Borrower in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Borrower to the order of KeyBank in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

(c)           Pledge of Distributions for City Centre Parent.  City Centre Parent, Agent and the Lenders hereby modify and amend that certain Pledge of Distributions dated as of August 6, 2008 given by City Centre Parent to and for the benefit of Agent and the Lenders (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated), by deleting in its entirety the third “WHEREAS” paragraph appearing on Page 1 thereof and inserting in lieu thereof the following:

“WHEREAS, Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, the other lenders which are now or hereafter a party thereto and Agent have entered into that certain Credit Agreement dated as of December 11, 2007 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or restated, the “Credit Agreement”), pursuant to which the Lenders a party to the Credit Agreement have agreed to provide a loan to Borrower in an amount of up to $193,000,000.00, increasable up to $300,000,000.00 (collectively, the “Loan”), which Loan is evidenced by those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $193,000,000.00 (the “Revolving Credit Notes”) and that certain Swing Loan Note made by Borrower to the order of KeyBank in the principal face amount of $25,000,000.00 (the “Swing Loan Note”; together with the Revolving Credit Notes, collectively, the “Notes”, and such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and”

9.             Satisfaction of Term Loan.  Contemporaneously herewith, and as a condition to the effectiveness of this Amendment, Borrower is paying to Agent for the accounts of the Term Loan Lenders (as defined in the Original Credit Agreement) the principal balance and all accrued interest on the Term Loans issued under the Original Credit Agreement, which Agent shall pay to the Term Loan Lenders.

10.           References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document, shall be deemed a reference to the Credit Agreement or such other Loan Document, as modified and amended herein.

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11.           Acknowledgment of Borrower and each Guarantor.  Borrower and each Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and each Guarantor, as applicable, enforceable against Borrower and each Guarantor in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

12.           Representations and Warranties.  Borrower and each Guarantor represent and warrant to Agent and the Lenders as follows:

(a)           Authorization.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and each Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and each Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to either Borrower or any Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower, any Guarantor or any of their respective properties or to which Borrower or any Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or any Guarantor, other than the liens and encumbrances created by the Loan Documents.

(b)           Enforceability.  The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and each Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)           Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)           Reaffirmation.  Borrower and each Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower, each Guarantor and their respective Subsidiaries in the Loan Documents including, without limitation, the Credit Agreement attached hereto as Exhibit “A” or otherwise made by or on behalf of such Persons in connection therewith (which for all purposes shall include this Amendment as a Loan Document) except for representations or warranties that expressly relate to an earlier date and, in the case of representations or warranties contained in Loan Documents executed prior to the Effective Date,

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except to the extent of changes resulting from transactions permitted in the Loan Documents and except as previously disclosed in writing by Borrower to Agent and approved by Agent in writing.

13.           No Default.  By execution hereof, the Borrower and each Guarantor certify that Borrower and each Guarantor are and will be in compliance with all covenants under the Loan Documents both before and after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing under the Loan Documents, including, without limitation, the Original Credit Agreement and the Credit Agreement attached hereto as Exhibit “A”.

14.           Waiver of Claims. Borrower and each Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

15.           Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Original Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein.  The Guarantors hereby consent to the terms of this Amendment.  Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or any Guarantor under the Loan Documents.

16.           Effective Date.  This Amendment shall be deemed effective and in full force and effect as of the date hereof (upon the satisfaction or waiver of all conditions precedent to such effectiveness, the “Effective Date”) upon the payment of all fees pursuant to that certain Fee Letter dated September 19, 2007 between Borrower and KeyBank and that certain Fee Letter dated February 13, 2009 between Borrower and KeyBank, payment of all other interest and fees accrued under the Original Credit Agreement and all reasonable fees and expenses of Agent in connection with this Amendment, execution and delivery of this Amendment, any amendments to existing Loan Documents, and such other opinions, title policies and other documents as set forth in § 10 of the Credit Agreement and as Agent reasonably requires to be delivered by Borrower, any Guarantor, Agent and the Required Lenders.  The Lenders hereby authorize Agent to enter into such other agreements and documents as it may deem necessary in connection with this Amendment.

17.           Further Assurances.  Borrower and each Guarantor agree to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Amendment.

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18.           Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

19.           Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

20.           MISCELLANEOUS.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals as of the day and year first above written.

BORROWER:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

	By:	/s/ Gerald J. Reihsen, III
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

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REIT:

BEHRINGER HARVARD REIT I, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

SUBSIDIARY GUARANTORS:

BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

BEHRINGER HARVARD TEXAS STREET LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

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BEHRINGER HARVARD ELDRIDGE LAND LP, a Texas limited partnership

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

WOODREST ROAD ASSOCIATES II, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

BEHRINGER HARVARD EQUITY DRIVE LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

BEHRINGER HARVARD CITY CENTRE OWNER LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

14

BEHRINGER HARVARD BRIARLAKE PLAZA LP, a Delaware limited partnership

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC MARYLAND I HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC REALTY II, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC REALTY, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

15

IPC COMMERCIAL PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC LP/WP HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC FIFTH THIRD HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC METROCENTER HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC CRESCENT CENTER HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

16

IPC NOI HOLDINGS, INC., a Delaware corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC (US) REALTY HOLDINGS III, INC., a Delaware corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC FLORIDA III HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

IPC FLORIDA III, LLC, a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

BEHRINGER HARVARD CITY CENTRE PARENT LLC, a Delaware limited liability company, as a pledgor only and not as a guarantor

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President
Corporate Development and Legal
(SEAL)

[Signatures continued on next page]

17

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Kevin P. Murray
Name:	Kevin P. Murray
Title:	SVP

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Director

AAREAL CAPITAL CORPORATION

By:	/s/ Joseph P. Kelly	/s/ Terrence P. Sweeney
Name:	Joseph P. Kelly	Terrence P. Sweeney
Title:	Executive Director	General Counsel

WESTDEUTSCHE IMMOBILIENBANK AG

By:	/s/ Nanja Junge
Name:	Nanja Junge
Title:	Senior Manager

By:	/s/ Sascha Matheis
Name:	Sascha Matheis
Title:	Executive Director

RBS CITIZENS, N.A. d/b/a CHARTER ONE

By:	/s/ Ebin L. Mahon
Name:	Ebin L. Mahon
Title:	Assistant Vice President

[Signatures continued on next page]

Signature Pages to First Amendment to Credit Agreement and Other Loan Documents

FIFTH THIRD BANK, a Michigan banking corporation

By:	/s/ Tammy Leachman
Name:	Tammy Leachman
Title:	VP

NATIONAL CITY BANK

By:	/s/ Sean Apicella
Name:	Sean Apicella
Title:	Assistant Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Douglas S. Marron
Name:	Douglas S. Marron
Title:	Senior Vice President

By:	/s/ Brian Deegan
Name:	Brian Deegan
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Harmann
Name:	James A. Harmann
Title:	Vice President

CITIBANK, N.A.

By:	/s/ Ashanti Mitchell
Name:	Ashanti Mitchell
Title:	Vice President

[Signatures continued on next page]

Signature Pages to First Amendment to Credit Agreement and Other Loan Documents

BANK OF AMERICA, N.A.

By:	/s/ Brett Bell, SVP
Name:	Brett Bell
Title:	Senior Vice President

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Jeffrey A. Moten
Name:	Jeffrey A. Moten
Title:	Executive Vice President

Signature Pages to First Amendment to Credit Agreement and Other Loan Documents

EXHIBIT “A”

MODIFIED CREDIT AGREEMENT

21

[CONFORMED DRAFT]

CREDIT AGREEMENT

DATED AS OF DECEMBER 11, 2007

by and among

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP,

AS BORROWER,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS AGENT,

KEYBANC CAPITAL MARKETS,
AS SOLE BOOK MANAGER,

KEYBANK CAPITAL MARKETS

AND

WACHOVIA BANK, NATIONAL ASSOCIATION,

AS CO-LEAD ARRANGERS,

AND

AAREAL ~~BANK AG~~ CAPITAL CORPORATION

AND

WESTDEUTSCHE IMMOBILIENBANK AG,

AS CO-DOCUMENTATION AGENTS

EXHIBITS AND SCHEDULES

Exhibit A                FORM OF REVOLVING CREDIT NOTE

Exhibit B                FORM OF SWING LOAN NOTE

Exhibit C                FORM OF ~~TERM LOAN NOTE~~ ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit D                FORM OF JOINDER AGREEMENT

Exhibit E                 FORM OF MORTGAGE

Exhibit F                 FORM OF DEED OF TRUST

Exhibit G                FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit ~~F~~H              FORM OF LETTER OF CREDIT REQUEST

Exhibit ~~G~~I               FORM OF BORROWING BASE CERTIFICATE

Exhibit J                 FORM OF COMPLIANCE CERTIFICATE

Exhibit ~~H~~K             FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit ~~I~~L               FORM OF LETTER OF CREDIT APPLICATION

Exhibit M               FORM OF ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

Schedule 1.1          LENDERS AND COMMITMENTS

Schedule 1.2          SUBSIDIARY GUARANTORS

Schedule 2.9                          OUTSTANDING LETTERS OF CREDIT

Schedule 4.3                          ACCOUNTS

Schedule 5.3                          ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Schedule 6.3                          LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5                          NO MATERIAL CHANGES

Schedule 6.6                          TRADEMARKS, TRADENAMES

Schedule 6.7                          PENDING LITIGATION

Schedule 6.10                        UNPAID TAXES

Schedule ~~6.14~~6.15 CERTAIN TRANSACTIONS

Schedule 6.20(c)                   RELEASES

Schedule 6.20(d)                   HAZARDOUS SUBSTANCES

Schedule 6.21(a)                   SUBSIDIARIES OF REIT

Schedule ~~6.20~~6.21(b)            UNCONSOLIDATED AFFILIATES REIT AND ITS SUBSIDIARIES

Schedule ~~6.21                        PROPERTY~~ 6.22        LEASES

Schedule 6.23 PROPERTY

Schedule 6.25                        MATERIAL LOAN AGREEMENTS

Schedule 9                             EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

ii

Page

§1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	§1.1	Definitions	1
	§1.2	Rules of Interpretation	~~25~~35

§2.	THE CREDIT FACILITY		~~26~~36

	§2.1	Revolving Credit Loans	~~26~~36
	§2.2	~~Commitment to Lend Term Loan 27§2.3~~ Facility Unused Fee	~~27~~38
	§~~2.4~~2.3	Reduction and Termination of the ~~R~~e~~volving Credit~~ Commitments	~~27~~38
	§~~2.5~~2.4	Swing Loan Commitment	~~28~~38
	§~~2.6~~2.5	Interest on Loans	~~30~~41
	§~~2.7~~2.6	Requests for Revolving Credit Loans	~~31~~42
	§~~2.8~~2.7	Funds for Loans	~~31~~42
	§~~2.9~~2.8	Use of Proceeds	~~32~~43
	§~~2.10~~2.9	Letters of Credit	~~32~~43
	§~~2.11~~2.10	Increase in Total ~~Revolving Credit~~ Commitment	~~36~~46
	§~~2.12~~2.11	Extension of ~~R~~e~~volving Credit~~ Maturity Date	~~38~~49
	~~§2.13~~	~~Extension of T~~e~~rm Loan Maturity Date~~	~~39~~50

§3.	REPAYMENT OF THE LOANS		~~40~~51

	§3.1	Stated Maturity	~~40~~51
	§3.2	Mandatory Prepayments	~~40~~51
	§3.3	Optional Prepayments	~~40~~51
	§3.4	Partial Prepayments	~~41~~52
	§3.5	Effect of Prepayments	~~41~~52

§4.	CERTAIN GENERAL PROVISIONS		~~41~~52

	§4.1	Conversion Options	~~41~~52
	§4.2	Fees	~~42~~53
	§4.3	Funds for Payments	~~42~~53
	§4.4	Computations	~~44~~55
	§4.5	Suspension of Revolving Credit LIBOR Rate Loans	~~44~~55
	§4.6	Illegality	~~44~~56
	§4.7	Additional Interest	~~45~~56

i

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Page

	§4.8	Additional Costs, Etc	~~45~~56
	§4.9	Capital Adequacy	~~46~~57
	§4.10	Breakage Costs	~~47~~58
	§4.11	Default Interest; Late Charge	~~47~~58
	§4.12	Certificate	~~47~~58
	§4.13	Limitation on Interest	~~47~~58
	§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders	~~48~~59

§5.	COLLATERAL SECURITY; GUARANTORS		~~49~~60

	§5.1	Collateral	~~49~~60
	~~§5.2~~	~~Additional Guarantors~~	~~49~~
	~~§5.3~~	~~Additional Collateral~~	~~49~~
	§5.2	Appraisals; Adjusted Value	60
	§5.3	Replacement or Addition of Mortgaged Properties	61
	§5.4	Release of Mortgaged Property	62
	§5.5	Additional Guarantors	63
	§5.6	Intentionally Omitted	63
	§5.7	Release of Collateral (other than Mortgaged Properties); Release of Guarantor	~~50~~64

§6.	REPRESENTATIONS AND WARRANTIES		~~51~~65

	§6.1	Corporate Authority, Etc	~~51~~65
	§6.2	Governmental Approvals	~~52~~66
	§6.3	Title to Properties	~~52~~66
	§6.4	Financial Statements	~~52~~67
	§6.5	No Material Changes	~~52~~67
	§6.6	Franchises, Patents, Copyrights, Etc	~~53~~67
	§6.7	Litigation	~~53~~68
	§6.8	No Material Adverse Contracts, Etc	~~53~~68
	§6.9	Compliance with Other Instruments, Laws, Etc	~~53~~68
	§6.10	Tax Status	~~53~~68
	§6.11	No Event of Default	~~54~~68
	§6.12	Investment Company Act	~~54~~68

ii

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Page

	§6.13	Intentionally Omitted	69
	§6.14	Setoff, Etc	~~54~~69
	§~~6.14~~6.15	Certain Transactions	~~54~~69
	§~~6.15~~6.16	Employee Benefit Plans	~~54~~69
	§~~6.16~~6.17	Disclosure	~~55~~69
	§~~6.17~~6.18	Place of Business	~~55~~70
	§~~6.18~~6.19	Regulations T, U and X	~~55~~70
	§~~6.19~~6.20	Environmental Compliance	~~55~~70
	§~~6.20~~6.21	Subsidiaries; Organizational Structure	~~57~~72
	§~~6.21~~6.22 Leases		72
	§6.23	Property	~~57~~73
	§~~6.22~~6.24	Brokers	~~58~~74
	§~~6.23~~6.25	Other Debt	~~58~~74
	§~~6.24~~6.26	Solvency	~~58~~74
	§~~6.25~~6.27	No Bankruptcy Filing	~~58~~74
	§~~6.26~~6.28	No Fraudulent Intent	~~58~~74
	§~~6.27~~6.29	Transaction in Best Interests of Borrower and Guarantors; Consideration	~~59~~75
	§~~6.28~~6.30	Contribution Agreement	~~59~~75
	~~§6.29~~	~~OFAC~~	~~59~~
	§6.31 Representations and Warranties of Guarantors		75
	§6.32 OFAC		75
	§6.33 Three Eldridge Place		75

§7.	AFFIRMATIVE COVENANTS		~~59~~76

	§7.1	Punctual Payment	~~59~~76
	§7.2	Maintenance of Office	~~59~~76
	§7.3	Records and Accounts	~~60~~76
	§7.4	Financial Statements, Certificates and Information	~~60~~76
	§7.5	Notices	~~63~~79
	§7.6	Existence; Maintenance of Properties	~~64~~81
	§7.7	Insurance~~64~~; Condemnation	81
	§7.8	Taxes; Liens	~~64~~87

iii

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Page

	§7.9	Inspection of Properties and Books	~~65~~87
	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	~~65~~87
	§7.11	Further Assurances	~~66~~88
	§7.12	Management	88
	§7.13 Leases of the Property		88
	§7.14	Business Operations	~~66~~89
	§~~7.13~~7.15	Subordination of Advisory Fees	~~66~~89
	§~~7.14~~7.16 Registered Servicemark		90
	§7.17	Ownership of Real Estate	~~67~~90
	§~~7.15~~7.18	Distributions of Income to Borrower	~~67~~90
	§~~7.16~~7.19	Plan Assets	~~67~~91
	§7.20 Construction of Improvements on Three Eldridge Place		91
	§7.21 Inspection by Agent or any Lender of Construction at Three Eldridge Place		91
	§7.22 Mechanics’ Liens and Contest Thereof		91
	§7.23 Settlement of Mechanics’ Lien Claims		91
	§7.24 Eldridge Reserve		92

§8.	NEGATIVE COVENANTS		~~67~~92

	§8.1	Restrictions on Indebtedness	~~67~~92
	§8.2	Restrictions on Liens, Etc	~~68~~94
	§8.3	Restrictions on Investments	~~70~~95
	§8.4	Merger, Consolidation	~~71~~97
	§8.5	Sale and Leaseback	~~72~~98
	§8.6	Compliance with Environmental Laws	~~72~~98
	§8.7	Distributions	~~74~~100
	§8.8	Asset Sales	~~74~~100
	§8.9	Restriction on Prepayment of Indebtedness	~~74~~100
	§8.10	Zoning and Contract Changes and Compliance	101
	§8.11 Derivatives Contracts		~~75~~101
	§~~8.11~~8.12	Transactions with Affiliates	~~75~~101
	§~~8.12~~8.13	Equity Pledges	~~75~~101

iv

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Page

	§~~8.13~~8.14	Advisory Fees	~~75~~102
	§8.15 Changes in Plans and Specifications		102
	§8.16 Management Fees		102
§9.		FINANCIAL COVENANTS	102
	§9.1	Borrowing Base	102
	§9.2 Consolidated Total Indebtedness to Gross Asset Value		~~75~~102
	§~~9.2~~9.3	Adjusted Consolidated EBITDA to Consolidated Fixed Charges	~~75~~103
	§~~9.3~~9.4	Minimum Consolidated Tangible Net Worth	~~76~~103
	§~~9.4~~9.5	Unhedged Variable Rate Debt	~~76~~103

§10.	CLOSING CONDITIONS		~~76~~103

	§10.1	Loan Documents	~~76~~103
	§10.2	Certified Copies of Organizational Documents	~~76~~103
	§10.3	Resolutions	~~76~~103
	§10.4	Incumbency Certificate; Authorized Signers	~~76~~103
	§10.5	Opinion of Counsel	~~76~~104
	§10.6	Payment of Fees	~~77~~104
	§10.7	Insurance	104
	§10.8 Performance; No Default		~~77~~104
	§~~10.8~~10.9	Representations and Warranties	~~77~~104
	§~~10.9~~10.10	Proceedings and Documents	~~77~~104
	§~~10.10~~10.11	Eligible Real Estate Qualification Documents	104
	§10.12	Compliance Certificate ~~77~~ and Borrowing Base Certificate	105
	§10.13	Appraisals	105
	§~~10.11~~10.14	Consents	~~77~~105
	§~~10.12~~10.15	Contribution Agreement	~~77~~105
	§~~10.13~~10.16	Other	~~77~~105

§11.	CONDITIONS TO ALL BORROWINGS		~~77~~105

	§11.1	Prior Conditions Satisfied	~~77~~105
	§11.2	Representations True; No Default	~~78~~105
	§11.3	Borrowing Documents	~~78~~106
	§11.4 Endorsement to Title Policy		106

v

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Page

	§11.5	Future Advances Tax Payment	106

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC		~~78~~106

	§12.1	Events of Default and Acceleration	~~78~~106
	§12.2	Certain Cure Periods; Limitation of Cure Periods	~~81~~109
	§12.3	Termination of Commitments	~~81~~110
	§12.4	Remedies	~~82~~110
	§12.5	Distribution of Collateral Proceeds	~~82~~111

§13.	SETOFF		~~83~~112

§14.	THE AGENT		~~84~~112

	§14.1	Authorization	~~84~~112
	§14.2	Employees and Agents	~~84~~113
	§14.3	No Liability	~~84~~113
	§14.4	No Representations	~~84~~113
	§14.5	Payments	~~85~~114
	§14.6	Holders of Notes	~~86~~115
	§14.7	Indemnity	~~87~~115
	§14.8	Agent as Lender	~~87~~116
	§14.9	Resignation	~~87~~116
	§14.10	Duties in the Case of Enforcement	~~88~~116
	§14.11	Bankruptcy	~~88~~117
	§14.12	Request for Agent Action	117
	§14.13	Reliance by Agent	~~89~~118
	§~~14.13~~14.14	Approvals	~~89~~118
	§~~14.14~~14.15	Borrower Not Beneficiary	~~89~~118

§15.	EXPENSES		~~89~~119

§16.	INDEMNIFICATION		~~90~~120

§17.	SURVIVAL OF COVENANTS, ETC		~~91~~120

§18.	ASSIGNMENT AND PARTICIPATION		~~91~~121

	§18.1	Conditions to Assignment by Lenders	~~91~~121
	§18.2	Register	~~92~~122
	§18.3	New Notes	~~93~~122

vi

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Page

	§18.4	Participations	~~93~~122
	§18.5	Pledge by Lender	~~93~~123
	§18.6	No Assignment by Borrower	~~93~~123
	§18.7	Disclosure	~~94~~123
	§18.8	Mandatory Assignment	~~94~~124
	§18.9	Amendments to Loan Documents	~~95~~124
	§18.10	Titled Agents	~~95~~124

§19.	NOTICES		~~95~~124

§20.	RELATIONSHIP		~~97~~126

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE		~~97~~126

§22.	HEADINGS		~~98~~127

§23.	COUNTERPARTS		~~98~~127

§24.	ENTIRE AGREEMENT, ETC		~~98~~127

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		~~98~~127

§26.	DEALINGS WITH THE BORROWER		~~99~~128

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC		~~99~~128

§28.	SEVERABILITY		~~100~~129

§29.	TIME OF THE ESSENCE		~~100~~129

§30.	NO UNWRITTEN AGREEMENTS		~~100~~129

§31.	REPLACEMENT NOTES		~~100~~129

§32.	NO THIRD PARTIES BENEFITED		~~100~~130

§33.	PATRIOT ACT		~~101~~130

§34.	CONSOLIDATION, AMENDMENT AND RESTATEMENT OF ASSIGNED NOTE		130

vii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made as of the 11th day of December, 2007, by and among BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto pursuant to §18 (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS, as Sole Lead Arranger and Sole Book Manager.

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit ~~and term loan~~ facility to the Borrower; and

WHEREAS, the Agent and the Lenders are willing to provide such revolving credit ~~and term loan~~ facility to the Borrower on and subject to the terms and conditions set forth herein;

WHEREAS, pursuant to that certain Transfer and Assignment of Promissory Note and Other Loan Documents dated as of the First Amendment Date (as hereinafter defined) from Borrower to Agent to be recorded in the real property records of Harris County, Texas, Borrower is assigning to Agent an existing construction loan and all loan documents relating thereto encumbering Three Eldridge Place (hereinafter defined) in the original principal amount of $46,000,000.00 (the “Loan Assignment”), which loan is evidenced and secured by (i) that certain Loan Agreement dated January 15, 2008, between Borrower and Behringer Harvard Eldridge Land LP, a Texas limited partnership (“Eldridge Owner”) (the “Eldridge Loan Agreement”), (ii) that certain Promissory Note dated January 15, 2008, executed by Eldridge Owner payable to the order of Borrower in the original principal amount of $46,000,000.00 (the “Assigned Note”), (iii) that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental dated as of January 15, 2008, made by Borrower in favor of Patrick M. Arnold, a Trustee, for the benefit of Borrower, and recorded on February 7, 2008 as Instrument No. 20080063668 in the real property records of Harris County, Texas, and (iv) that certain Absolute Assignment of Leases and Rents dated as of January 15, 2008, made by Borrower in favor of Assignor, and recorded on February 7, 2008 as Instrument No. 20080063669 in the real property records of Harris County, Texas; and

WHEREAS, as a result of such Loan Assignment, the Eldridge Loan Agreement and the Assigned Note are being amended, restated, renewed, consolidated and bifurcated with this Agreement and the Revolving Credit Notes delivered pursuant hereto (as hereinafter defined).

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1.                                DEFINITIONS AND RULES OF INTERPRETATION.

§1.1         Definitions.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

[Credit Agreement]

5 Wayside.  The Real Estate located at 5 Wayside, Boston (Burlington), Massachusetts.

15 Wayside.  The Real Estate located at 15 Wayside, Boston (Burlington), Massachusetts.

222 Riverside Plaza.  The Real Estate located at 222 South Riverside Plaza, Chicago, Illinois.

1325 G Street.  The Real Estate located at 1325 G Street NW, Washington, D.C.

5104 Eisenhower Boulevard.  The Real Estate located at 5104 Eisenhower Boulevard, Tampa, Florida.

Acknowledgments.  The Acknowledgments executed by the applicable Companies in favor of the Agent, acknowledging the pledge of Equity Interests in such Company to Agent, such Acknowledgement to be in form and substance reasonably satisfactory to Agent.

Additional Commitment Request Notice.  See §~~2.11~~2.10(a).

Additional Guarantor.  Each additional Subsidiary of Borrower which becomes a Subsidiary Guarantor pursuant to §~~5.2.~~5.5.

Additional Pledgor.  Each additional Pledgor which becomes a Pledgor pursuant to §5.3.  For the avoidance of doubt, from and after the First Amendment Date, Additional Pledgors shall only be added with respect to grants of Equity Interests and/or Distribution Interests in direct or indirect owners of Mortgaged Properties added to the Borrowing Base pursuant to §5.3.

Adjusted Consolidated EBITDA.  On any date of determination, the sum of (a) the Consolidated EBITDA for the prior four (4) fiscal quarters most recently ended, less (b) the Capital Reserve.

Adjusted Net Operating Income.  On any date of determination, Net Operating Income from the Mortgaged Properties less Capital Reserve allocable to the Mortgaged Properties for the prior four (4) fiscal quarters most recently ended.  With respect to any Mortgaged Properties acquired less than four (4) fiscal quarters prior to the date of determination, the Adjusted Net Operating Income allocable to such Mortgaged Properties shall be determined based on the Net Operating Income and Capital Reserve for all completed fiscal quarters since the date of acquisition, annualized based on the number of complete quarters since the date of acquisition.

Advisor.  Behringer Advisors, LLC, a Texas limited liability company and successor by merger to Behringer Advisors LP, a Texas limited partnership, Behringer Harvard Real Estate Services, LLC, or any other Affiliate of Behringer Advisors, LLC to whom relevant duties under the Advisory Agreement are delegated (provided that any such delegation is subject to, and the applicable Affiliate agrees to be bound by, the Subordination of Advisory Agreement).

Advisory Agreement.  The Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, by and between REIT, Advisor and Behringer Harvard Real Estate Services, LLC, a Texas limited liability company, as amended by that certain First Amendment to Fifth Amended and Restated Advisory Management Agreement dated as of June 25, 2008, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty percent (20%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel.  McKenna Long & Aldridge LLP or such other counsel as selected by Agent.

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  See §4.2.

~~Applicable Margin.  On any date, the Applicable Margin set forth below based on the ratio of the Consolidated Total Indebtedness to the Gross Asset Value:~~

~~Pricing Level~~	~~Ratio~~	~~Applicable Margin for LIBOR Rate Loans~~		~~Applicable Margin for Base Rate Loans~~

~~Pricing Level 1~~	~~Less than or equal to 50%~~	~~1.50~~	~~%~~	~~0.00~~	~~%~~

~~Pricing Level 2~~	~~Greater than 50% but less than or equal to 60%~~	~~1.65~~	~~%~~	~~0.00~~	~~%~~

~~Pricing Level 3~~	~~Greater than 60% but less than or equal to 65%~~	~~1.80~~	~~%~~	~~0.25~~	~~%~~

~~Pricing Level 4~~	~~Greater than 65%~~	~~2.00~~	~~%~~	~~0.50~~	~~%~~

~~The initial Applicable Margin shall be at Pricing Level 4.  The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by Borrower to the Agent of the Compliance Certificate at the end of a calendar quarter.  In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 4 until such failure is cured within any applicable cure period, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.~~

~~If the consolidated financial statements of REIT and its Subsidiaries are revised, restated or otherwise adjusted, and any such adjustment establishes that the Applicable Margin was calculated at a level which resulted in lower (or higher) pricing than warranted for any period, the Borrower shall within five (5) Business Days of such determination pay to Agent for the account of the Lenders the amount of the excess that should have been paid for such period (or, if it is determined as a result of such adjustment that such Applicable Margin was originally miscalculated at a higher pricing level, the Agent shall credit the amount of such overpayment towards any additional amounts due pursuant to this paragraph).~~

Allocated Loan Amount.  The Allocated Loan Amount with respect to any Mortgaged Property means (a) the Appraised Value of such Mortgaged Property (or during the Initial Term with respect to Three Eldridge Place, the value accorded to Three Eldridge Place in the Borrowing Base Value calculation, after giving effect to the twenty-five percent (25%) limit on the value of Three Eldridge Place in such calculation) multiplied by (b) (i) 0.60 during the Initial Term, or (ii) 0.575 during the Extension Term.

Appraisal.  An MAI appraisal of the value of a parcel of Real Estate, determined on an “as-is” market value basis, performed by an independent appraiser selected by the Agent who is not an employee of Borrower or any of its Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Agent.

Appraised Value.  The “as-is” market value of a parcel of Real Estate determined by the most recent Appraisal of such Real Estate, obtained pursuant to §2.11(f) or §10.13; subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment.

Arranger.  KeyBanc Capital Markets or any successor.

Assignment and Acceptance Agreement.  See §18.1.

Assignment of Leases and Rents.  Each of the assignments of leases and rents from Borrower or a Subsidiary Guarantor that is an owner of a Mortgaged Property to the Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Subsidiary Guarantor, as the case may be, as lessor with respect to all Leases of all or any part of each Mortgaged Property, each such assignment entered into after the date hereof to be substantially in the form of Exhibit C attached hereto, with such changes thereto as Agent may reasonably require as a result of state law or practice.

Authorized Officer.  Any of the following Persons:  ~~Gary S. Bresky, Cindy Cooper~~Michael A. Ernst, Scott Fordham, Andrew Bruce, Gerald J. Reihsen, III, Thomas August, Telisa Schelin and such other Persons as Borrower shall designate in a written notice to Agent.

Balance Sheet Date.  ~~September 30, 2007.~~December 31, 2008.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate.  The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate” or (b) one half of one percent (0.5%) above the Federal Funds Effective Rate.  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

~~Base Rate Loans.  Collectively, the Revolving Credit Base Rate Loans, the Term Base Rate Loans and the Swing Loans.~~

Beacon Portfolio.  Collectively, the Real Estate located at 200 South Wacker Drive, Chicago, Illinois, 10 South Riverside and 120 South Riverside, Chicago, Illinois, and 440 South LaSalle Street, Chicago, Illinois.

Borrower.  Behringer Harvard Operating Partnership I LP, a Texas limited partnership.

Borrowing Base.  The Initial Mortgaged Properties plus any assets subsequently added as Mortgaged Properties pursuant to §5.3 of this Agreement and minus any Mortgaged Properties subsequently released pursuant to §5.4 of this Agreement.

Borrowing Base Availability.  At any time, the amount which is the lesser of (a) sixty percent (60%) of the Borrowing Base Value during the Initial Term, or fifty-seven and one-half percent (57.5%) of the Borrowing Base Value during the Extension Term and (b) the Debt Service Coverage Amount for the Mortgaged Properties.

Borrowing Base Certificate.  See §7.4(c).

Borrowing Base Value.  The Borrowing Base Value for Eligible Real Estate owned by the Borrower or any Subsidiary Guarantor included in the Borrowing Base shall be the amount which is the sum of (a) the Appraised Values of each Mortgaged Property (other than Three Eldridge Place) as most recently determined under §2.11(f) or §10.13, as applicable, plus (b) (i) during the Initial Term, the cash incurred costs of Three Eldridge Place, or (ii) during the Extension Term, the Appraised Value of Three Eldridge Place determined under §2.11(f); provided, however, that the value accorded to Three Eldridge Place for purposes of determining Borrowing Base Value shall not exceed twenty-five percent (25%) of the Borrowing Base Value until it becomes a Stabilized Property.  Notwithstanding anything in this Agreement to the contrary, Three Eldridge Place shall not be included in the calculation of Borrowing Base Value until such time as Agent has received an Appraisal of Three Eldridge Place (provided that only the Appraisal obtained pursuant to §2.11(f) shall be considered for determining the Borrowing Base Value attributable to Three Eldridge Place).

Breakage Costs.  The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a Revolving Credit LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a Revolving Credit LIBOR Rate Loan.

Building.  With respect to each Mortgaged Property or other parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of Revolving Credit LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Reserve.  For any period of four (4) consecutive fiscal quarters and with respect to any improved Real Estate, an amount equal to $0.15 multiplied by the total square footage of the Buildings in such Real Estate on a Consolidated basis.  If the term Capital Reserve is used without reference to any specific Real Estate, then the amount shall be determined on an aggregate basis with respect to all Real Estate of the Borrower and its Subsidiaries and a proportionate share of all Real Estate of all Unconsolidated Affiliates.  The Capital Reserve shall be calculated based on the total square footage of the Buildings owned (or ground leased) at the end of each fiscal quarter.

Capitalization Rate.  7.50%.

Capitalized Lease.  A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Cash Equivalents.  As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000.00; (iii) commercial paper or municipal bonds rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

~~CERCLA.  See §6.19.~~

Centreport Office Center.  The Real Estate located at 14760-14770 Trinity Boulevard, Fort Worth, Texas.

CERCLA.  The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)           following the IPO Event, any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT or the Borrower equal to at least twenty percent (20.0%);

(b)           as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or the Borrower consists of individuals who were not either (i) directors or trustees of REIT or the Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower, of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii) above (excluding, in the case of both clause (ii) and (iii) above, any individual whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors or trustees by any Person or group other than a solicitation for the election of one or more directors or trustees by or on behalf of the Board); or

(c)           REIT or the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or

(d)           the Borrower shall no longer be directly or indirectly eighty percent (80%) owned and controlled by REIT; or

(e)           the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor (subject to the terms of §5.7 ~~of §5.4~~ regarding the release of Subsidiary Guarantors); or

(f)            Prior to an Internalization with respect to the Advisor which results in the Advisor ceasing or substantially ceasing the performance of all services, any ~~two (2)~~ of Michael Ernst, Thomas August, Robert S. Aisner, Gerald J. Reihsen, III, Robert M. Behringer and Gary S. Bresky shall die or become disabled or otherwise cease to be active on a daily basis in the management of the Borrower and~~, prior to the merger of the Advisor with and into the Borrower, the Advisor, provided that if any two (2~~ the Advisor, and such event results in fewer than three (3) of such individuals being active on a daily basis in the management of the Borrower and the Advisor; provided that if fewer than three (3) of such individuals shall ~~die or become disabled or otherwise cease~~continue to be active on a daily basis in the management of the Borrower and~~, prior to the merger of the Advisor with and into the Borrower,~~ the Advisor, it shall not be a “Change of Control” if a replacement executive(s) of comparable experience and reasonably satisfactory to the Agent shall have been retained within three (3) months of such event such that there are not fewer than three (3) such individuals active in the daily management of Borrower and Advisor; or

(g)           After the Internalization with respect to the Advisor which results in the Advisor ceasing or substantially ceasing the performance of all services, any of Michael Ernst, Thomas August, Robert S. Aisner, Gerald J. Reihsen, III, Robert M. Behringer and Gary S. Bresky shall die or become disabled or otherwise cease to be active on a daily basis in the management of the Borrower or serve as board members of the Borrower, and such event results in fewer than three (3) of such individuals, at least one of whom is Michael Ernst or Thomas August, being active on a daily basis in the management of the Borrower or serving as board members of the Borrower; provided that if fewer than three (3) of such individuals shall continue to be active on a daily basis in the management of the Borrower, it shall not be a “Change of Control” if a replacement executive of comparable experience and reasonably satisfactory to the Agent shall have been retained within three (3) months of such event such that there are not fewer than three (3) such individuals active in the daily management of Borrower or serving as board members of the Borrower, provided that in all events one of Michael Ernst or Thomas August is still active on a daily basis in the management of the Borrower or is serving as a board member of the Borrower unless a replacement executive of comparable experience and reasonably satisfactory to the Agent shall have been retained within three (3) months of the date upon which neither of such Persons is still active on a daily basis in the management of Borrower or is serving as a board member of the Borrower; or

(h)           ~~(g)~~ prior to the merger of the Advisor with and into the Borrower or REIT, (i) the Borrower shall no longer be managed and advised by Advisor, or (ii) the Advisor shall no longer be directly or indirectly majority owned and controlled by Behringer Harvard Holdings.

For purposes of subsections (f) and (g) above, Robert Chapman, Andrew Bruce or Scott Fordham shall be deemed to be satisfactory replacement executives.

Closing Date.  ~~The first date on which all of the conditions set forth in §10 and §11 have been satisfied.~~December 11, 2007.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral.  All of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests and liens created by the Security Documents, including, without limitation, the Mortgaged Properties.

Commitment.  With respect to each Lender, the ~~aggregate of (a) the Revolving Credit Commitment of such Lender and (b) the Term Loan Commitment of such Lender~~amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower and to participate in Swing Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Increase.  An increase in the Total ~~Revolving Credit~~ Commitment to not more than $~~600,000,000.00~~300,000,000.00 pursuant to §~~2.11.~~2.10.

Commitment Increase Date.  See §~~2.11~~2.10(a).

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the ~~aggregate Commitments of all of the Lenders~~Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Company.  Any Person which directly owns Real Estate in which the Borrower or an Additional Pledgor directly owns an Equity Interest and through which the Borrower or such Additional Pledgor receives or is entitled to receive Distributions with respect to such Real Estate, including, without limitation, each “Company” as defined in the Pledge of Distributions and the Pledge Agreement.

Completion Date.  December 31, 2009.

Compliance Certificate.  See §7.4(c).

Condemnation Proceeds.  All compensation, awards, damages, judgments and proceeds awarded to the Borrower or a Subsidiary Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such compensation, awards, damages, judgments and proceeds.

Consolidated.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA.  With respect to any period, an amount equal to the EBITDA of REIT, the Borrower and their respective Subsidiaries for such period determined on a Consolidated basis.

Consolidated Fixed Charges.  On any date of determination, the sum of (a) Consolidated Interest Expense for the period of four (4) fiscal quarters most recently ended (both expensed and capitalized), plus (b) all regularly scheduled principal payments made with respect to Indebtedness of REIT, the Borrower and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Distributions paid during such period.  Such Person’s Equity Percentage in the fixed charges referred to above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.  Consolidated Fixed Charges of a Person and its Subsidiaries relating to Indebtedness that has been Defeased shall not be deemed part of Consolidated Fixed Charges.

Consolidated Interest Expense.  On any date of determination, without duplication, (a) total Interest Expense of REIT, the Borrower and their respective Subsidiaries determined on a Consolidated basis in accordance with GAAP for the period of four (4) fiscal quarters most recently ended, plus (b) such Person’s Equity Percentage of Interest Expense of its Unconsolidated Affiliates for such period.

Consolidated Tangible Net Worth.  The amount by which Gross Asset Value exceeds Consolidated Total Indebtedness.

Consolidated Total Indebtedness.  All Indebtedness of REIT, the Borrower and their respective Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates.  Indebtedness or other liabilities of a Person and its Subsidiaries that would otherwise be included in Consolidated Total Indebtedness that has been Defeased or paid shall not be deemed part of Consolidated Total Indebtedness.

Construction in Progress.  On a Consolidated basis for REIT, the Borrower and their respective Subsidiaries, the sum of all cash expenditures for land and improvements (including indirect costs internally allocated and development costs) in accordance with GAAP on properties that are under construction or with respect to which construction is reasonably scheduled to commence within twelve (12) months of the relevant determination.  For the purposes of calculating Construction in Progress of REIT, the Borrower and their respective Subsidiaries with respect to properties under construction of Unconsolidated Affiliates, the Construction in Progress of REIT, the Borrower and their respective Subsidiaries shall be the lesser of (a) the Investment of REIT, the Borrower or such Subsidiary in the applicable Unconsolidated Affiliate or (b) REIT’s, the Borrower’s or such Subsidiary’s pro rata share (based upon the Equity Percentage of such Person in such Unconsolidated Affiliate) of such Unconsolidated Affiliate’s Construction in Progress.

Contribution Agreement.  That certain Contribution Agreement dated of even date herewith among REIT, the Borrower, the Guarantors and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

Conversion/Continuation Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Debt Service Coverage Amount.  At any time determined by Agent, an amount equal to the maximum principal loan amount amortized over a thirty (30) year period which, when bearing interest at a rate per annum equal to the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two hundred fifty (250) basis points (2.5%) and (ii) seven percent (7%), would be payable by the monthly principal and interest payment amount resulting from dividing (a) Adjusted Net Operating Income from the Mortgaged Properties divided by 1.30 during the Initial Term or by 1.40 during the Extension Term, by (b) 12.  Attached hereto as Schedule 9 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder).  The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent demonstrable error.

Default.  See §12.1.

Default Rate.  See §~~4.12.~~4.11.

Defeased.  Indebtedness is deemed “Defeased” when it has been defeased in accordance with its terms.  In addition, the $40,000,000 of 6.00% convertible debentures issued by IPC US Real Estate Investment Trust in the aggregate outstanding principal amount of $11,294,000.00 as of the date hereof and the $60,000,000 of 5.75% convertible debentures issued by IPC US Real Estate Investment Trust in the aggregate outstanding principal amount of $56,320,000.00 as of the date hereof shall for the purposes of this Agreement be deemed “Defeased” so long as Borrower has irrevocably deposited with the applicable trustee as security cash or other liquid securities in an amount sufficient to pay all interest and principal on such obligations through maturity.

Delinquent Lender.  See §14.5(c).

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value.  In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Chatham Financial, the Agent or any Lender).

Development Property.  Real Estate currently under development that has not become a Stabilized Property or on which the improvements related to the development have not been completed, provided that such a Development Property on which all improvements related to the development of such Real Estate have been substantially completed (excluding tenants improvements) for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property, and shall be considered a Stabilized Property for the purposes of the calculation of Gross Asset Value.

Distribution.  Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding.

Distribution Interests.  Collectively, one hundred percent (100%) of the Borrower’s or a Pledgor’s right, title and interest in and to any “Distributions” (as such term is generally used in the Pledge of Distributions and the Pledge Agreement) directly from a Company.

Dividend Reinvestment Proceeds.  All dividends or other distributions, direct or indirect, on account of any Equity Interest of any Person which any holder(s) of such Equity Interests direct to be used, concurrently with the making of such dividend or distribution, for the purposes of purchasing for the account of such holder(s) additional Equity Interests in such Person or any of its Subsidiaries.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Revolving Credit Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the ~~Revolving Credit~~ Maturity Date ~~or the Term Loan Maturity Date, as applicable,~~ is converted in accordance with §4.1.

EBITDA.  With respect to a Person for any period (without duplication): (a) net income (or loss) of such Person for such period determined on a Consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; ~~and~~ (iv) extraordinary or non-recurring gains and losses, (v) gains from early extinguishment of debt, and (vi) asset management fees that are subordinate to the Obligations (which asset management fees shall not be increased except as provided in §7.15); plus (b) such Person’s pro rata share of EBITDA determined in accordance with clause (a) above of its Unconsolidated Affiliates.  “EBITDA” shall be adjusted to remove any impact of straight lining of rents and amortization of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.  EBITDA shall not include any income or other items from assets which are pledged for Indebtedness that has been Defeased.

Eldridge Construction Contract.  That certain AIA Document A121 CMc - 2003 and AGC Document 565 (Standard Form of Agreement Between Owner and Construction Manager), dated March 31, 2008, between Three Eldridge Place Owner and E.E. Reed Construction, LP, as amended by AIA Document A121 CMc - 2003 Amendment No. 1.

Eldridge Reserve.  An amount equal to one hundred ten percent (110%) of the amount reasonably estimated by Agent from time to time as all sums remaining to be paid to complete the Improvements to Three Eldridge Place under the Eldridge Construction Contract, as adjusted by Agent pursuant to §7.24.  As of the First Amendment Date, the amount of the Eldridge Reserve is $17,468,145.20.

Eligible Real Estate.  Real Estate:

(a)           which is wholly-owned in fee by the Borrower or a Subsidiary Guarantor;

(b)           which is located within the contiguous 48 States of the continental United States or the District of Columbia, excluding those States which prescribe a “single-action” or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Required Lenders with respect to a specific parcel of Real Estate;

(c)           which is improved by an income-producing office property (other than the Development Property until it is completed as required by this Agreement);

(d)           as to which all of the representations set forth in §6 of this Agreement concerning Mortgaged Property are true and correct;

(e)           as to which the Agent has received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate in the Borrowing Base; and

(f)            as to which, notwithstanding anything to the contrary contained herein, but subject to the last sentence of §5.3, the Agent and the Required Lenders have approved for inclusion in the Borrowing Base.

Eligible Real Estate Qualification Documents.  See Schedule 5.3 attached hereto.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws.  As defined in the Indemnity Agreement.

Equity Interests.  With respect to any Person, (i) any share of capital stock of (or other ownership or profit interests in) such Person; (ii) any warrant, option or other right for the purchase or other acquisition from such Person of (a) any share of capital stock of (or other ownership or profit interests in) such Person, or (b) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination; and (iii) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

Equity Offering.  The issuance and sale after the Closing Date by the Borrower or any of its Subsidiaries or REIT of any equity securities of such Person (other than equity securities issued to Borrower, REIT or any one or more of their Subsidiaries in their respective Subsidiaries).

Equity Percentage.  The aggregate ownership percentage of REIT, the Borrower or their respective Subsidiaries in each Unconsolidated Affiliate, as reasonably approved by the Agent.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with REIT or its Subsidiaries under §414 of the Code.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See §12.1.

Extension Term.  The period beginning on the Maturity Date and continuing thereafter, if exercised by Borrower pursuant to §2.11.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

First Amendment Date.  June 9, 2009, the date of that certain First Amendment to Credit Agreement and Other Loan Documents between Borrower, Agent and the Lenders, among other parties.

Funds from Operations.  With respect to any Person for any period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from extraordinary items or non-recurring gains or losses (but including gains or losses on sales of Real Estate in the ordinary course of business, e.g. build to suits), plus depreciation and amortization, plus acquisition expenses required to be expensed beginning in January 2009, plus asset management fees that are subordinate to the Obligations (which asset management fees shall not be increased except as provided in §7.15), and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Governmental Authority.  Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Gross Asset Value.  On a Consolidated basis for REIT, the Borrower and their respective Subsidiaries, Gross Asset Value shall mean at any time the sum of (without duplication with respect to any Real Estate):

(i)            with respect to each Stabilized Property owned by REIT, the Borrower or any of their respective Subsidiaries for the prior six (6) fiscal quarters (other than 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio) (x) the sum of (A) the Net Operating Income attributable to such Real Estate for the period of the four (4) consecutive fiscal quarters just ended prior to the date of determination, minus (B) the Capital Reserve for such Real Estate for such period, divided by (y) the Capitalization Rate; plus

(ii)           with respect to Real Estate acquired during the prior six (6) fiscal quarter period (other than 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio), the acquisition cost of such Real Estate; plus

(iii)          with respect to Development Properties (including, without limitation, Three Eldridge Place), the Construction in Progress of such Development Property until the earlier of (A) the one (1) year anniversary of project completion of such Real Estate (as evidenced by the issuance of a temporary or shell certificate of occupancy or similar permit) or (B) the first day of the first fiscal quarter following the date such Real Estate achieves a Lease Rate of at least eighty-five percent (85%); plus

(iv)          with respect to 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio, the acquisition cost of such Real Estate; plus

(v)           the aggregate amount of all Unrestricted Cash and Cash Equivalents of REIT, the Borrower and their respective Subsidiaries as of the date of determination; plus

(vi)          the book value determined in accordance with GAAP of Land Assets of REIT, the Borrower and their respective Subsidiaries; plus

(vii)         the lesser of the book value or outstanding principal balance of Mortgage Receivables secured by office properties ~~and the Multifamily Facility.~~; plus

(viii)        Investments in bonds of Publicly Traded REITs (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs) valued at the lesser of cost or value per GAAP; plus

(ix)          Investments in preferred or common stock of Publicly Traded REITs (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs) valued at the lesser of cost or value per GAAP; plus

(x)           Investments in Mezzanine Mortgage Receivables valued at the lesser of cost or value per GAAP.

Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  All income, expense and value associated with assets included in Gross Asset Value disposed of during the four (4) calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations.  Gross Asset Value will be adjusted to include an amount equal to REIT’s or any of its Subsidiaries’ pro rata share (based upon such Person’s Equity Percentage in such Unconsolidated Affiliate) of the Gross Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate.  Assets which are pledged for Indebtedness that has been Defeased will be excluded from Gross Asset Value.  Amounts or assets held by an intermediary in connection with an Investment permitted by § 8.3(s) shall also be excluded from Gross Asset Value.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  Collectively, REIT, the Subsidiary Guarantors and each Additional Guarantor, and individually any one of them.

Guarantor Collateral.  See §5.3.

Guaranty.  The Unconditional Guaranty of Payment and Performance dated of even date herewith made by REIT, the Subsidiary Guarantors and each Additional Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  As defined in the Indemnity Agreement.

Improvements.  The improvements partially constructed and to be constructed at Three Eldridge Place more particularly described in the Plans and Specifications (which shall not include any tenant improvements), any offsite improvements and any existing improvements at Three Eldridge Place not to be demolished.

Increase Notice.  See §~~2.11~~2.10(a).

Indebtedness.  With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) ~~obligation~~obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests~~),~~ and excluding obligations under agreements for the purchase of real property not constituting “Indebtedness” under subclause (b) so long as no suit or proceeding shall be filed or commenced against the Borrower, any  Guarantor, any Material Subsidiary or any of their respective assets with respect to any such real property purchase agreement, which in the good faith business judgment of the Required Lenders, after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto, and based on the information available to them, if adversely determined, would have a Material Adverse Effect); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim ), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage in such Unconsolidated Affiliates) of any Unconsolidated Affiliate of such Person; provided that Indebtedness that would otherwise meet one of the requirements above that has been Defeased shall not be deemed Indebtedness.  “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and Guarantors, including, without limitation the owners of the Mortgaged Properties, in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which the Borrower and each Guarantor agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.

Initial Mortgaged Properties.  The Initial Mortgaged Properties shall include, collectively, Three Eldridge Place, 5104 Eisenhower Boulevard, 5 Wayside, 15 Wayside, Westway One, One Briarlake Plaza and Centreport Office Center.

Initial Term.  The initial term of the loan beginning on December 11, 2007 and ending on December 11, 2010.

Insurance Proceeds.  All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such insurance, proceeds, damages and claims.

Interest Expense.  On any date of determination, with respect to REIT, the Borrower and their respective Subsidiaries, without duplication, (a) interest incurred (in accordance with GAAP) for the period of four (4) fiscal quarters most recently ended, including capitalized interest not funded under a construction loan, plus (b) REIT’s, the Borrower’s and their respective Subsidiaries’ Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.  Interest Expense shall exclude the effect of any mark to market of assumed debt pursuant to FAS 157 or FAS ~~141.~~141 and exclude breakage costs from any interest rate hedging products.

Interest Payment Date.  As to each Loan, the first (1st) day of each calendar month during the term of such Loan.

Interest Period.  With respect to each Revolving Credit LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Revolving Credit LIBOR Rate Loan and ending one, two, three or six months thereafter (provided, however, until the completion of the syndication of the Loan as determined by Agent, the interest period for any Revolving Credit LIBOR Rate Loan shall be one month), and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period with respect to a Revolving Credit LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii)           if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected Revolving Credit LIBOR Rate Loan as a Revolving Credit Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(iii)          any Interest Period pertaining to a Revolving Credit LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)          no Interest Period relating to any ~~LIBOR Rate Loan shall extend beyond the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable.~~Revolving Credit LIBOR Rate Loan shall extend beyond the Maturity Date.

Internalization.  Any transaction or series of related transactions (including, without limitation, mergers, consolidations, stock or other ownership interest purchases or modifications of agreements) whereby (1) either the then current Advisor or the corporate level property manager of REIT (the “Property Manager”) ceases or reduces the level of its respective services accompanied by an elimination or a commensurate reduction of the amount of the fees payable to the Advisor or Property Manager under then existing arrangements, (2) REIT or any of its Subsidiaries employs persons previously employed by the Advisor or Property Manager and (3) REIT or any of its wholly owned Subsidiaries subsequently is to perform all or some of the duties previously performed by the Advisor or Property Manager.  In connection with such transaction or series of transactions the Advisor or Property Manager, or its direct or indirect owners may (or may not) receive consideration from REIT or its Subsidiaries.  Notwithstanding the foregoing, no transaction or series of related transactions shall constitute an Internalization unless each of the following conditions are satisfied:  (a) Borrower shall give prior written notice to Agent of any such transaction; (b) a majority of the independent directors or a committee made up of a majority of the independent directors of the Board of REIT has approved the transaction, and if required by applicable law or any applicable agreements, such transaction has been approved by the requisite shareholders of REIT; (c) Borrower has provided to Agent evidence reasonably satisfactory to Agent that, after taking account of the likely financial impact of such transaction, Borrower projects to be in compliance with the covenants set forth in §9 through the remaining term of the Loan (including any extension thereof); (d) not less than eighty percent (80%) of the consideration paid in any such transaction shall be paid in the form of (i) common or preferred stock of REIT or (ii) unsecured Indebtedness of REIT that is subordinate in right and time of payment to the Obligations (on terms and conditions reasonably satisfactory to Agent), or a combination thereof; (e) in the event that the name of Borrower or any Guarantor is to be changed as a result of such transaction, Borrower and the Guarantors shall have executed, delivered, recorded and/or filed such documents (including amendments to financing statements) as Agent may reasonably require; and (f) Borrower will promptly give written notice to Agent following completion of any such transaction, together with copies of such documents, organizational charts and other items as Agent may reasonably request.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, ~~or~~ (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, or (iii) operating Leases (of real or personal property) entered into by such Person in the ordinary course of business as a lessee.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each

Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) shall be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

IPC Portfolio.  The Real Estate located at 4828, 4848, and 4888 Loop Central Drive, Houston, Texas, 6075 Poplar Avenue, Memphis, Tennessee, 300 South 4th Street, Las Vegas, Nevada, 21 East State Street, Columbus, Ohio, 200, 210, 220 Athens Way, Nashville, Tennessee, 30 South 17th Street, Philadelphia, Pennsylvania, 900 Elm Street, Manchester, New Hampshire, 301-307 N. Hurstbourne Parkway, Louisville, Kentucky, 9420 Bunsen Parkway, Louisville, Kentucky, 9200 Shelbyville Road, Louisville, Kentucky, 9300 Shelbyville Road, Louisville, Kentucky, 101-315 Whittington Parkway, Louisville, Kentucky, 100 Mallard Creek Road, Louisville, Kentucky, 10 Chestnut Street, Worchester, Massachusetts, 22 Elm Street, Worcester, Massachusetts, 101 Bullitt Lane, Louisville, Kentucky, 9410 Bunsen Parkway, Louisville, Kentucky, 301 North Main Street, Wichita, Kansas, 2024 and 1938 North Woodlawn Street, Wichita, Kansas, One Edgewater Plaza, New York (Staten Island), New York, 123 Tice Boulevard, Woodcliff Lake, New Jersey, 1100 Poydras Street, New Orleans, Louisiana, 1301 Chestnut Street, Philadelphia, Pennsylvania, 1650 Arch Street, Philadelphia, Pennsylvania, 800 Superior Avenue East, Cleveland, Ohio, 222 Bloomingdale Road, White Plains, New York, 100-737 Executive Park, Louisville, Kentucky, 801 Thompson Avenue, Washington, D.C. (Rockville), Maryland, 100 2nd Avenue South, St. Petersburg, Florida, 500 East Pratt Street, Baltimore, Maryland, 2300 SW 145th Avenue, Miami (Miramar), Florida, and 14700 Caribbean Way, Miami (Miramar), Florida, collectively.

IPO Event.  A public Equity Offering of equity interests of REIT, the shares of such offering being listed on the New York Stock Exchange or such other national exchange approved by the Agent, such approval not to be unreasonably withheld.

Issuing Lender.  KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.

Joinder Agreement.  The Joinder Agreement with respect to the Guaranty, the Contribution Agreement and the Indemnity Agreement to be executed and delivered pursuant to §~~5.2~~5.5 by any Additional Guarantor, such Joinder Agreement to be substantially in the form of Exhibit D hereto.

KeyBank.  As defined in the preamble hereto.

Land Assets.  Land with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following six (6) months.  A Land Asset shall cease to be a Land Asset when it becomes a Development Property.

Lease Notice.  See § 7.13.

Leased Rate.  With respect to Real Estate at any time, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Real Estate actually leased by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no default has occurred and has continued unremedied for 30 or more days to (b) the aggregate Net Rentable Area of such Real Estate.

Leases.  Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

Lease Summaries.  Summaries or abstracts of the material terms of the Leases.  Such Lease Summaries shall be in form and substance reasonably satisfactory to the Agent.

Lenders.  KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18)~~; and collectively, the Revolving Credit Lenders, the Term Loan Lenders and~~, including, without limitation, the Swing ~~Line~~Loan Lender.  The Issuing Lender shall be a ~~Revolving Credit~~ Lender, as applicable.

Letter of Credit.  Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §~~2.10.~~2.9.

Letter of Credit Liabilities.  At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan).  For purposes of this Agreement, a ~~Revolving Credit~~ Lender (other than the ~~Revolving Credit~~ Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §~~2.10,~~2.9, and the ~~Revolving Credit~~ Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the ~~Revolving Credit~~ Lenders other than the ~~Revolving Credit~~ Lender acting as the Issuing Lender of their participation interests under such Section.

Letter of Credit Request.  See §~~2.10~~2.9(a).

LIBOR.  For any Revolving Credit LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR 01 Page at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus ~~the Applicable Margin for such Loan~~fifty (50) basis points (0.5%).  For any period during which a Reserve Percentage shall apply, LIBOR with respect to Revolving Credit LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Revolving Credit LIBOR Rate Loans.~~LIBOR Rate Loans.  Collectively, the Revolving Credit LIBOR Rate Loans and the Term LIBOR Rate Loans.~~

Lien.  See §8.2.

Loan Documents.  This Agreement, the Notes, the Letter of Credit Request, the Security Documents, ~~the Subordination of Management Fee Agreements~~ and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

Loan Request.  See §~~2.7.~~2.6.

Loan and Loans.  An individual loan or the aggregate loans (including a Revolving Credit Loan (or Loans)~~, Term Loan (or Loans)~~   and a Swing Loan (or Loans)), as the case may be, to be made by the Lenders hereunder.  All Loans shall be made in Dollars.  Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in §~~2.10~~2.9(a).

~~Majority Revolving Credit Lenders.  As of any date, any Revolving Credit Lender or collection of Revolving Credit Lenders whose aggregate Revolving Credit Commitment Percentage is greater than sixty-six and 7/10 percent (66.7%); provided that in determining said percentage at any given time, all the existing Revolving Credit Lenders that are Delinquent Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Delinquent Lenders.~~

Major Tenant.  A tenant of the Borrower or any Subsidiary Guarantor which leases space in a Mortgaged Property pursuant to a Lease which entitles it to occupy 25,000 square feet or more.

Management Agreements.  Agreements to which any Person that owns a Mortgaged Property is a party, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

Material Adverse Effect.  A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of REIT, the Borrower and their respective Subsidiaries considered as a whole; (b) the ability of REIT, the Borrower or any Subsidiary Guarantor to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of Agent in the Collateral; or (d) or the rights or remedies of Agent or the Lenders thereunder.

Material Subsidiary.  Any existing or future Wholly Owned Subsidiary of the Borrower which, at ~~any~~the time of determination, (a) has assets that constitute five percent (5%) or more of the Gross Asset Value, (b) owns a Real Estate asset, or (c) ~~any Subsidiary of Borrower which~~ is required by Agent to grant Collateral pursuant to §5.3.

Maturity Date.  December 11, 2010, as such date may be extended as provided in §2.11, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Mezzanine Mortgage Receivables.  Mezzanine loans secured by equity interests in Persons owning properties of the types described in §§8.3(h)(i), (m) or (o), which are being paid on a current basis and performing in accordance with their terms, and which Mezzanine Mortgage Receivables include, without limitation, the indebtedness secured by a related first priority pledge agreement or assignment of interests.

Moody’s.  Moody’s Investor Service, Inc.

Mortgaged Property or Mortgaged Properties.  At the time of determination, the Eligible Real Estate owned by the Borrower or a Subsidiary Guarantor that is security for the Obligations pursuant to the Mortgages (including, without limitation, as of the First Amendment Date, the Initial Mortgaged Properties).

Mortgage Receivable.  A mortgage loan on one or more income-producing properties which is being paid on a current basis and performing in accordance with its terms, ~~which is originated by Borrower or a Guarantor,~~ and which Mortgage Receivable includes, without limitation, the indebtedness ~~evidenced by a note and~~ secured by a related first mortgage.

Mortgages.  The Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower or a Subsidiary Guarantor to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), as the same may be modified or amended, pursuant to which the Borrower or a Subsidiary Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple of an Initial Mortgaged Property or any other Mortgaged Property, as security for the Obligations, each such mortgage entered into after the date hereof to be substantially in the form of Exhibit E for mortgages or Exhibit F for deeds of trust, each attached hereto, with such changes thereto as Agent may reasonably require as a result of state law or practice.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.

~~Multifamily Facility.  The $100,000,000 (increasable to $400,000,000) revolving credit facility dated April 2, 2007 provided by Borrower to Behringer Harvard Multifamily OP I LP.~~

Net Income (or Loss).  With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Net Offering Proceeds.  The gross cash proceeds received by the Borrower or any of its Subsidiaries or REIT as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by the Borrower or such Subsidiary or REIT in connection therewith.  Net Offering Proceeds shall not include cash proceeds received by a Subsidiary as a result of an investment by a joint venture partner.

Net Operating Income.  For any Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area and other tenant reimbursements and other revenue (including interest income) for such Real Estate for such period received in the ordinary course of business from tenants in occupancy (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT, the Borrower and their respective Subsidiaries and any property management fees), minus (c)  the greater of (i) actual property management expenses of such Real Estate or (ii) an amount equal to three percent (3.0%) of the gross revenues from such Real Estate.  “Net Operating Income” shall be adjusted to remove any impact of straight lining of rents and amortization of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.  Notwithstanding anything in this Agreement to the contrary, for the purposes of calculating the Debt Service Coverage Amount with respect to any Mortgaged Property that is subject to a Nokia Lease, the following provisions shall apply during the Extension Term only:  (x) if the tenant under any Nokia Lease fails to extend the term of the applicable Nokia Lease on or before December 11, 2010, or if having properly exercised such extension option the tenant thereafter withdraws such extension or such extension is otherwise no longer effective, then from and after the occurrence of any such event (but subject to the following clause (y)) any Net Operating Income attributable to such Nokia Lease for any periods after the occurrence of such event shall be excluded from the calculation of Net Operating Income for such Mortgaged Property; and (y) in the event that any of the events described in clause (x) above shall have occurred and thereafter either (i) the tenant under the applicable Nokia Lease irrevocably extends the applicable Nokia Lease, (ii) the applicable owner of such Mortgaged Property enters into a new Lease for all or a portion of the premises leased under such Nokia Lease in accordance with the terms of the Loan Documents or (iii) the owner of Three Eldridge Place enters into a Lease for all or any portion of Three Eldridge Place in accordance with the terms of the Loan Documents (which Lease has not yet commenced payment, but would first commence payment upon or following the expiration of the applicable Nokia Lease), then any Net Operating Income attributable to such Nokia Lease that has been excluded from the calculation of Net Operating Income for such Mortgaged Property may be included in such calculation to the extent otherwise consistent with the definition of Net Operating Income (provided that if the Net Operating Income attributable to a new lease, whether for the Mortgaged Property subject to the Nokia Lease or Three Eldridge Place, is less then the Net Operating Income attributable to the applicable Nokia Lease, then Net Operating Income from such Nokia Lease may only be included, on a dollar for dollar basis, in an amount equal to the Net Operating Income attributable to such new Lease).

Net Rentable Area.  With respect to any Real Estate, the floor area of any buildings, structures or other improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

Nokia Leases.  Individually or collectively, as the context may permit, (i) that certain Lease between Arthur J. Gutierrez and John A. Cataldo, as Trustees of Wayside Land Realty Trust, U/D/T Dated January 15, 1998 and recorded with the Middlesex South Registry of Deeds in Book 28165, page 175 (“Wayside Realty Trust”), as landlord, and Nokia Networks, Inc., as successor to Nokia Telecommunications Inc., a Delaware corporation, as tenant, dated as of January 27, 1999, as amended by that certain First Amendment to Lease dated as of May 1, 2000, as amended by that certain Second Amendment to Lease dated October 3, 2000, as amended by that certain Third Amendment to Lease dated as of January 31, 2001, and as amended by that certain Fourth Amendment to Lease dated as of March 31, 2003, and as assigned by Wayside Realty Trust to Behringer Harvard Wayside, LLC, a Delaware limited liability company, as landlord, pursuant to that certain Assignment and Assumption Agreement dated December 8, 2006, as the same may be further modified or amended, and (ii) that certain Lease between Arthur J. Gutierrez and John A. Cataldo, as Trustees of Wayside Realty Trust II, U/D/T dated March 23, 1999 and recorded with the Middlesex South Registry of Deeds in Book 29968, page 199 (“Wayside Realty Trust II”), as landlord, and Nokia Internet Communications Inc., a Delaware corporation, as tenant, dated as of September 15, 2000, as amended by that certain First Amendment to Lease dated January 31, 2001, as amended by that certain Second Amendment to Lease dated November 14, 2001, and as amended by that certain Third Amendment to Lease dated March 31, 2003, and as assigned by Wayside Realty Trust II to Behringer Harvard Wayside, LLC, a Delaware limited liability company, as landlord, pursuant to that certain Assignment and Assumption Agreement dated December 8, 2006, as the same may be further modified or amended.

Non-Recourse Exclusions.  With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness; (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document); or (v) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness.  With respect to a Person, (a) Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness of such Person.  A loan secured by multiple properties owned by Single Asset Entities shall be considered Non-Recourse Indebtedness of such Single Asset Entities even if such Indebtedness is cross-defaulted and cross-collateralized with the loans to such other Single Asset Entities.

Notes.  Collectively, the Revolving Credit Notes~~, the Term Loan Notes~~ and the Swing Loan Note.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Off-Balance Sheet Obligations. Liabilities and obligations of REIT, the Borrower or any of their respective Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted ~~therefore~~therefor).  As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33—8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

One Briarlake Plaza.  The Real Estate located at 2000 W. Sam Houston Parkway South, Houston, Texas.

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.  With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets.  Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Plans and Specifications:  Detailed plans and specifications for the Improvements, as delivered or made available to the Agent prior to the First Amendment Date, as modified hereafter with Agent’s prior written approval or as otherwise expressly permitted by this Agreement.

Pledge Agreement.  The Pledge Agreement dated of even date herewith made by Borrower in favor of Agent for the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Pledge of Distributions.  The Pledge of Distributions dated as of even date herewith by which the Pledgors will collaterally assign to Agent the Distribution Interests from all of the partnership, shareholder and/or membership interests owned by such Persons in the Companies, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Pledgors.  Collectively, the Borrower and each Additional Pledgor, and individually any one of them.

Potential Collateral.  Any property of the Borrower or a Subsidiary Guarantor which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and the completion and delivery of Eligible Real Estate Qualification Documents.

Preferred Distributions.  For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Borrower or any of its Subsidiaries or REIT.  Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

Preferred Securities.  With respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

~~Prepayment Period.  The period from the date of this Agreement through and including December 11, 2008.~~

~~Pricing Level.  Such term shall have the meaning established within the definition of Applicable Margin.~~

Publicly Traded REIT.  A real estate investment trust that complies with all requirements and applicable laws and regulations necessary to maintain REIT Status and continues to receive REIT Status, and whose common stock is listed for trading and traded on the New York Stock Exchange or another national stock exchange approved by Agent.

Real Estate.  All real property ~~at any~~, including, without limitation, the Mortgaged Properties, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by REIT, the Borrower or any of their respective Subsidiaries, or an Unconsolidated Affiliate of the Borrower and which is located in the United States of America or the District of Columbia.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT, the Borrower or any of their respective Subsidiaries.  Recourse Indebtedness shall not include Non-Recourse Indebtedness.

Register.  See §18.2.

REIT.  Behringer Harvard REIT I, Inc., a Maryland corporation.

REIT Status.  With respect to a Person, its status as a real estate investment trust as defined in §856(a) of the Code.

Release.  Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances.

Rent Roll.  A report prepared by the Borrower showing for all Real Estate, including, without limitation, each Mortgaged Property, owned or leased by the Borrower or its Subsidiaries, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.

Required Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Delinquent Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Delinquent Lenders.

Reserve Percentage.  For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other ~~governmental or quasi-governmental authority~~Governmental Authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Revolving Credit Base Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Base Rate, including, without limitation, the Swing Loans.

~~Revolving Credit Commitment.  With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s Revolving Credit Commitment to make or maintain Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower and to participate in Swing Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.~~

~~Revolving Credit Commitment Percentage.  With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender’s percentage of the Total Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Revolving Credit Commitments of the Revolving Credit Lenders have been terminated as provided in this Agreement, then the Revolving Credit Commitment of each Revolving Credit Lender shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.~~

Revolving Credit Extension Request.  See §~~2.12.~~2.11.

~~Revolving Credit Lenders.  Collectively, the Lenders which have a Revolving Credit Commitment, the initial Revolving Credit Lenders being identified on Schedule 1.1 hereto.~~

Revolving Credit LIBOR Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to LIBOR.

Revolving Credit Loan or Loans.  An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $~~300,000,000.00~~193,000,000.00 (subject to increase as provided in §~~2.11~~2.10) to be made by the

~~Revolving Credit~~ Lenders hereunder as more particularly described in §2.  Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §~~2.10~~2.9(f).

~~Revolving Credit Maturity Date.  December 11, 2010, as such date may be extended as provided in §2.12, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.~~

Revolving Credit Notes.  See §2.1(b).

SEC.  The federal Securities and Exchange Commission.

Secured Debt.  With respect to REIT, the Borrower or any of their respective Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a Consolidated basis outstanding at such date and that is secured in any manner by any Lien.

Security Documents.  Collectively, the Acknowledgements, the Joinder Agreements, the Pledge Agreement, the Pledge of Distributions, the Mortgages, the Assignments of Leases and Rents, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

Single Asset Entity.  A bankruptcy remote, single purpose entity which is a Subsidiary of the Borrower and which is not a Subsidiary Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions).

S&P.  Standard & Poor’s Ratings Group.

Stabilized Property.  A completed project that has achieved a Leased Rate of at least eighty-five percent (85%) for a period of not less than thirty (30) consecutive days, provided that a Development Property on which all improvements related to the development of such Real Estate have been substantially completed (excluding tenants improvements) for at least twelve (12) months shall constitute a Stabilized Property.  Once a project becomes a Stabilized Property under this Agreement, it shall remain a Stabilized Property.

State.  A state of the United States of America and the District of Columbia.

Subordination of Advisory Agreement.  The Subordination of Advisory Agreement dated as of the date hereof and entered into between REIT, the Advisor and Behringer Harvard Real Estate Services, LLC, a Texas limited liability company evidencing the subordination of the advisory fees payable by REIT pursuant to the Advisory Agreement to the Obligations, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Subordination, Attornment and Non-Disturbance Agreement.  An agreement among the Agent, the Borrower or a Subsidiary Guarantor and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the applicable Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Mortgage, and the Agent agrees to not disturb the possession of such tenant, such agreement to be in form and substance reasonably satisfactory to Agent.

Subsidiary.  For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

Subsidiary Guarantors.  Initially, those Persons described on Schedule 1.2 hereto and each Additional Guarantor, including, without limitation, any Subsidiary of Borrower that is the direct or indirect owner of a Mortgaged Property.  Upon any Additional Guarantor becoming a Subsidiary Guarantor or upon the release of a Subsidiary Guarantor in accordance with the terms of this Agreement, Agent may unilaterally amend Schedule 1.2.

Survey.  An instrument survey of each parcel of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Surveyor Certification.  With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date prior to inclusion of such Mortgaged Property in the Borrowing Base and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Swing Loan.  See §~~2.5~~2.4(a).

Swing Loan Commitment.  The sum of $25,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender.  KeyBank, in its capacity as Swing Loan Lender and any successor thereof.

~~Swing Loan Commitment.  The sum of $50,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.~~

Swing Loan Note.  See §~~2.5(b).~~2.4(b).

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Tenant In Common Asset.  Real Estate jointly owned by more than one Person, the ownership of which is in the form of undivided interests as tenants in common in such Real Estate, other than Real Estate wholly owned by REIT, the Borrower and any of their respective Subsidiaries individually or collectively as tenants in common.

~~Term Base Rate Loans.  The Term Loans bearing interest by reference to the Base Rate.~~

~~Term LIBOR Rate Loans.  The Term Loans bearing interest by reference to LIBOR.~~

~~Term Loan or Term Loans.  An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $200,000,000.00 made by the Term Loan Lenders hereunder.~~

~~Term Loan Commitment.  As to each Term Loan Lender, the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to the Borrower.~~

~~Term Loan Commitment Percentage.  With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender’s percentage of the aggregate Term Loan to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.~~

~~Term Loan Extension Request.  See §2.13(a).~~

~~Term Loan Lenders.  Collectively, the Lenders which have a Term Loan Commitment, the initial Term Loan Lenders being identified on Schedule 1.1 hereto.~~

~~Term Loan Maturity Date.  December 11, 2010, as such date may be extended as provided in §2.13, or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.~~

~~Term Loan Note.  A promissory note made by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit C hereto.~~

Three Eldridge Place.  The Real Estate located at 737 Eldridge Parkway, Houston, Texas.

Three Eldridge Place Owner.  Behringer Harvard Eldridge Land LP, a Texas limited partnership, and its successors and assigns.

Titled Agents.  The Arranger, and any co-syndication agents or documentation agent.

Title Insurance Company.  Chicago Title Company and/or any other title insurance company or companies approved by the Agent and the Borrower.

Title Policy.  With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as the Agent may reasonably require based upon the fair market value of the applicable Mortgaged Property insuring the priority of the Mortgage thereon and that the Borrower or a Subsidiary Guarantor, as applicable, holds marketable or indefeasible (with respect to Texas) fee simple title to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Mortgaged Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Mortgaged Property, (vii) “first loss” and “last dollar” endorsements, and (viii) a utility location endorsement.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Commitment is ~~Five Hundred Million and No/100 Dollars ($500,000,000.00).  The Total Commitment may increase in accordance with §2.11.Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Revolving Credit Commitment is Three Hundred~~One Hundred Ninety-Three Million and No/100 Dollars ($~~300,000,000.00~~193,000,000.00).  The Total ~~Revolving Credit~~ Commitment may increase in accordance with §~~2.11.~~2.10.

Type.  As to any Loan, its nature as a Revolving Credit Base Rate Loan or a Revolving Credit LIBOR Rate Loan.

Unconsolidated Affiliate.  In respect of any Person, any other Person in whom such Person holds an Investment, (a) which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.

Unhedged Variable Rate Debt.  Any Indebtedness with respect to which the interest is not fixed (or hedged to a fixed rate) for the entire term of such Indebtedness to maturity.

Unrestricted Cash and Cash Equivalents.  As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value).  As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person.

Unsecured Debt.  Indebtedness of REIT, the Borrower and their respective Subsidiaries outstanding at any time which is not Secured Indebtedness.

Westway One.  The Real Estate located at 11210 Equity Drive, Houston, Texas.

Wholly Owned Subsidiary.  As to the Borrower, any Subsidiary of Borrower that is directly or indirectly owned 100% by the Borrower.

§1.2         Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification of such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)           The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)            Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)            The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)           In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(l)            Notwithstanding anything to the contrary in this Agreement, except for the purposes of the financial statements required to be delivered under §§7.4(a) and (b), wherever a reference is made in this Agreement to a matter being Consolidated in accordance with GAAP or a similar phrase, in lieu of being Consolidated in accordance with GAAP such matter (including any requirement that a calculation of any limitation or covenant be made in accordance with GAAP) shall be presented or calculated, as applicable, based on the pro rata share of the ownership interests of any Person held by REIT, the Borrower and their respective Subsidiaries, such pro rata share of such ownership interests to be based on the right of REIT, the Borrower and their respective Subsidiaries, as applicable, to receive cash flow and other distributions, as reasonably approved by the Agent.

§2.           THE CREDIT FACILITY.

§2.1         Revolving Credit Loans.

(a)           Subject to the terms and conditions set forth in this Agreement, each of the ~~Revolving Credit~~ Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the ~~Revolving~~

~~Credit~~ Maturity Date upon notice by the Borrower to the Agent given in accordance with §~~2.7,~~2.6, such sums as are requested by the Borrower for the purposes set forth in §~~2.9~~2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment and (ii) such ~~Revolving Credit Lender’s Revolving Credit~~Lender’s Commitment Percentage of the sum of (A) the Borrowing Base Availability minus (B) the sum of (1) the amount of all outstanding Revolving Credit Loans and Swing Loans, and (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans and Letter of Credit Liabilities shall not at any time exceed the Total ~~Revolving Credit~~ Commitment and the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans~~, Term Loans~~ and Letter of Credit Liabilities shall not at any time exceed the Total Commitment~~.~~ or cause a violation of the covenant set forth in §9.1.  The Revolving Credit Loans shall be made pro rata in accordance with each ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §10 and §11 have been satisfied on the date of such request.  The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a ~~Revolving Credit~~ Lender that such conditions have not been satisfied.  No ~~Revolving Credit~~ Lender shall have any obligation to make Revolving Credit Loans to the Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Revolving Credit Note.

(b)           The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions.  One Revolving Credit Note shall be payable to the order of each ~~Revolving Credit~~ Lender in the principal amount equal to such ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such ~~Revolving Credit~~ Lender, plus interest accrued thereon, as set forth below.  The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each ~~Revolving Credit~~ Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

~~§Commitment to Lend Term Loan.  Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders severally agrees to lend to the Borrower on the Closing Date such Term Loan Lender’s Term Loan Commitment, which Term Loans shall be evidenced by the Term Loan Notes.~~

§2.2         Facility Unused Fee.  The Borrower agrees to pay to the Agent for the account of the ~~Revolving Credit~~ Lenders in accordance with their respective ~~Revolving Credit~~ Commitment Percentages a facility unused fee calculated in accordance with §4.4 at the rate per annum as set forth below on the average daily amount by which the Total ~~Revolving Credit~~ Commitment exceeds the outstanding principal amount of Revolving Credit Loans, Swing Loans and the face amount of Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the ~~Revolving Credit~~ Maturity Date.  The facility unused fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Revolving Credit Loans and Swing Loans and the face amount of Letters of Credit Outstanding during such quarter to (b) the Total ~~Revolving Credit~~ Commitment, and if such ratio is less than or equal to fifty percent (50%), the facility unused fee shall be payable at the rate of 0.20%, and if such ratio is greater than fifty percent (50%), the facility unused fee shall be payable at the rate of 0.15%.  The facility unused fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the ~~Revolving Credit~~ Commitments shall be reduced or shall terminate as provided in §~~2.4,~~2.3, with a final payment on the ~~Revolving Credit~~ Maturity Date.

§2.3         Reduction and Termination of the ~~Revolving Credit~~ Commitments.  The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total ~~Revolving Credit~~ Commitment be reduced in such manner to an amount less than $100,000,000.00) or to terminate entirely the ~~Revolving Credit~~ Commitments, whereupon the ~~Revolving Credit~~ Commitments of the ~~Revolving Credit~~ Lenders shall be reduced pro rata in accordance with their respective ~~Revolving Credit~~ Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letter of Credit Liabilities would exceed the ~~Revolving Credit~~ Commitments of the ~~Revolving Credit~~ Lenders as so terminated or reduced.  Promptly after receiving any notice from the Borrower delivered pursuant to this §~~2.4,~~2.3, the Agent will notify the ~~Revolving Credit~~ Lenders of the substance thereof.  The Total Commitment shall also be reduced as provided in §5.4 and §7.7.  Any reduction of the ~~Revolving Credit~~ Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Loans and Letters of Credit.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the ~~Revolving Credit~~ Lenders the full amount of any facility fee under §~~2.3~~2.2 then accrued on the amount of the reduction.  No reduction or termination of the ~~Revolving Credit~~ Commitments may be reinstated.

§2.4         Swing Loan Commitment.

(a)           Subject to the terms and conditions set forth in this Agreement, Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the ~~Revolving Credit~~ Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §~~2.9~~2.8 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; (ii) no ~~Revolving Credit~~ Lender shall be a Delinquent Lender (provided Swing Loan Lender may, in its sole discretion, be entitled to waive this condition); (iii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the lesser of (A) the Total ~~Revolving Credit Commitment; and (iv) the outstanding principal amount of the Revolving Credit Loans, Term Loans and Swing Loans (after giving effect to all amounts requested), plus Letter of Credit Liabilities shall not at any time exceed the Total Commitment.~~Commitment or (B) the Borrowing Base Availability, or cause a violation of the covenant set forth in §9.1.  Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder.  The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11 have been satisfied on the date of such funding.  The Swing Loan Lender may assume that the conditions in §10 and §11 have been satisfied unless Swing Loan Lender has received written notice from a ~~Revolving Credit~~ Lender that such conditions have not been satisfied.  Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §~~2.5~~2.4(d) below) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided.

(b)           The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit B hereto (the “Swing Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below.  The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

(c)           The Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $1,000,000.00) and providing the wire instructions for the delivery of the Swing Loan proceeds.  The Loan Request shall also contain the statements and certifications required by §~~2.7~~2.6(i) and (ii).  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date.  Notwithstanding anything herein to the contrary, a Swing Loan shall be a Revolving Credit Base Rate Loan and shall bear interest at the Base Rate plus ~~the Applicable Margin for Revolving Credit Base Rate Loans~~fifty (50) basis points (0.5%).  The proceeds of the

Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m. (Cleveland time).

(d)           The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each ~~Revolving Credit~~ Lender, including the Swing Loan Lender, to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given.  In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) on the second (2nd) Business Day after the Drawdown Date with respect to such Swing Loan, Agent shall notify the ~~Revolving Credit~~ Lenders that such Revolving Credit Loan shall be a Revolving Credit LIBOR Rate Loan with an Interest Period of one (1) month, provided that the making of such Revolving Credit LIBOR Rate Loan will not be in contravention of any other provision of this Agreement, or if the making of a Revolving Credit LIBOR Rate Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Revolving Credit Base Rate Loan.  The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §~~2.5~~2.4(d) shall be considered a Revolving Credit Loan pursuant to §2.1.  Unless any of the events described in paragraph (h), (i) or (j) of §12.1 shall have occurred (in which event the procedures of §~~2.5~~2.4(e) shall apply), each ~~Revolving Credit~~ Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the ~~Revolving Credit~~ Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes.  The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(e)           If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §~~2.5~~2.4(d), each ~~Revolving Credit~~ Lender will, on the date such Revolving Credit Loan pursuant to §~~2.5~~2.4(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its ~~Revolving Credit~~ Commitment Percentage of such Swing Loan.  Each ~~Revolving Credit~~ Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such ~~Revolving Credit~~ Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

(f)            Whenever at any time after the Swing Loan Lender has received from any ~~Revolving Credit~~ Lender such ~~Revolving Credit~~ Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such ~~Revolving Credit~~ Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such ~~Revolving Credit~~ Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such ~~Revolving Credit~~ Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

(g)           Each ~~Revolving Credit~~ Lender’s obligation to fund a Revolving Credit Loan as provided in §~~2.5~~2.4(d) or to purchase participation interests pursuant to §~~2.5~~2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such ~~Revolving Credit~~ Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of REIT, the Borrower or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or any Guarantor or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and Swing Loan Lender as against such ~~Revolving Credit~~ Lender as a Revolving Credit Loan which was not funded by the non-purchasing ~~Revolving Credit~~ Lender as contemplated by §~~2.8~~2.7 and §12.5, and shall have such rights and remedies against such ~~Revolving Credit~~ Lender as are set forth in §§~~2.8,~~2.7, 12.5 and 14.5.  Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each ~~Revolving Credit~~ Lender under its ~~Revolving Credit~~ Commitment.

§2.5         Interest on Loans.

(a)           Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on, but excluding, the date on which such Revolving Credit Base Rate Loan is repaid or converted to a Revolving Credit LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus ~~the Applicable Margin for Base Rate Loans~~fifty (50) basis points (0.5%).

(b)           Each Revolving Credit LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus ~~the Applicable Margin for LIBOR Rate Loans~~two hundred seventy-five (275) basis points (2.75%).

~~(c)           Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on, but excluding, the date on which such Term Base Rate Loan is repaid or is converted to a Term LIBOR Rate Loan at a rate per annum equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate.~~

~~(d)           Each Term LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin for LIBOR Rate Loans.~~

(c)           ~~(e)~~ The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)           ~~(f)~~ Revolving Credit Base Rate Loans and Revolving Credit LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.6                          Requests for Revolving Credit Loans.  Except with respect to the initial Revolving Credit Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit ~~E~~G hereto (or telephonic notice confirmed in writing in the form of Exhibit ~~E~~G hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to Revolving Credit LIBOR Rate Loans.  Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date.  Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §~~2.9~~2.8) and (ii) a certification by the chief financial officer or chief accounting officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the ~~Revolving Credit~~ Lenders thereof.  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the ~~Revolving Credit~~ Lenders on the proposed Drawdown Date.  Nothing herein shall prevent the Borrower from seeking recourse against any ~~Revolving Credit~~ Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement.  Each Loan Request shall be (a) for a Revolving Credit Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; or (b) for a Revolving Credit LIBOR Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof; provided, however, that there shall be no more than six (6) Revolving Credit LIBOR Rate Loans outstanding at any one time.

§2.7                          Funds for Loans.

(a)                                  Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans ~~or Term Loans~~, each of the ~~Revolving Credit~~ Lenders ~~or Term Loan Lenders, as applicable,~~ will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §~~2.1 or §2.2.~~2.1.  Upon receipt from each such ~~Revolving Credit~~ Lender ~~or Term Loan Lender, as applicable,~~ of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans ~~or Term Loans~~ made available to the Agent by the ~~Revolving Credit~~ Lenders ~~or Term Loan Lenders, as applicable,~~ by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office.  The failure or refusal of any ~~Revolving Credit Lender or Term Loan~~ Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other ~~Revolving Credit Lender or Term Loan~~ Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.  In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrower the amount of its or their Commitment Percentage for such Loans as provided in §12.5.

(b)                                 Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.  If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

§2.8                          Use of Proceeds.  The Borrower will use the proceeds of the Loans and the Letters of Credit solely for general corporate and working capital purposes.

§2.9                          Letters of Credit.

(a)                                  Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the ~~Revolving Credit~~ Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit ~~F~~H hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed Fifty Million Dollars ($50,000,000.00), (iii) in no event shall the sum of (A) the Revolving Credit Loans Outstanding, (B)  the Swing Loans Outstanding and (C) the amount of Letter of Credit Liabilities (after giving effect to all Letters of Credit requested) exceed the Total ~~Revolving Credit~~ Commitment, (iv) in no event shall the outstanding principal amount of the Revolving Credit Loans, Swing Loans~~, Letters~~ and Letter of Credit Liabilities ~~and Term Loans~~ (after giving effect to any requested Letters of Credit) exceed the lesser of the Total Commitment~~,~~ or the Borrowing Base Availability or cause a violation of the covenant set forth in §9.1, (v) the conditions set forth in §§10 and 11 shall have been satisfied, (vi) no ~~Revolving Credit~~ Lender is a Delinquent Lender (provided Issuing Lender may, in its sole discretion, be entitled to waive this condition), and (vii) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit.  The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a ~~Revolving Credit~~ Lender that such conditions have not been satisfied.  Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower.  The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower.  The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request.  The Borrower assumes all risks with respect to the use of the Letters of Credit.  Unless the Issuing Lender and the ~~Majority Revolving Credit~~Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond the ~~Revolving Credit~~ Maturity Date).  The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total ~~Revolving Credit~~ Commitment as a Revolving Credit Loan.  Schedule 2.9 attached hereto reflects all Letters of Credit outstanding as of the First Amendment Date.

(b)                                 Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued.  Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit.  The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit ~~I~~L attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)                                  The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §~~2.10~~2.9(b).  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)                                 Upon the issuance of a Letter of Credit, each ~~Revolving Credit~~ Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit.  No ~~Revolving Credit~~ Lender’s obligation to participate in a Letter of Credit shall be affected by any other ~~Revolving Credit~~ Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)                                  Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate set forth in the Agreement Regarding Fees, and (ii) for the accounts of the ~~Revolving Credit~~ Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to ~~the Applicable Margin then applicable to LIBOR Rate Loans~~two hundred seventy-five (275) basis points (2.75%) on the amount available to be drawn under such Letter of Credit.  Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit.  In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.

(f)                                    In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Revolving Credit Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Revolving Credit Base Rate Loan under this Agreement) and the Agent shall promptly notify each ~~Revolving Credit~~ Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each ~~Revolving Credit~~ Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment Percentage of such Letter of Credit (to the extent of the amount drawn).  The Borrower further hereby irrevocably authorizes and directs Agent to notify the ~~Revolving Credit~~ Lenders of the Borrower’s intent to convert such Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan with an Interest Period of one (1) month on the third (3rd) Business Day following the funding by the ~~Revolving Credit~~ Lenders of their advance under this §~~2.10~~2.9(f), provided that the making of such Revolving Credit LIBOR Rate Loan shall not be a contravention of any provision of this Agreement.  If and to the extent any ~~Revolving Credit~~ Lender shall not make such amount available on the Business Day on which such draw is funded, such ~~Revolving Credit~~ Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter.  Further, such ~~Revolving Credit~~ Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such ~~Revolving Credit~~ Lender was required to fund pursuant to this §~~2.10~~2.9(f) until such amount has been funded (as a result of such assignment or otherwise).  In the event of any such failure or refusal, the ~~Revolving Credit~~ Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5.  The failure of any ~~Revolving Credit~~ Lender to make funds available to the Agent in such amount shall not relieve any other ~~Revolving Credit~~ Lender of its obligation hereunder to make funds available to the Agent pursuant to this §~~2.10~~2.9(f).

(g)                                 If after the issuance of a Letter of Credit pursuant to §~~2.10~~2.9(c) by the Issuing Lender, but prior to the funding of any portion thereof by a ~~Revolving Credit~~ Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each ~~Revolving Credit~~ Lender will, on the date such Revolving Credit Loan pursuant to §~~2.10~~2.9(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its ~~Revolving Credit~~ Commitment Percentage of the amount of such Letter of Credit.  Each ~~Revolving Credit~~ Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the

Issuing Lender will deliver to such ~~Revolving Credit~~ Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)                                 Whenever at any time after the Issuing Lender has received from any ~~Revolving Credit~~ Lender any such ~~Revolving Credit~~ Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such ~~Revolving Credit~~ Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such ~~Revolving Credit~~ Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such ~~Revolving Credit~~ Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)                                     The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)                                     The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof.  Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender.  None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.10                    Increase in Total ~~Revolving Credit~~ Commitment.

(a)                                  Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §~~2.11,~~2.10, the Borrower shall have the option at any time and from time to time before the date that is ninety (90) days prior to the ~~Revolving Credit~~ Maturity Date ~~(or the extended maturity date if the Borrower exercises its extension option pursuant to §2.12)~~ to request an increase in the Total ~~Revolving Credit~~ Commitment to not more than $~~600,000,000.00~~300,000,000.00 by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $25,000,000.00.  Upon receipt of any Increase Notice, the Agent shall consult with Arranger and shall notify the Borrower of the amount of facility fees to be paid to any ~~Revolving Credit~~ Lenders who provide an additional ~~Revolving Credit~~ Commitment in connection with such increase in the Total ~~Revolving Credit~~ Commitment (which shall be in addition to the fees to be paid to Agent or Arranger pursuant to the Agreement Regarding Fees).  If the Borrower agrees to pay the facility fees so determined, then the Agent shall send a notice to all ~~Revolving Credit~~ Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total ~~Revolving Credit~~ Commitment and of the facility fees to be paid with respect thereto.  Each ~~Revolving Credit~~ Lender who desires to provide an additional ~~Revolving Credit~~ Commitment upon such terms shall provide Agent with a written commitment letter specifying the amount of the additional ~~Revolving Credit~~ Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice.  If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the ~~Revolving Credit~~ Lenders who provide such commitment letters on such basis as the Agent and the Arranger shall determine in their sole discretion.  If the additional ~~Revolving Credit~~ Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent, Arranger or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be acceptable to Agent, Arranger and the Borrower) to become a ~~Revolving Credit~~ Lender and provide an additional ~~Revolving Credit~~ Commitment.  The Agent shall provide all ~~Revolving Credit~~ Lenders with a notice setting forth the amount, if any, of the additional ~~Revolving Credit~~ Commitment to be provided by each ~~Revolving Credit~~ Lender and the revised ~~Revolving Credit~~ Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”).  In no event shall any ~~Revolving Credit~~ Lender be obligated to provide an additional ~~Revolving Credit~~ Commitment.

(b)                                 On any Commitment Increase Date the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the ~~Revolving Credit~~ Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Revolving Credit Loans owed to each ~~Revolving Credit~~ Lender shall be equal to such ~~Revolving Credit~~ Lender’s ~~Revolving Credit~~ Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the ~~Revolving Credit~~ Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  On any Commitment Increase Date those ~~Revolving Credit~~ Lenders whose ~~Revolving Credit~~ Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the ~~Revolving Credit~~ Lenders whose ~~Revolving Credit~~ Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.  The funds so advanced shall be Revolving Credit Base Rate Loans until converted to Revolving Credit LIBOR Rate Loans which are allocated among all ~~Revolving Credit~~ Lenders based on their ~~Revolving Credit~~ Commitment Percentages.

(c)                                  Upon the effective date of each increase in the Total ~~Revolving Credit~~ Commitment pursuant to this §~~2.11~~2.10 the Agent may unilaterally revise Schedule 1.1 and the Borrower shall execute and deliver to the Agent new Revolving Credit Notes for each ~~Revolving Credit~~ Lender whose ~~Revolving Credit~~ Commitment has changed so that the principal amount of such ~~Revolving Credit~~ Lender’s Revolving Credit Note shall equal its ~~Revolving Credit~~ Commitment.  The Agent shall deliver such replacement Revolving Credit Notes to the respective ~~Revolving Credit~~ Lenders in exchange for the Revolving Credit Notes replaced thereby which shall be surrendered by such ~~Revolving Credit~~ Lenders.  Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes.  Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this §~~2.11~~2.10(c), the Borrower shall deliver an opinion of counsel, addressed to the ~~Revolving Credit~~ Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Revolving Credit Notes shall be canceled and returned to the Borrower.

(d)                                 Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the ~~Revolving Credit~~ Lenders to increase the Total ~~Revolving Credit~~ Commitment pursuant to this §~~2.11~~2.10 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:

(i)                                     Payment of Activation Fee.  The Borrower shall pay (A) to the Agent those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to the Arranger such facility fees as the ~~Revolving Credit~~ Lenders who are providing an additional ~~Revolving Credit~~ Commitment may require to increase the aggregate ~~Revolving Credit~~ Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances.  The Arranger shall pay to the ~~Revolving Credit~~ Lenders acquiring the increased ~~Revolving Credit~~ Commitment certain fees pursuant to their separate agreement; and

(ii)                                  No Default.  On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total ~~Revolving Credit~~ Commitment is increased, there shall exist no Default or Event of Default; and

(iii)                               Representations True.  The representations and warranties made by the Borrower and Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total ~~Revolving Credit~~ Commitment is increased, both immediately before and after the Total ~~Revolving Credit~~ Commitment is increased, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(iv)                              Additional Documents and Expenses.  The Borrower and the Subsidiary Guarantors shall execute and deliver to Agent and the ~~Revolving Credit~~ Lenders such additional documents (including, without limitation, amendments to the Security Documents), instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion~~,~~ (including, without limitation, in the case of the Borrower, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any mortgagee’s title insurance policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such increase; and

(v)                                 Other.  The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

§2.11                    Extension of ~~Revolving Credit~~ Maturity Date.  The Borrower shall have the one-time right and option to extend the ~~Revolving Credit~~ Maturity Date to December 11, 2011, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the ~~Revolving Credit~~ Maturity Date:

(a)                                  Extension Request.  The Borrower shall deliver written notice of such request (the “Revolving Credit Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the ~~Revolving Credit~~ Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.

(b)                                 Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the ~~Revolving Credit~~ Lenders in accordance with their respective ~~Revolving Credit~~ Commitments an extension fee in an amount equal to fifteen (15) basis points on the Total ~~Revolving Credit~~ Commitment in effect on the ~~Revolving Credit~~ Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c)                                  No Default.  On the date the Revolving Credit Extension Request is given and on the ~~Revolving Credit~~ Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(d)                                 Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Revolving Credit Extension Request is given and on the ~~Revolving Credit~~ Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

~~§Extension of Term Loan Maturity Date.  The Borrower shall have the one-time right and option to extend the Term Loan Maturity Date to December 11, 2011, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Term Loan Maturity Date:~~

~~(a)                                  Extension Request.  The Borrower shall deliver written notice of such request (the “Term Loan Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Term Loan Maturity Date (as determined without regard to such extension).  Any such Term Loan Extension Request shall be irrevocable and binding on the Borrower.~~

~~(b)                                 Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Term Loan Lenders in accordance with their respective Term Loan Commitment Percentages an extension fee in an amount equal to ten (10) basis points on the Term Loans Outstanding as of the Term Loan Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.~~

~~(c)                                  No Default.  On the date the Term Loan Extension Request is given and on the Term Loan Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.~~

~~(d)                                 Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Term Loan Extension Request is given and on the Term Loan Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).~~

(e)           Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenant set forth in §9.1 immediately after giving effect to the extension.

(f)                                    Appraisal of Three Eldridge Place.  Agent at its option shall have obtained at Borrower’s expense a new Appraisal or an update to the existing Appraisal of Three Eldridge Place and determined the current Appraised Value of Three Eldridge Place.

§3.                                REPAYMENT OF THE LOANS.

§3.1                          Stated Maturity.  The Borrower promises to pay on the ~~Revolving Credit~~ Maturity Date and there shall become absolutely due and payable on the ~~Revolving Credit~~ Maturity Date all of the Revolving Credit Loans, Swing Loans and other Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon.  ~~The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.~~

§3.2                          Mandatory Prepayments.  If at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the (a) Total ~~Revolving Credit~~ Commitment or (b) the Borrowing Base Availability, then the Borrower shall, within five (5) Business Days of such occurrence, pay the amount of such excess to the Agent for the respective accounts of the ~~Revolving Credit~~ Lenders, as applicable, for application to the Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.  In the event there shall have occurred a casualty with respect to any Mortgaged Property and the Borrower is required to repay the Loans pursuant to a Mortgage or §7.7 or a Taking and the Borrower is required to repay the Loans pursuant to a Mortgage or §7.7, the Borrower shall prepay the Loans within two (2) Business Days of the date of receipt by the Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, in the amount required pursuant to the relevant provisions of §7.7 or such Mortgage.

§3.3                          Optional Prepayments.

(a)                                  The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any Revolving Credit LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

~~(b)                                 The Borrower shall have the right, at its election, to prepay the outstanding amount of the Term Loans, as a whole or in part, at any time without penalty or premium except as otherwise provided herein.  In connection with any prepayment of the Term Loan permitted hereunder (or accepted with the approval of the Term Loan Lenders) during the Prepayment Period, the Borrower shall pay Agent for the account of the Term Loan Lenders any sums that may be due under §4.8 and a prepayment fee in an amount equal to one half of one percent (0.5%) of the amount of the Term Loans prepaid if prepayment occurs prior to the expiration of the Prepayment Period.  No prepayment fees shall be due on prepayments made after the expiration of the Prepayment Period.  Under any and all circumstances where all or any portion~~

~~of the Term Loans is paid prior to the expiration of the Prepayment Period, whether such prepayment is voluntary or involuntary, even if such prepayment results from Agent’s or the Lenders’ exercise of its rights upon the occurrence of an Event of Default and acceleration of the Revolving Credit Maturity Date or the Term Loan Maturity Date (irrespective of whether foreclosure proceedings have been commenced), the Borrower shall to the extent permitted by applicable law pay to the Lenders the prepayment fee calculated as provided above, which prepayment fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents.  No tender of a prepayment of the Term Loans with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee.~~

(b)                                 ~~(c)~~ The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).  Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

§3.4                          Partial Prepayments.  Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 and §3.3 shall be applied first to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, to the principal of Revolving Credit ~~Loans and then to the principal of Term~~ Loans (and with respect to each category of Loans, first to the principal of Revolving Credit Base Rate Loans, and then to the principal of Revolving Credit LIBOR Rate Loans).

§3.5                          Effect of Prepayments.  Amounts of the Revolving Credit Loans prepaid under §3.2 and §3.3 prior to the ~~Revolving Credit~~ Maturity Date may be reborrowed as provided in §2.  ~~Any portion of the Term Loans that is prepaid may not be reborrowed.~~

§4.                                CERTAIN GENERAL PROVISIONS.

§4.1                          Conversion Options.

(a)                                  The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans ~~or Term Loans~~ to a Revolving Credit Loan ~~or Term Loan~~ of another Type and such Revolving Credit Loans ~~or Term Loans~~ shall thereafter bear interest as a Revolving Credit Base Rate Loan or a Revolving Credit LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Revolving Credit LIBOR Rate Loan to a Revolving Credit Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Revolving Credit LIBOR Rate Loan; (ii) with respect to any such conversion of a Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than six (6) Revolving Credit LIBOR Rate Loans ~~and two (2) Term LIBOR Rate Loans~~ outstanding at any one time; and (iii) no Loan may be converted into a Revolving Credit LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Revolving Credit Loans ~~or Term Loans~~ of any Type may be converted as provided herein, provided that no partial conversion shall result in a Revolving Credit Base Rate Loan ~~or Term Base Rate Loan~~ in a principal amount of less than $1,000,000.00 or a Revolving Credit LIBOR Rate Loan ~~or a Term LIBOR Rate Loan~~ in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion/Continuation Request relating to the conversion of a Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan shall be irrevocable by the Borrower.

(b)                                 Any Revolving Credit LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no Revolving Credit LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Revolving Credit Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)                                  In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Revolving Credit LIBOR Rate Loan, such Loan shall be automatically converted at the end of the applicable Interest Period to a Revolving Credit Base Rate Loan.

(d)                                 The Interest Periods in effect immediately prior to the First Amendment Date shall be continued with respect to and be applicable to the Revolving Credit LIBOR Rate Loans as of the First Amendment Date.

§4.2                          Fees.  The Borrower agrees to pay to KeyBank and Agent for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated September 19, 2007 between the Borrower and KeyBank (the “Agreement Regarding Fees”).  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3                          Funds for Payments.

(a)                                  All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents.  Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b)                                 All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders (including the Swing Loan Lender) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower.  The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.

(c)                                  Each Lender organized under the laws of a jurisdiction outside the United States (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under §4.3(b).  In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to §4.3(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.

(d)                                 The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the ~~Revolving Credit~~ Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit

(or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender or the Swing Loan Lender, as applicable as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§4.4                          Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365 day year in the case of Revolving Credit Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Revolving Credit LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5                          Suspension of Revolving Credit LIBOR Rate Loans.  In the event that, prior to the commencement of any Interest Period relating to any Revolving Credit LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining Revolving Credit LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders.  In such event (a) any Loan Request with respect to a Revolving Credit LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Revolving Credit Base Rate Loan and (b) each Revolving Credit LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Revolving Credit Base Rate Loan, and the obligations of the Lenders to make Revolving Credit LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

§4.6                          Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other ~~governmental authority~~Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain Revolving Credit LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make Revolving Credit LIBOR Rate Loans shall forthwith be suspended and (b) the Revolving Credit LIBOR Rate Loans then outstanding shall be converted automatically to Revolving Credit Base Rate Loans on the last day of each Interest Period applicable to such Revolving Credit LIBOR Rate Loans or within such earlier period as may be required by law.  Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.

§4.7                          Additional Interest.  If any Revolving Credit LIBOR Rate Loan or any portion thereof is repaid or is converted to a Revolving Credit Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Revolving Credit LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which Borrower has elected a Revolving Credit LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs.  The Borrower understands, agrees and acknowledges the following:  (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a Revolving Credit LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs.  The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.8                          Additional Costs, Etc.  Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)                                  subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or

(b)                                 materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c)                                  impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d)                                 impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)                                     to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)                                  to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)                               to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9                          Capital Adequacy.  If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any ~~governmental authority~~Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof.  The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof.  In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

§4.10                    Breakage Costs.  The Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.

§4.11                    Default Interest; Late Charge.  Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus fifty (50) basis points (0.5%) plus three percent (3.0%) ~~above the Base Rate~~ (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), and the fee payable with respect to Letters of Credit shall be increased to a rate equal to three percent (3.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrower within five (5) Business Days of the date when due (or, in the case of amounts due at the ~~Revolving Credit~~ Maturity Date ~~or the Term Loan Maturity Date, as applicable~~, within fifteen (15) Business Days of such date).

§4.12                    Certificate.  A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence of the amount owed.  Any such Certificate setting forth any amounts payable pursuant to §4.8 or §4.9 must be delivered to the Agent and the Borrower within one hundred eighty (180) days after the affected Bank becomes aware of the basis for any such claim; provided that if such Certificate is not delivered to the Agent and the Borrower within one hundred eighty (180) days after the affected Bank becomes aware of the basis for any such claim, such Bank shall only be entitled to receive payment pursuant to §4.8 or §4.9, as applicable, with respect to amounts which arose during the one hundred eighty (180) day period prior to the date such Bank delivered such Certificate to the Agent and the Borrower.

§4.13                    Limitation on Interest.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This Section shall control all agreements between or among the Borrower, the Lenders and the Agent.

§4.14                    Certain Provisions Relating to Increased Costs and Non-Funding Lenders.  If a Lender gives notice of the existence of the circumstances set forth in §4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action.  Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) or (b) has failed to make available to Agent its pro rata share of any Loan or participation in a Letter of Credit or Swing Loan and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, the Borrower shall have the one-time right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, as applicable, within thirty (30) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding

Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest.  The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§5.                                COLLATERAL SECURITY; GUARANTORS.

§5.1                          Collateral.  The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.

§5.2                          Appraisals; Adjusted Value.

(a)                                  In the event that Borrower elects to extend the Maturity Date as provided in §2.11, then the Agent may on behalf of the Lenders (either in connection with any such extension or at any time thereafter) obtain a current Appraisal of Three Eldridge Place.  Said Appraisal will be ordered by Agent and reviewed and approved by the appraisal department of the Agent, in order to determine the current Appraised Value of Three Eldridge Place, and the Borrower shall pay to Agent within fifteen (15) days of demand all reasonable costs of such Appraisal.

(b)                                 Notwithstanding the provisions of §5.2(a), the Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Mortgaged Properties, or any of them, as the Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals, or (ii) at any time during the continuance of an Event of Default.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to Agent within fifteen (15) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of a Mortgaged Property obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months.

(c)                                  The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement.  The Borrower further agrees that the Lenders and Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

§5.3                          Replacement or Addition of Mortgaged Properties.

After the First Amendment Date, the Borrower shall have the right, subject to the consent of the Agent and the Required Lenders (which consent may be withheld in their sole and absolute discretion) and the satisfaction by the Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Collateral as part of the Borrowing Base or to replace any Mortgaged Property which is Collateral in the Borrowing Base with Potential Collateral.  The Borrower from time to time after the First Amendment Date may also request that certain Real Estate of one or more Subsidiary Guarantors (collectively, the “Guarantor Collateral”) be included as a Mortgaged Property for the purpose of increasing the Borrowing Base Value or replacing existing Collateral in the Borrowing Base.  In the event the Borrower desires to replace Collateral or add additional Potential Collateral or Guarantor Collateral to the Borrowing Base as aforesaid, the Borrower shall provide written notice to the Agent of such request.  No Guarantor Collateral or Potential Collateral shall be included as Collateral in the Borrowing Base unless and until the following conditions precedent shall have been satisfied:

(a)                                  such Guarantor Collateral or Potential Collateral shall be Eligible Real Estate;

(b)                                 the owner of any Guarantor Collateral (and any Subsidiary of Borrower that is an indirect owner of such Subsidiary Guarantor) shall have executed a Joinder Agreement and satisfied the conditions of §5.5;

(c)                                  prior to or contemporaneously with such addition, Borrower shall have submitted to Agent a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 and a Borrowing Base Certificate, both prepared on a pro forma basis and adjusted to give effect to such addition, and shall certify that after giving effect to such addition, no Default or Event of Default shall exist;

(d)                                 the Borrower or the owner of the Guarantor Collateral or Potential Collateral, as applicable, shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents (which may include a pledge agreement, pledge of distributions,  assignment of interests or an amendment to any of the same with respect to any direct or indirect interests in the owner of such Guarantor Collateral), all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent;

(e)                                  after giving effect to the inclusion of such Guarantor Collateral or Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the replacement or addition of Mortgaged Properties in the Borrowing Base, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by Agent in writing (which disclosures shall be deemed to amend the schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing (including, without limitation, any Default under §9.1), and the Agent shall have received a certificate of the Borrower to such effect; and

(f)                                    the Agent shall have consented to, and Agent shall have received the prior written consent of the Required Lenders to, the inclusion of such Real Estate as a Mortgaged Property, which consent may be granted in their sole discretion.

Notwithstanding the foregoing, in the event such Guarantor Collateral or Potential Collateral does not qualify as Eligible Real Estate, so long as the conditions set forth in clauses (b), (c) and (d) of this §5.3 have been satisfied, such Guarantor Collateral or Potential Collateral shall be included as Collateral so long as the Agent shall have received the prior written consent of each of the Required Lenders to the inclusion of such Real Estate as a Mortgaged Property.

§5.4                          Release of Mortgaged Property.  Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

(a)                                  the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;

(b)                                 the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

(c)                                  all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(d)                                 the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(e)                                  the Borrower shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the amount necessary to reduce the outstanding principal balance of the Loans so that no violation of the covenant set forth in §9.1 shall occur;

(f)                                    without limiting or affecting any other provision hereof, any release of a Mortgaged Property will not cause the Borrower to be in violation of the covenants set forth in §9; and

(g)                                 the Required Lenders shall have approved such release in their sole discretion in writing; provided, however, that Required Lender approval shall not be required so long as (i) no Default or Event of Default exists under this Agreement immediately before such release or would exist immediately after giving effect to such release, (ii) the Total Commitment is reduced by 125% of the Allocated Loan Amount associated with the Mortgaged Property or Mortgaged Properties to be released, and notwithstanding the terms of §5.4(e), the Borrower shall pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and the Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability, and (iii) Borrower has delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenants set forth in §9 immediately after giving effect to such release.

§5.5                          Additional Guarantors.  In the event that (i) any Subsidiary of the Borrower shall satisfy the definition of “Material Subsidiary” after the date hereof (other than any Subsidiary which is prohibited from guarantying indebtedness by the express terms of its organizational documents or any mortgage loan document to which such Subsidiary is party), or (ii) the Borrower shall request that certain Real Estate of a Subsidiary of Borrower be included as a Mortgaged Property as contemplated by §5.3 and such Real Estate is approved for inclusion as a Mortgaged Property in accordance with the terms hereof, the Borrower shall cause each such Subsidiary (and any entity having an interest in such Subsidiary) to promptly, but in any event within fifteen (15) Business Days (as such date may be extended by Agent in its discretion), execute and deliver to Agent a Joinder Agreement, and such Subsidiary (and each Subsidiary of Borrower having an interest in such Subsidiary) shall become a Guarantor hereunder and thereunder (provided that any Subsidiary owning Real Estate to be included as a Mortgaged Property (and any Subsidiary owning an interest therein) shall be required to execute and deliver a Joinder Agreement as a condition precedent to such Real Estate becoming a Mortgaged Property).  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and thereunder and to execute the Contribution Agreement and, if such Subsidiary owns a Mortgaged Property or an interest in a Subsidiary that owns a Mortgaged Property, such Security Documents as Agent may require.  The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

§5.6                          ~~Additional Collateral.  Promptly, but in any event within fifteen (15) Business Days (as such date may be extended by Agent in its discretion), following the occurrence of:~~ Intentionally Omitted.

~~(a)                                  the acquisition of an asset,~~

~~(b)                                 any acquisition or creation of a Subsidiary by REIT or the Borrower (provided that such fifteen (15) Business Day (as such date may be extended by Agent in its discretion) period shall not commence unless and until such Subsidiary owns or acquires an asset), or~~

~~(c)                                  the refinancing, prepayment or repayment of any indebtedness of any Subsidiary of REIT or the Borrower, whether or not secured by any Real Estate, which permits, or removes or terminates (without replacing) any prohibition on, the granting of any pledge of Equity Interests or Distribution Interests (or any portion thereof) in any such Subsidiary,~~

~~the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such documents, instruments, agreements and certificates as the Agent may reasonably request, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, the best possible first priority lien and security interest in as much of such Equity Interests and/or Distribution Interests (or such portion thereof) as may be granted by the Borrower and any such Subsidiary (and the Borrower covenants and agrees to, on a commercially reasonable best efforts basis, enter into loan documentation in connection with any such refinancing that permits the best possible first priority lien and security interest in as much of such Equity Interests and/or Distribution Interests (or such portion thereof) in favor of the Agent and the Lenders).  In connection with the delivery of such documents, instruments, agreements and certificates, the Borrower shall also deliver to the Agent such loan documents, organizational agreements, UCC search results, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.~~

§5.7                          Release of Collateral (other than Mortgaged Properties); Release of Guarantor.

(a)                                  Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans or Letters of Credit to the Borrower, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and to release the Borrower.

(b)                                 Upon (i) the sale, transfer or other disposition of all or substantially all of the assets of (or interests in) a Subsidiary of the Borrower (other than a Subsidiary directly or indirectly owning a Mortgaged Property), in accordance with the terms of §8.8 or (ii) the incurrence or refinancing of any Indebtedness of a Subsidiary of the Borrower, the Agent shall, if requested in writing by the Borrower and provided no Default or Event of Default shall then be in existence or would occur as a result thereof, release the Collateral applicable to such Subsidiary from the lien and security interest of the Security Documents so long as the Agent shall have received (A) documentation reasonably requested by Agent evidencing such disposition or refinancing, (B) in connection with any such disposition, evidence that the net cash proceeds from such disposition are being distributed to the Borrower and (C) a Compliance Certificate demonstrating that the Borrower is in compliance with the covenants set forth in §9 immediately before and after giving effect to such release.  The Agent shall, within ten (10) Business Days of receipt of such documentation and Compliance Certificate, execute and deliver such documents, instruments and other agreements as may be reasonably required to evidence and effect such release.  For the avoidance of doubt, this §5.7(b) shall not apply to the release of a Mortgaged Property.

(c)                                  The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Guarantor from the Guaranty and the other Loan Documents to which such Guarantor is a party so long as:  (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release; (iii) the Borrower shall deliver to Agent evidence reasonably satisfactory to Agent either that (A) such Guarantor and/or the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or in the Real Estate of a Subsidiary owned by such Guarantor (provided that such Subsidiary and such Guarantor promptly dissolves following such disposition of Real Estate) or that all or substantially all of the assets of such Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Guarantor of all or substantially all of its assets, the net cash proceeds from such disposition are being distributed to the Borrower in connection with such disposition, or (B) such Guarantor will be the borrower with respect to Secured Debt permitted under this Agreement, which Indebtedness will be secured by a Lien on the assets of such Guarantor; and (iv) if such Guarantor directly or indirectly owns a Mortgaged Property, the terms of §5.4 with respect to the release of such Mortgaged Property have been satisfied.  Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.  Notwithstanding the foregoing, the provisions of this §~~5.4~~5.7(c) shall not apply to REIT, which may not be released as a Guarantor.

§6.                                REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows.

§6.1                          Corporate Authority, Etc.

(a)                                  Incorporation; Good Standing.  REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland.  REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.  The Borrower is a Texas limited partnership duly organized pursuant to its certificate of limited partnership filed with the Texas Secretary of State, and is validly existing and in good standing under the laws of Texas.  The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization, in the jurisdictions where the Mortgaged Properties owned by it are located, if any, and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b)                                 Subsidiaries.  Each of the Guarantors and each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where a Mortgaged Property owned by it is located (to the extent required by applicable law)  and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(c)                                  Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not, as of the date of execution and delivery thereof, require the approval or consent of any Person other than those already obtained and delivered to Agent.

(d)                                 Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity.

§6.2                          Governmental Approvals.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, the filing of the Security Documents in the appropriate records office with respect thereto, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.

§6.3                          Title to Properties.  Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount, REIT, the Borrower and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course since that date) subject to no rights of others, including any mortgages, leases pursuant to which REIT, the Borrower or any of their respective Subsidiaries or any of their respective Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4                          Financial Statements.  ~~The~~As of the First Amendment Date, (a) the Borrower has furnished to Agent:  (~~a~~i) the consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the calendar year then ended certified by the chief financial or accounting officer of REIT, (~~b) as of the Closing Date,~~ii) an unaudited statement of Consolidated Net Operating Income for the period ending ~~September 30, 2007~~March 31, 2009 reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of REIT as fairly presenting the Consolidated Net Operating Income for such periods, and (~~c~~iii) certain other financial information relating to the Borrower, the Guarantors and the Collateral~~.  Such~~, including, without limitation, the Mortgaged Properties; (b) the balance sheet and statements referred to in clauses (a)(i) and (a)(ii) have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods~~.  There~~; and (c) there are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5                          No Material Changes.  Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition, prospects or business of REIT, the Borrower, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, prospects, operations or business activities of REIT, the Borrower, ~~or~~ their respective Subsidiaries or any of the Mortgaged Properties from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, prospects, operation or financial condition of REIT, the Borrower, ~~and~~ their respective Subsidiaries, considered as a whole, or of any of the Mortgaged Properties.

§6.6                          Franchises, Patents, Copyrights, Etc.  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, none of the Mortgaged Properties is owned or operated by Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo, and none of the trademarks, tradenames, service marks or logos are registered or subject to any license or provision of law limiting their assignability or use except as specifically set forth on Schedule 6.6 or in any Mortgage accepted after the First Amendment Date.

§6.7                          Litigation.  Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor, any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Collateral or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral, individually or in the aggregate, in excess of $~~1,000,000.00.~~1,000,000.00, or against or affecting the Mortgaged Property.

§6.8                          No Material Adverse Contracts, Etc.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9                          Compliance with Other Instruments, Laws, Etc.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10                    Tax Status.  Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.  There are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.  The taxpayer identification number for REIT is 68-0509956 and for the Borrower is 14-183660.

§6.11                    No Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12                    Investment Company Act.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13                    Intentionally Omitted.

§6.14                    Setoff, Etc.  The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of their Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person other than Permitted Liens described in §8.2(i)(A), (v) and (vi).

§6.15                    Certain Transactions.  Except as disclosed on Schedule ~~6.14~~6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

§6.16                    Employee Benefit Plans.  The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA.  None of the assets of REIT, the Borrower or any of their respective Subsidiaries, including, without limitation, any Mortgaged Property, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.17                    Disclosure.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.  All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor, as supplemented to date, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Collateral, including, without limitation, the Mortgaged Properties (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or Guarantor’s counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

§6.18                    Place of Business.  The principal place of business of the Borrower is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6206.

§6.19                    Regulations T, U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.20                    Environmental Compliance.  The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, to the best of Borrower’s knowledge and belief, except as specifically set forth (i) in the written environmental site assessment reports of an Environmental Engineer provided to the Agent (A) in the case of the Initial Mortgaged Properties, as of the First Amendment Date, or (B) with respect to other Real Estate owned as of the date hereof, on or before the date hereof, or in the case of Real Estate (other than the Initial Mortgaged Properties, if any) acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent, or (ii) on Schedule ~~6.19~~6.20(c) or (d), makes the following representations and warranties:

(a)                                  None of the Borrower, the Guarantors or their respective Subsidiaries nor any operator of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(b)                                 None of the Borrower, the Guarantors nor any of their respective Subsidiaries has received written notice from any third party including, without limitation, any ~~federal, state or local governmental authority~~Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(c)                                  (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of Borrower’s, the Guarantors’ and their respective Subsidiaries’ respective businesses and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of such Real Estate or adjacent properties, which Release has had or could reasonably be expected to have a Material Adverse Effect; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §~~6.19~~6.20(c) as to any Real Estate (other than the Mortgaged Properties) where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect).

(d)                                 none of the Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the ~~Closing~~First Amendment Date.

(e)                                  There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (i) on or affecting the Real Estate (other than the Mortgaged Properties) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (ii) on or affecting a Mortgaged Property.

(f)                                    The Borrower has not received any written notice of any claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which as to any Real Estate (other than the Mortgaged Properties) has had or could reasonably be expected to have a Material Adverse Effect, nor is there any basis for such a claim.

§6.21                    Subsidiaries; Organizational Structure.  Schedule ~~6.20~~6.21(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein.  Schedule ~~6.20~~6.21(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates of REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate.  No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules ~~6.20~~6.21(a) and ~~6.20~~6.21(b) except as set forth on such Schedules.

§6.22                    Leases.  The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to each Mortgaged Property required to be delivered as a part of the Eligible Real Estate Qualification Documents as of the date hereof.  An accurate and complete Rent Roll as of the date of inclusion of each Mortgaged Property in the Borrowing Base with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent.  The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto, other than subleases entered into by the tenants under such Leases.  Except as reflected on such Rent Roll or on Schedule 6.22 or in any applicable Lease (except with respect to rent credits or rent abatements in effect as of the First Amendment Date), no tenant under any Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments, lease buy-outs or abatements or credits due to defaults under such Lease or the occurrence of any other event under such Lease.  Except as set forth in Schedule 6.22, the Leases reflected therein are, as of the date of inclusion of the applicable Mortgaged Property in the Borrowing Base, in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and, except as reflected in Schedule 6.22, neither the Borrower nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant.  Except as reflected in Schedule 6.22, no property, other than the Mortgaged Property which is the subject of the applicable Lease, is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Lease.

§6.23                    Property.  Subject to Schedule ~~6.21, (i~~6.23, (i) all of the Mortgaged Properties, and all major building systems located thereon, are (or with respect to Three Eldridge Place, upon completion of construction will be) structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear, (ii) all of the other Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except for such portion of such Real Estate which is not occupied by any tenant and where such defects have not had and could not reasonably be expected to have a Material Adverse Effect, (~~ii~~iii) the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this §~~6.21,~~6.23, Environmental Laws) except where a failure to so comply as to Real Estate other than the Mortgaged Properties has not and could not reasonably be expected to have a Material Adverse Effect, (~~iii~~iv) all water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Properties are installed to the property lines of the Mortgaged Properties through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which the applicable Mortgage creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law, (v) the streets abutting the Mortgaged Properties are dedicated and accepted public roads, to which the Mortgaged Properties have direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Properties have direct access approved by the Agent and with respect to which the applicable Mortgage creates a valid and enforceable first lien, (vi) sufficient private ways providing access to the Mortgaged Properties are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles, (vii) there are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Real Estate which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (~~iv~~viii) each Real Estate asset is separately assessed for purposes of real estate tax assessment and payment, (~~v~~ix) there are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (~~vi~~x) there are no pending, or to the knowledge of the Borrower, threatened or contemplated, eminent domain proceedings against any Mortgaged Property or any material portion of any other Real Estate, (~~vii~~xi) none of the Mortgaged Property or any material portion of any other Real Estate is now damaged as a result of any fire, explosion, accident, flood or other casualty, (~~viii~~xii) none of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate or canceling or threatening to cancel any policy of insurance, and each of the Real Estate assets complies with the material requirements of all of the Borrower’s, Guarantors’ and their respective Subsidiaries’ insurance carriers ~~and~~, (~~ix~~xiii) no person or entity has any right or option to acquire any Real Estate or any Building thereon or any portion thereof or interest therein, except for certain tenants of such Real Estate not constituting Mortgaged Properties pursuant to the terms of their Leases and tenants in common under applicable tenant in common agreements, (xiv) neither the Borrower nor any Subsidiary Guarantor is a party to any Management Agreements for any of the Mortgaged Properties, (xv) to the best knowledge of the Borrower and any Subsidiary Guarantors, there are no material claims or any bases for material claims in respect of any Mortgaged Property or its operation by any party to any service agreement or Management Agreement, and (xvi) there are no material agreements pertaining to any Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or the Title Policies.

§6.24                    Brokers.  None of REIT, the Borrower nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.25                    Other Debt.  As of the ~~date hereof,~~First Amendment Date, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Recourse Indebtedness ~~or~~, (ii) the payment of any Indebtedness that individually or in the aggregate has an outstanding principal balance in excess of $30,000,00.00, or (iii) the performance of any material obligation under any related agreement, mortgage, deed of trust, security agreement, financing agreement or indenture to which any of them is a party, and (b) no Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor.  Schedule ~~6.23~~6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the ~~date of this Agreement~~First Amendment Date with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $1,000,000.00, and the Borrower has provided the Agent with such true, correct and complete copies thereof as Agent has requested.

§6.26                    Solvency.  As of the ~~Closing~~First Amendment Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

§6.27                    No Bankruptcy Filing.  Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or for the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

§6.28                    No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective

Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.29                    Transaction in Best Interests of Borrower and Guarantors; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries.  The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

§6.30                    Contribution Agreement.  The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.31                    Representations and Warranties of Guarantors.  Borrower has no knowledge that any of the representations or warranties of the Guarantors contained in the Mortgages, the Assignments of Leases and Rents or any other Loan Document are untrue or inaccurate in any material respect.

§6.32                    OFAC.  None of the Borrower or the Guarantors (i) is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (ii) is engaged (or will engage) in any dealings or transactions or otherwise be associated with such persons.  In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.33                    Three Eldridge Place.  The only work to be performed under the Eldridge Construction Contract is the Construction of the Improvements.  As of the First Amendment Date, the costs remaining to be incurred in connection with the completion of the Improvements under the Eldridge Construction Contract, including the disbursement of any retainage, is $15,880,132.00.

§7.                                AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:

§7.1                          Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2                          Maintenance of Office.  The Borrower and each Guarantor will maintain their respective chief executive office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6206, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

§7.3                          Records and Accounts.  The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) except as may be required by GAAP or by law, make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year.  Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.

§7.4                          Financial Statements, Certificates and Information.  The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:

(a)                                  (i) within fifteen (15) days of the filing of REIT’s Form 10-K with the SEC, but in any event not later than one hundred twenty (120) days after the end of each calendar year, the audited Consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT, on its behalf, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent, and (ii) within a reasonable period of time following request therefor, any other information the Lenders may reasonably request to complete a financial analysis of REIT and its Subsidiaries;

(b)                                 within fifteen (15) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of each calendar quarter of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT, on its behalf, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)                                  simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer or chief accounting officer of REIT, on its behalf, in the form of Exhibit ~~G~~J hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date.  Borrower shall submit with the Compliance Certificate a Borrowing Base Certificate in the form of Exhibit I attached hereto (a “Borrowing Base Certificate”) pursuant to which the Borrower shall calculate the amount of the Borrowing Base Value and the Borrowing Base Availability as of the end of the immediately preceding calendar quarter.  All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable.  The Compliance Certificate shall be accompanied by copies of the statements of Funds from Operations and Net Operating Income for such calendar quarter, including, without limitation, Net Operating Income for each of the Mortgaged Properties, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of REIT, on its behalf, that the information contained in such statement fairly presents the Funds from Operations and Net Operating Income, including, without limitation, the Net Operating Income of each of the Mortgaged Properties, for such periods;

(d)                                 simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the REIT and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e)                                  simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a Rent Roll for each of the Mortgaged Properties and a summary thereof in form satisfactory to Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), together with a listing of each tenant that has taken occupancy of such Mortgaged Property during each calendar quarter (including the fourth calendar quarter in each year), (ii) an operating statement for each of the Mortgaged Properties for each such calendar quarter and year to date and a consolidated operating statement for the Mortgaged Properties for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into with respect to a Mortgaged Property during such calendar quarter (including the fourth calendar quarter in each year);

(f)                                    ~~(e)~~ promptly following a request by the Agent, as of such date or for such period or periods of time as Agent may reasonably request, (i) a Rent Roll for each Real Estate asset (other than the Mortgaged Properties) and a summary thereof in form satisfactory to Agent, together with a listing of each tenant that has taken occupancy of such Real Estate, (ii) an operating statement for each Real Estate asset (other than the Mortgaged Properties) and a consolidated operating statement for ~~the~~such Real Estate assets (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into with respect to a Real Estate asset (other than the Mortgaged Properties);

(g)                                 ~~(f)~~ simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (i) listing the Real Estate owned by REIT, the Borrower and their respective Subsidiaries (or in which REIT, the Borrower or any of their respective Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of REIT, the Borrower and their respective Subsidiaries (excluding Indebtedness of the type described in §8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness, (iii) listing the properties of REIT, the Borrower and their Subsidiaries which are Development Properties and providing a brief summary of the status of such development, and (iv) attaching copies of any new material mortgage loan documents and amendments to existing mortgage loan documents entered into by any Company subsequent to the date of this Agreement or the last statement delivered pursuant to this §7.4(~~f~~g), whichever is later;

(h)                                 ~~(g)~~ contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the owners of the Borrower or REIT;

(i)                                     ~~(h)~~ promptly following Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;

(j)                                     ~~(i)~~ promptly upon the filing hereof, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements and reports which the Borrower or REIT shall file with the SEC;

(k)                                  ~~(j)~~ notice of any audits pending or threatened in writing with respect to any tax returns filed by the Borrower or REIT promptly following notice of such audit;

(l)                                     evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Mortgaged Properties;

(m)                               ~~(k)~~ within seven (7) Business Days of notice or receipt, copies of any and all notices of default under any of the organizational agreements of any Company in which the

Borrower or a Pledgor is a member, shareholder or partner or of any failure by the Borrower or such Pledgor to perform any obligation under any of such organizational agreements;

(n)                                 ~~(l)~~ promptly upon receipt thereof, copies of any and all notices of default under any loan document securing or evidencing a mortgage loan made to the Borrower or any of its Subsidiaries secured by a Lien on Real Estate, if such mortgage loan (i) constitutes Recourse Indebtedness, (ii) constitutes Indebtedness and individually or in the aggregate has an outstanding principal balance in excess of $30,000,000.00, or (iii) has been accelerated;

(o)                                 ~~(m)~~ within five (5) Business Days of becoming aware of the occurrence thereof, notice of and a description of any material reduction, dilution or diminution of any interest of the Borrower or a Pledgor in any of the Companies;

(p)                                 ~~(n)~~ not later than January 31 of each year, a budget and business plan for the Borrower and ~~its Subsidiaries~~each Mortgaged Property for the then-current calendar year; ~~and~~

(q)                                 ~~(o)~~ from time to time such other financial data and information in the possession of REIT, the Borrower or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT, the Borrower or any of their respective Subsidiaries and any settlement discussions relating thereto (to the extent that disclosure of any such letters, litigation or investigation status or settlement discussions would not waive any applicable privilege), property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or any of its Subsidiaries) as the Agent may reasonably request; and

(r)                                    on or before the fifth (5th) day of each month (until the Eldridge Reserve has been released as provided in §7.24(b)), a date down endorsement to the Title Policy for Three Eldridge Place in form and substance reasonably satisfactory to Agent.

Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof.  Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders.  The Borrower authorizes Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower releases Agent and the Lenders from any liability in connection therewith.  Unless otherwise requested by Agent, any materials to be delivered pursuant to §7.4(~~g~~h) or (~~i~~j) may be delivered to Agent by posting such materials to the Borrower’s website (at www.~~berhingerharvard~~behringerharvard.com) or on EDGAR (www.sec.gov/edgar) and simultaneously notifying the Agent of the availability of such materials at such website (or such other website as the Borrower may designate in writing to the Agent).

§7.5                          Notices.

(a)                                  Defaults.  The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”.  If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)                                 Environmental Events.  The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) a Mortgaged Property, (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect~~,~~ or (~~B~~C) ~~or~~ the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c)                                  Notification of Claims Against Collateral.  The Borrower will give notice to the Agent in writing within seven (7) Business Days of becoming aware of any material setoff, claims (including, with respect to the Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

(d)                                 Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of their respective Subsidiaries in an amount in excess of $10,000,000.00.

(e)                                  ERISA.  The Borrower will give notice to the Agent within five (5) Business Days after the Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(f)                                    Notification of Lenders.  Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

§7.6                          Existence; Maintenance of Properties.

(a)                                  Except as permitted under §7.15, §8.4 and §8.8, the Borrower and each Guarantor will and will cause each of their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation.  The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their Subsidiaries, the preservation of which is necessary to the conduct of their business and the failure to have which could reasonably be expected to have a Material Adverse Effect.  REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status.  From and after the IPO Event, the common stock of REIT shall at all times be listed for trading and be traded on the New York Stock Exchange or another national exchange approved by Agent, unless otherwise consented to by the Required Lenders.

(b)                                 The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Real Estate or would cause a Material Adverse Effect.  Without limitation of the obligations of the Borrower and the Guarantors under this Agreement with respect to the maintenance of the Real Estate, the Borrower and the Guarantors shall promptly and diligently comply with the recommendations of the Environmental Engineer retained by Agent or Borrower, Guarantors or their respective Subsidiaries concerning the maintenance, operation or upkeep of the Real Estate contained in the building inspection and environmental reports delivered to the Agent or otherwise obtained by the Borrower or any Guarantor with respect to the Real Estate.

§7.7                          Insurance; Condemnation.

(a)                                  The Borrower and each Subsidiary Guarantor that owns a Mortgaged Property will, at its expense, procure and maintain for the benefit of the Borrower, each such Subsidiary Guarantor and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering each Mortgaged Property:

(i)                                     “All Risks” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from acts of terrorism, and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Agent may approve, with deductibles not to exceed $25,000.00 (except that the windstorm damage deductible of 2% of total insured value with respect to Three Eldridge Place, One Briarlake Plaza and Westway One, the windstorm damage deductible of 5% of total insured value with respect to 5104 Eisenhower Boulevard, the hail or windstorm damage deductible of $100,000.00 with respect to Mortgaged Properties located in the State of Texas, and the flood damage deductible of $100,000.00 with respect to One Briarlake Plaza, Westway One, Centreport Office Center and Three Eldridge Place are hereby approved) for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require.  Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii)                                  During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)                               Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv)                              Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve (12) month period;

(v)                                 Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $5,000,000.00, a completed operations aggregate limit of not less than $5,000,000.00, and a combined single “per occurrence” limit of not less than $2,000,000.00 for bodily injury and property damage;

(vi)                              During the course of construction or repair of any improvements on the Mortgaged Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii)                           Employer’s liability insurance with respect to the Borrower’s employees;

(viii)                        Umbrella liability insurance with limits of not less than $25,000,000.00 to be in excess of the limits of the insurance required by clauses (v) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy.  All such policies shall be endorsed to provide defense coverage obligations;

(ix)                                Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Mortgaged Property with limits as required by applicable law; and

(x)                                   Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

The Borrower shall pay all premiums on insurance policies.  The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Lender as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), (ii), (iii), (iv) and (vi) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent.  The Borrower shall deliver certificates of insurance evidencing all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.  Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Agent, the Borrower shall deliver to the Agent evidence of continued coverage, as may be satisfactory to the Agent, and within five (5) Business Days after the renewal date of such policies, the Borrower shall deliver a certificate of insurance to Agent, in form and substance satisfactory to the Agent.

(b)                                 All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified so as to reduce or in any way negatively affect insurance coverage on any Mortgaged Property, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by mail; provided, however, that only ten (10) days prior written notice to Agent shall be required if such cancellation or termination is due to non-payment of any insurance premium, and (v) that the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)                                  The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(d)                                 All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Real Estate is located and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.  Notwithstanding the foregoing, not less than eighty percent (80%) of excess liability insurance shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”; provided, however, that not less than one hundred percent (100%) of such excess liability insurance shall be issued by companies with a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “VIII”.

(e)                                  Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f)                                    In the event of any loss or damage to any Mortgaged Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent.  Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $2,000,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim.  The Borrower and each Guarantor further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Mortgaged Property’s allocable share of interest on the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower or such Guarantor, in accordance with such commercially reasonable terms and conditions as the Agent may prescribe, for, or to pay directly, the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to pay any excess Insurance Proceeds to the Borrower, provided that (i) upon completion of such reconstruction or repair, such Mortgaged Property is in compliance with all applicable state, federal and local laws, ordinances and regulations, including, without limitation, all building and zoning laws, ordinances and regulations and (ii) no Defaults or Events of Default exist or are continuing under this Agreement on the date of such payment to the Borrower.

(g)                                 Notwithstanding the foregoing or anything to the contrary contained in the Mortgages, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed thirty-five percent (35%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements binding upon the Major Tenants and not less than eighty percent (80%) of the remaining tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof (determined by reference to those tenants that are not Major Tenants and that in the aggregate occupy or have rights to occupy not less than eighty percent (80%) of the Net Rentable Area of the Building so damaged, excluding the portion leased by the Major Tenants), agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration, (vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any Taking, Agent shall determine that following such repair or restoration there shall be no more than the lesser of (i) a twenty-five percent (25%) reduction in occupancy or rental income from the Mortgaged Property so affected by such specific condemnation or taking (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent) or (ii) a fifteen percent (15%) reduction in occupancy or in rental income from all of the Mortgaged Properties (excluding any proceeds from rental loss insurance or proceeds of such award allocable to rent), after giving effect to the current condemnation or taking and any previous condemnations or takings which may have occurred.  Notwithstanding the foregoing, so long as no Default or Event of Default exists or is continuing under this Agreement at the time of loss or damage to a Mortgaged Property, Borrower shall have the option to obtain the release of such Mortgaged Property from the Borrowing Base by (i) complying with the provisions of § 5.4, (ii) reducing the Total Commitment by 125% of the Allocated Loan Amount associated with the Mortgaged Property or Mortgaged Properties to be released, (iii) notwithstanding the terms of §5.4(e), by paying to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability (which payment may be netted out of Insurance Proceeds and Condemnation Proceeds being held by Agent), and (iv) delivering to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenants set forth in §9 immediately after giving effect to such release, in which case Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or to the Guarantor that owns such Mortgaged Property.  Any excess Insurance Proceeds shall be paid to the Borrower, or if an Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer.  Any excess Condemnation Proceeds shall be applied to the payment of the Obligations.  In no event shall the provisions of this section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder.  If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies to the extent that they relate to Mortgaged Properties and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

(h)                                 The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering ~~such Person and its properties and assets~~the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties ~~and assets~~ of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

(i)                                     The Borrower and the Guarantors will provide to the Agent for the benefit of the Lenders Title Policies for all of the Mortgaged Properties of such Person.

§7.8                          Taxes; Liens.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon ~~their properties~~the Mortgaged Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of the Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

§7.9                          Inspection of Properties and Books.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense (to the extent provided for below) and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

§7.10                    Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) could not reasonably be expected to have a Material Adverse Effect.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.

§7.11                    Further Assurances.  The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12                    Management.  The Borrower shall not and shall not permit any Guarantor to enter into any Management Agreement with a third party manager after the date hereof for any Mortgaged Property without the prior written consent of the Agent (which shall not be unreasonably withheld).  Agent may condition any approval of a new manager engaged by Borrower or a Subsidiary with respect to a Mortgaged Property upon the execution and delivery to Agent of a collateral assignment of such Management Agreement to Agent and a subordination of the manager’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents in a form substantially in the form of Exhibit M attached hereto.  Borrower shall not and shall not permit any Guaranty or other Subsidiary to increase any management fee payable under a Management Agreement after the date the applicable Real Estate becomes a Mortgaged Property without the prior written consent of the Required Lenders.

§7.13                    Leases of the Property.  The Borrower and each Guarantor will give notice to the Agent of any proposed new Lease that covers 25,000 square feet or more of any Mortgaged Property for the lease of space therein and shall provide to the Agent a copy of the proposed Lease and any and all agreements or documents related thereto, current financial information for the proposed tenant and any guarantor of the proposed Lease and such other information as the Agent may reasonably request (the “Lease Notice”).  Neither the Borrower nor any Guarantor will lease all or any portion of a Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or (if Borrower’s or such Guarantor’s consent is required under the terms of such Lease) consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to (a) any Lease which covers less than 25,000 square feet of a Mortgaged Property, the Borrower or any Guarantor may enter into any such Lease, or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or granting concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any such Lease, in each case in the ordinary course of business consistent with sound leasing and management practices for similar properties.  To the extent the Agent’s approval or consent is required pursuant to this Section 7.13, Agent’s approval shall be deemed granted in the event the Agent fails to respond to the Borrower’s request within ten (10) Business Days if (A) Borrower has delivered to Agent the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Agent does not approve or reject (with a reasonable explanation) the applicable request within ten (10) Business Days from the date Agent receives the request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service (e.g., federal express) that the same has been delivered.

§7.14                    Business Operations.  REIT, the Borrower and their respective Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents.  Neither REIT nor the Borrowers will, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than the ownership, operation and development of office properties, non-office properties and other activities and businesses to the extent permitted under §8.3, or businesses incidental thereto.

§7.15                    Subordination of Advisory Fees.  The Borrower shall cause the advisory fees payable to the Advisor under the Advisory Agreement and any and all other similar agreements, whether written or oral, to be subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Agent.   Neither Borrower nor REIT shall (i) amend, supplement or otherwise modify in any material respect the Advisory Agreement to impose additional obligations on the REIT without the prior written consent of the Agent (which consent shall not be unreasonably withheld) or (ii) enter into any agreement in replacement of the Advisory Agreement with an advisor without the prior written consent of the Agent (which consent shall not be unreasonably withheld), and after such approval, no such replacement management agreement shall be amended, supplemented or otherwise modified in any material respect without Agent’s prior written approval, such approval not to be unreasonably withheld, or if any such amendment, modification or supplement under (i) or (ii) would increase the fees payable under the Advisory Agreement or any replacement without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) (it being understood that neither the Advisor’s waiver of the payment of all or any portion of the fees payable under the Advisory Agreement or any replacement, nor the termination of any such waiver, shall require the consent of Agent or any Lender); provided, however notwithstanding anything to the contrary contained herein, Agent and the Lenders hereby waive all right of prior notice, consent and approval to the Internalization (subject to the terms of the definition thereof).  Agent may condition any approval of a new advisor upon the execution and delivery to Agent of a subordination of the advisor’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents in substantially the form of the Subordination of Advisory Fees executed in connection with the closing.  The Advisor shall be permitted to delegate any of its responsibilities under the Advisory Agreement to other Affiliates of Advisor (who shall also be the “Advisor” under this Agreement), provided that such other Person acknowledges and agrees that its rights to compensation under the Advisory Agreement are subject to, and agrees to be bound by, the Subordination of Advisory Agreement.  The Borrower shall provide prompt written notice to Agent of each such delegation together with evidence that such delegation was in compliance with the preceding sentence.

§7.16                    Registered Servicemark.  Without prior written notice to the Agent, except with respect to the trademarks, tradenames, servicemarks or logos listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, none of the Mortgaged Properties shall be owned or operated by the Borrower or any Guarantor under any trademark, tradename, servicemark or logo.  In the event any of the Mortgaged Properties shall be owned or operated under any tradename, trademark, servicemark or logo, not listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, Borrower or the applicable Guarantor shall enter into such agreements with Agent in form and substance reasonably satisfactory to Agent, as Agent may reasonably require to grant Agent a perfected first priority security interest therein and to grant to Agent or any successful bidder at a foreclosure sale of such Mortgaged Property the right and/or license to continue operating such Mortgaged Property under such tradename, trademark, servicemark or logo as determined by Agent.

§7.17                    Ownership of Real Estate.  Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of REIT or the Borrower in any Real Estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by REIT, the Borrower or a Wholly Owned Subsidiary of the Borrower; provided, however that REIT and the Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates as permitted by §8.3.

§7.18                    Distributions of Income to Borrower.  The Borrower shall cause all of its Subsidiaries (subject to applicable law, the terms of any loan documents under which such Subsidiary is the borrower, and the terms of any organizational documents of a joint venture with a Person that is not an Affiliate of REIT or Borrower entered into in the ordinary course of business) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.

§7.19                    Plan Assets.  The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate will be deemed to be Plan Assets at any time.

§7.20                    Construction of Improvements on Three Eldridge Place.  The Borrower and Three Eldridge Place Owner shall cause the Improvements to be constructed and fully equipped in a good and workmanlike manner with materials of high quality, strictly in accordance with the Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Agent or as to which Agent’s approval is not required), and such construction and equipping will be prosecuted with due diligence and continuity and fully completed not later than the Completion Date.

§7.21                    Inspection by Agent or any Lender of Construction at Three Eldridge Place.  The Borrower and Three Eldridge Place Owner shall permit the Lenders, through the Agent or any representative designated by the Agent, and not more than one (1) consultant of Lender or Agent, at the Borrower’s expense, to visit and inspect Three Eldridge Place and all materials to be used in the construction thereof and will cooperate with the Agent and any construction inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Lender, the Agent or such consultant of Agent or any Lender any obligation to undertake such inspections.  Borrower and Three Eldridge Place Owner shall, upon the request of the consultant of Agent or any Lender, correct any material defect in the Improvements or any failure of the Improvements or the construction thereof to comply with the Plans and Specifications in any material respect.

§7.22                    Mechanics’ Liens and Contest Thereof.  Notwithstanding any provision in the Loan Documents to the contrary, neither Borrower nor Three Eldridge Place Owner will suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against Three Eldridge Place or any funds due to the general contractor, and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower or Three Eldridge Place Owner, as applicable, shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrower or Three Eldridge Place Owner, as applicable, posts a statutory lien bond which removes such lien from title to Three Eldridge Place within twenty-five (25) days of the filing of the lien.

§7.23                    Settlement of Mechanics’ Lien Claims.  If Borrower or Three Eldridge Place Owner shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond, Agent may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurance Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder.  In settling, compromising or discharging any claims for lien, Agent shall not be required to inquire into the validity or amount of any such claim.

§7.24                    Eldridge Reserve.

(a)                                  Notwithstanding anything in this Agreement to the contrary, Borrower shall not be entitled to obtain any advance of the Loans or issuance of any Letter of Credit, and the Lenders shall have no obligation to advance any of the Loans or issue any Letters of Credit, in an amount equal to the Eldridge Reserve, which shall be reserved from the Borrowing Base Availability as provided in this section.  Not more frequently than one time each calendar quarter, Borrower may submit to Agent evidence reasonably satisfactory to Agent of (i) costs expended to complete the Improvements, and (ii) the remaining cost to complete the Improvements (including the amount of any retainage), which evidence shall include, without limitation, executed lien waivers relating to previous payments, a certification from Three Eldridge Place Owner regarding changes to the Plans and Specifications and the remaining cost to complete, and date down endorsements to the Title Policy for Three Eldridge Place indicating the absence of liens.  Following Agent’s receipt and review of such items, Agent shall adjust the Eldridge Reserve.  If the amount unfunded under this Agreement (for the avoidance of doubt, Letters of Credit issued and outstanding shall be considered funded for the purposes of this section) is less than the Eldridge Reserve, Borrower shall within five days of demand either (x) reduce the Outstanding Loans and Letters of Credit such that the amount unfunded under this Agreement equals or exceeds the Eldridge Reserve or (y) deposit with Agent cash in an amount equal to such shortfall, and execute and deliver to Agent such documents as Agent may reasonably request to grant Agent a first priority perfected security interest in such sums.  Such amount shall be held as additional collateral for the Obligations but may be released to Borrower as the amount of the Eldridge Reserve is reduced.

(b)                                 The Eldridge Reserve shall be finally released and discharged and available for borrowing upon receipt by Agent of evidence reasonably satisfactory to Agent of (i) completion of the Improvements under the Eldridge Construction Contract, (ii) issuance of a shell certificate of occupancy for the Improvements, (iii) payment in full of all sums due in connection with the construction of the Improvements under the Eldridge Construction Contract, and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements pursuant to the Eldridge Construction Contract (which evidence shall include final lien waivers from any general contractor and such major subcontractors as Agent may reasonably require), (iv) recording of a certificate of completion in accordance with Texas law and (v) issuance of an endorsement to the Title Policy for Three Eldridge Place removing any exception for mechanic’s and materialmen’s liens.

§8.                                NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

§8.1                          Restrictions on Indebtedness.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)                                  Indebtedness to the Lenders arising under any of the Loan Documents;

(b)                                 current liabilities of the Borrower, the Guarantor or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c)                                  Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8 or §7.22;

(d)                                 Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(e)                                  endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(f)                                    subject to the provisions of §9, Indebtedness in respect of Derivatives Contracts that are entered into in the ordinary course of business and not for speculative purposes;

(g)                                 subject to the provisions of §9, Indebtedness in respect of Capitalized Leases and claims under environmental indemnities or with respect to Non-Recourse Exclusions not to exceed $15,000,000.00 (excluding environmental claims covered by insurance) in the aggregate at any one time;

(h)                                 subject to the provisions of §9, Non-Recourse Indebtedness that is secured by Real Estate (other than the Mortgaged Properties) and related assets;

(i)                                     subject to the provisions of §9, Secured Debt or Unsecured Debt that is Recourse Indebtedness, provided that the aggregate amount of such Indebtedness (excluding the Obligations) shall not exceed ten percent (10%) of Gross Asset Value; and

(j)                                     unsecured Indebtedness of Subsidiaries of Borrower to Borrower; provided that any such Indebtedness of a Subsidiary of Borrower that is a Guarantor shall be subordinate to the repayment of the Obligations on terms reasonably acceptable to Agent.

Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(i) above shall have any of the Mortgaged Properties or any interest therein or any direct or indirect ownership interest in any Subsidiary Guarantor as collateral, a borrowing base, unencumbered asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Borrower, the Guarantors or their respective Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to ~~(x)~~ any Indebtedness (other than Indebtedness to the Lenders arising under the Loan Documents) with respect to which there is a Lien on any Equity Interests, right to receive Distributions or similar right in any Subsidiary or Unconsolidated Affiliate of such Person ~~or (y) any Unsecured Debt~~; and (iii) no Subsidiary of Borrower which directly or indirectly owns a Mortgaged Property shall create, incur, assume, guarantee or be or remain liable, contingently, with respect to any Indebtedness other than Indebtedness ~~permitted under clauses (b)-(g) of this §8.1.~~to the Lenders arising under the Loan Documents.

§8.2                          Restrictions on Liens, Etc.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid ~~could~~would by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i)                                     (A) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents and (B) Liens on assets other than (I) the Collateral and (II) any direct or indirect interest of the Borrower and any Subsidiary of the Borrower in any Guarantor or any Company in respect of judgments permitted by §8.1(d);

(ii)                                  deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)                               Liens consisting of mortgage liens on Real Estate, other than Real Estate that constitutes a Mortgaged Property, (including the rents, issues and profits therefrom), or any interest therein (including the rents, issues and profits therefrom), and related personal property securing Indebtedness which is permitted by §8.1(h) or (i);

(iv)                              encumbrances on properties, other than the Mortgaged Properties, consisting of easements, tenant leases, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any such Subsidiary is a party, and other non-monetary liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect;

(v)                                 cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), purchase contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vi)                              rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(vii)                           Liens of Capitalized Leases; ~~and~~

(viii)                        Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations; and

(ix)                                Leases, liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto.

Notwithstanding anything in this Agreement to the contrary, (x) no Subsidiary Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in §§8.2(i), (iv), (v), (vi) ~~and~~, (vii), (viii) and (ix) and (y) REIT shall not create or suffer to be created or incurred or to exist any Lien on any of its properties or assets or those of the general partner of the Borrower, other than Liens contemplated in §8.2(i)(A), (v) and (vi), and any assignment of claims which REIT may have against Borrower or any Subsidiary or Unconsolidated Affiliate in a bankruptcy proceeding of Borrower, such Subsidiary or Unconsolidated Affiliate to a lender contained in a guaranty.

§8.3                          Restrictions on Investments.  Neither the Borrower nor any Guarantor will, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)                                  marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Borrower or its Subsidiary;

(b)                                 ~~marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;~~intentionally omitted;

(c)                                  demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000.00 will not exceed $500,000.00;

(d)                                 ~~securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard &~~

~~Poor’s Corporation at not less than “P 1” if then rated by Moody’s Investors Service, Inc., and not less than “A 1”, if then rated by Standard & Poor’s Corporation;~~intentionally omitted;

(e)                                  ~~mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds (excluding those backed by single family residential mortgages) which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard & Poor’s Corporation at not less than “Aa” if then rated by Moody’s Investors Service, Inc. and not less than “AA” if then rated by Standard & Poor’s Corporation;~~intentionally omitted;

(f)                                    ~~repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;~~intentionally omitted;

(g)                                 shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) ~~through~~and (~~f~~c) and have total assets in excess of $50,000,000.00;

(h)                                 the acquisition of fee interests or long~~-~~ term ground lease interests by the Borrower or its Subsidiaries in (i) Real Estate which is utilized for income-producing office properties located in the United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in §8.3(j), the acquisition of Land Assets to be developed for the foregoing purposes and Development Properties to be used for the purposes set forth in §8.3(h)(i);

(i)                                     Investments by the Borrower or Wholly Owned Subsidiaries of the Borrower in Wholly Owned Subsidiaries of the Borrower;

(j)                                     Investments in Land Assets, provided that the aggregate Investment therein shall not exceed five percent (5%) of Gross Asset Value;

(k)                                  Investments in Mortgage Receivables ~~and mezzanine loans~~ secured by properties (~~or~~excluding mezzanine loans secured by equity interests in Persons owning properties) of the types described in §§8.3(h)(i), (m) or (o), ~~and in the Multifamily Facility,~~ provided that the aggregate Investment therein shall not exceed ~~five~~seven and one-half percent (~~5~~7.5%) of Gross Asset Value;

(l)                                     Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates, provided that the aggregate Investment therein shall not exceed ~~ten~~fifteen percent (~~10~~15%) of Gross Asset Value;

(m)                               Investments in Development Properties in respect of Construction in Progress for properties of the type described in §8.3(h)(i), provided that the aggregate construction and development budget for Construction in Progress (including land), together with any Investments in Mortgage Receivables or Mezzanine Mortgage Receivables directly or indirectly secured by real estate in respect of Construction in Progress (which amount shall include any amounts to be advanced under such Mortgage Receivable or Mezzanine Mortgage Receivable), shall not exceed ten percent (10%) of Gross Asset Value;

(n)                                 Investments in Tenant In Common Assets, provided that the aggregate Investment therein shall not exceed ~~seven~~two and one-half percent (~~7.5~~2.5%) of Gross Asset Value; ~~and~~

(o)                                 Investments in income-producing Real Estate (other than office properties) located in the United States or the District of Columbia and businesses and investments incidental thereto, provided that the aggregate Investment therein shall not exceed five percent (5%) of Gross Asset Value;

(p)                                 Investments in bonds of Publicly Traded REITs (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs), provided that the aggregate Investment therein shall not exceed two and one-half percent (2.5%) of Gross Asset Value;

(q)                                 Investments in preferred or common stock of Publicly Traded REITs (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs), provided that the aggregate Investment therein shall not exceed two and one-half percent (2.5%) of Gross Asset Value; and

(r)                                    Investments in Mezzanine Mortgage Receivables, provided that the aggregate Investment therein shall not exceed two and one-half percent (2.5%) of Gross Asset Value.

(s)                                  Investments in Real Estate of the types set forth in §§ 8.3(h), (j), (m), (n) or (o) effected through an exchange of like-kind property (other than any Mortgaged Property) permitted under § 1031 of the Code and cash proceeds from the sale of assets which are to be used to acquire replacement property, in each case being held by an intermediary pending the close of such exchange of property.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, the Guarantors and their respective Subsidiaries in the Investments described in §8.3(j)-(~~o~~s) exceed twenty-five percent (25%) of Gross Asset Value at any time.

For the purposes of this §8.3, the Investment of the Borrower, any Guarantor or its Subsidiaries in any non-Wholly Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person’s pro rata share of Investment in Land Assets; plus (ii) such Person’s pro rata share of any other Investments valued at the GAAP book value; plus (iii) such Person’s pro-rata share of Construction in Progress.

§8.4                          Merger, Consolidation.  Other than with respect to or in connection with any Internalization permitted under §7.15 or any disposition permitted under §8.8, the Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted~~: (i)~~  without the consent of the Agent or any Lender:  (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor unless such Guarantor will be the surviving Person ~~or (iii~~, (iii) the liquidation or dissolution of any Subsidiary of the Borrower that does not own any assets so long as such Subsidiary is not a Guarantor (or if such Subsidiary is a Guarantor, so long as Borrower and such Subsidiary comply with the provisions of §5.7), or (iv) the acquisition of all or substantially all of the assets of another Person in a bona fide arm’s length transaction that otherwise satisfies the requirements of §~~7.12~~7.14 and §8.3 and which does not create or result in a Default or Event of Default.

§8.5                          Sale and Leaseback.  The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.

§8.6                          Compliance with Environmental Laws.  None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating office properties and non-office properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which ~~might~~could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except with respect to any Real Estate that is not a Mortgaged Property where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:

(i)                                     in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change either adds any Hazardous Substances to its applicability, decreases any threshold at which any action must be taken with respect to remediation of any Hazardous Substances, or institutes more burdensome requirements with respect to testing for or storage or containment of any Hazardous Substances (or has the effect of any of the foregoing), take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to determine whether such Hazardous Substances are or ever were Released or disposed of on any Real Estate in violation of applicable Environmental Laws; and

(ii)                                  if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower, any such Guarantor or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable Environmental Laws; provided, that the Borrower, the Guarantors and their respective Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii), and in compliance with this § 8.6 as it relates to matters addressed by this clause (ii), so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance in accordance with applicable law to the reasonable satisfaction of the Agent and no legal or administrative action shall have been commenced or filed by any enforcement agency to require remediation, containment, mitigation or other action.  The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

(iii)                               At any time during the continuance of an Event of Default hereunder the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of any or all of the Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Real Estate and (ii) whether the use and operation of any such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents.  Additionally, at any time that the Agent or the Required Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with Environmental Laws to the extent required by the Loan Documents, and such Release or threatened Release or non-compliance involves estimated or potential liabilities for remediation or compliance of $500,000.00 or more, as determined by the Agent in its sole and absolute discretion, the Borrower shall promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws to the extent required by the Loan Documents.  Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws.  All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.

§8.7                          Distributions.

(a)                                  (i) The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners, during any period of four (4) consecutive calendar quarters to the extent that such Distribution would cause the aggregate Distributions (less any amount of such Distribution constituting Dividend Reinvestment Proceeds) paid or declared during such period to exceed ninety-five percent (95%) of such Person’s Funds from Operations for such period; provided that so long as no Default or Event of Default shall be continuing or would arise as a result thereof, an amount not to exceed $15,000,000.00 in any period of four (4) consecutive fiscal quarters paid to redeem Equity Interests in Borrower or REIT shall not be considered Distributions for the purpose of the foregoing limit; and provided further that the limitations contained in this §8.7(a) shall not preclude the Borrower from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(b)                                 If an Event of Default shall have occurred and be continuing, the Borrower shall make no Distributions, and REIT shall not pay any Distribution to its partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(c)                                  Notwithstanding the foregoing, at any time when an Event of Default under §12.1(a) or (b) shall have occurred, an Event of Default as to Borrower or REIT under §12.1 (g), (h) or (i) shall have occurred, or the maturity of the Obligations has been accelerated, neither the Borrower nor REIT shall make any Distributions whatsoever, directly or indirectly.

§8.8                          Asset Sales.  The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of any material asset other than pursuant to a bona fide arm’s length transaction.  Neither the Borrower, any Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in one transaction or a series of transactions during any four (4) consecutive fiscal quarters in excess of an amount equal to twenty percent (20%) of Gross Asset Value as at the beginning of such four (4) quarter period, except as the result of a condemnation or casualty, without the prior written consent of Agent and the Required Lenders.

§8.9                          Restriction on Prepayment of Indebtedness.  The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Event of Default, prepay, redeem, defease, purchase or otherwise retire (except for regularly scheduled installments of principal) the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness or proceeds resulting from a casualty or condemnation relating to such Real Estate (and such insurance or condemnation proceeds are not otherwise required by the terms of any applicable loan documents to be applied to the restoration or rebuilding of such Real Estate); or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

§8.10                    Zoning and Contract Changes and Compliance.  Except with the Agent’s prior written consent, neither the Borrower nor any Guarantor shall (i) initiate or consent to any zoning reclassification of any of its Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could reasonably be expected to result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation or (ii) initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter could reasonably be expected to materially adversely affect the ownership, occupancy, use or operation of any Mortgaged Property.

§8.11                    Derivatives Contracts.  Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §8.1.

§8.12                    Transactions with Affiliates.  The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of REIT, the Borrower or any other Guarantor), except (i) transactions in connection with Management Agreements or other property management agreements relating to Real Estate other than the Mortgaged Properties, (ii) transactions in connection with the Internalization, (iii) transactions set forth on Schedule ~~6.14~~6.15 attached hereto and (~~ii~~iv) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

§8.13                    Equity Pledges.  Except for Liens permitted under §8.2(i)(A), (ii), (v), (vi) and (viii), neither REIT nor Borrower will create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in the Borrower or any Subsidiary of Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof (provided that the foregoing shall not be deemed to prohibit a Subsidiary that owns Real Estate to have Liens permitted pursuant to §8.2(iii)).

§8.14                    Advisory Fees.  The Borrower and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, pay any advisory fees or other payments under the Advisory Agreement or any replacement thereof to any advisor that is an Affiliate of the Borrower, such Guarantor or such Subsidiary in the event that a Default or Event of Default shall have occurred and be continuing.

§8.15                    Changes in Plans and Specifications.  No changes will be made in the Plans and Specifications without the prior written approval of Agent; provided, however, that Borrower or Three Eldridge Place Owner may make changes to the Plans and Specifications without Agent’s approval if (i) Borrower or Three Eldridge Place Owner obtains the approval of all parties whose approval is required, including any tenants under Leases, sureties, and any Governmental Authority to the extent approval from such parties is required; (ii) the structural integrity of the Improvements is not impaired; (iii) no material change in the use, size, scope, or architectural appearance is effected; or (iv) the performance of the mechanical, electrical, and life safety systems of the Improvements is not adversely affected.  Notwithstanding the foregoing, from and after the First Amendment Date Three Eldridge Place Owner shall not without Agent’s approval (which may be conditioned upon an increase in the Eldridge Reserve) make any changes to the Plans and Specifications or the Improvements that would individually or in the aggregate increase the cost to complete the Improvements under the Eldridge Construction Contract by more than $1,000,000.00, or otherwise expand or increase the scope of work to be performed under the Eldridge Construction Contract.  Without limiting the foregoing, no tenant improvement work for Three Eldridge Place shall be performed under the Eldridge Construction Contract.

§8.16                    Management Fees.  Borrower shall not pay, and shall not permit any Guarantor to pay, any management fees or other payments under any Management Agreement for any Mortgaged Property to Borrower, any other manager that is an Affiliate of Borrower or any other manager in the event that an Event of Default shall have occurred and be continuing unless approved in writing by Agent.

§9.                                FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

§9.1                          Borrowing Base.  The Borrower (i) shall not permit the outstanding principal balance of the Loans and the Letter of Credit Liabilities to be greater than the Borrowing Base Availability, (ii) shall not permit the aggregate Borrowing Base Value to be less than $200,000,00.00, and (iii) shall not permit the Borrowing Base to be comprised of less than four (4) Mortgaged Properties; provided, however, that upon a violation of this § 9.1 by Borrower, no Event of Default shall exist hereunder in the event Borrower cures such Default within five (5) Business Days of the occurrence of such event.

§9.2                          Consolidated Total Indebtedness to Gross Asset Value.  The Borrower will not permit Consolidated Total Indebtedness to exceed seventy percent (70%) of Gross Asset Value.

§9.3                          Adjusted Consolidated EBITDA to Consolidated Fixed Charges.  The Borrower will not permit the ratio of Adjusted Consolidated EBITDA determined as of the end of the most recently ended calendar quarter to Consolidated Fixed Charges for the most recently ended calendar quarter annualized, to be less than ~~1.45 to 1.00.~~1.30 to 1.00 during the Initial Term, or 1.35 to 1.00 during the Extension Term.

§9.4                          Minimum Consolidated Tangible Net Worth.  The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $~~1,000,000,000.00,~~1,200,000,000.00, plus (ii) seventy-five percent (75%) of the sum of (A) any additional Net Offering Proceeds after the ~~date hereof~~First Amendment Date, plus (B) the value of interests in the Borrower or interests in REIT issued upon the contribution of assets to the Borrower or its Subsidiaries.

§9.5                          Unhedged Variable Rate Debt.  The Borrower shall not permit the Unhedged Variable Rate Debt of the Borrower, the Guarantors and their respective Subsidiaries to exceed twenty percent (20%) of Gross Asset Value.

§10.                          CLOSING CONDITIONS.

The obligation of the Lenders to make the ~~initial~~ Loans or issue the ~~initial~~ Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:

§10.1                    Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  The Agent shall have received a fully executed counterpart of each such document.

§10.2                    Certified Copies of Organizational Documents.  The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to any Subsidiary Guarantor that owns a Mortgaged Property) in which such Mortgaged Property is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification; provided that, if Agent has previously been provided with a certified copy of such Person’s partnership agreement, operating agreement or other organizational agreement (other than a publicly-filed charter document), it shall be sufficient to certify that such document has not changed since its certification to Agent.

§10.3                    Resolutions.  All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4                    Incumbency Certificate; Authorized Signers.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the ~~Closing~~First Amendment Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.  The Agent shall have also received from the Borrower a certificate, dated as of the ~~Closing~~First Amendment Date, signed by a duly authorized representative of the Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5                    Opinion of Counsel.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the ~~Closing~~First Amendment Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

§10.6                    Payment of Fees.  The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7                    Insurance.  The Agent shall have received certificates evidencing that the Agent and the Lenders are named as mortgagee and/or additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

§10.8                    Performance; No Default.  The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the ~~Closing~~First Amendment Date, and on the ~~Closing~~First Amendment Date there shall exist no Default or Event of Default.

§10.9                    Representations and Warranties.  The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the ~~Closing Date~~First Amendment Date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

§10.10              Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.11              Eligible Real Estate Qualification Documents.  The Eligible Real Estate Qualification Documents for each Mortgaged Property included in the Borrowing Base as of the First Amendment Date shall have been delivered to the Agent at the Borrower’s expense and shall be in form and substance reasonably satisfactory to the Agent.

§10.12              Compliance Certificate and Borrowing Base Certificate.  The Agent shall have received a Compliance Certificate and a Borrowing Base Certificate dated as of the date of the ~~Closing~~First Amendment Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which REIT has provided financial statements under §6.4 adjusted in the best good faith estimate of REIT as of the ~~Closing~~First Amendment Date.

§10.13              Appraisals.  The Agent shall have received Appraisals of each of the Mortgaged Properties in form and substance reasonably satisfactory to the Agent, and the Agent shall have determined an Appraised Value for such Mortgaged Properties.

§10.14              Consents.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.15              Contribution Agreement.  The Agent shall have received an executed counterpart of the Contribution Agreement.

§10.16              Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.                          CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1                    Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

§11.2                    Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

§11.3                    Borrowing Documents.  The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by §~~2.7,~~2.6, or a fully completed Letter of Credit Request required by §~~2.10~~2.9 in the form of Exhibit ~~F~~H hereto fully completed, as applicable.

§11.4                    Endorsement to Title Policy.  At such times as Agent shall determine in its discretion prior to each funding, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding and Letters of Credit issued and outstanding (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

§11.5                    Future Advances Tax Payment.  As a condition precedent to any Lender’s obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on Mortgaged Property located in such state secure the Borrower’s obligation with respect to the Loans then being requested by the Borrower.  The provisions of this §11.5 shall not limit the Borrower’s obligations under other provisions of the Loan Documents, including without limitation §15 hereof.

§12.                          EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1                    Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)                                  the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)                                 the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)                                  the Borrower shall fail to perform any other term, covenant or agreement contained in §9;

(d)                                 the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);

(e)                                  any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)                                    the Borrower, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involve singly or in the aggregate obligations for Recourse Indebtedness totaling in excess of $10,000,000.00 ~~or Non-Recourse Indebtedness totaling in excess of $50,000,000.00~~;

(g)                                 the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)                                 a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)                                     a decree or order is entered appointing a trustee, custodian, liquidator or receiver for the Borrower, any Guarantor or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)                                     there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, one or more uninsured or unbonded final judgments against (x) the Borrower or any Guarantor that, either individually or in the aggregate, exceed $25,000,000.00 in any calendar year or (y) any Subsidiary of the Borrower that is not a Subsidiary Guarantor that, either individually or in the aggregate, exceed $50,000,000.00 in any calendar year;

(k)                                  any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)                                     any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur, in each case, other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)                               with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(n)                                 the Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the Collateral;

(o)                                 any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document;

(p)                                 the Borrower, any Guarantor or any of their respective Subsidiaries shall fail to comply with the covenants set forth in §8.6 hereof; provided, however, no Event of Default shall occur hereunder as a result of such failure if such failure relates solely to a parcel or parcels of Real Estate that are not a Mortgaged Property whose book value, either individually or in the aggregate, does not exceed $50,000,000.00;

(q)                                 any Change of Control shall occur; or

(r)                                    an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i) as to Borrower or REIT, all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent.  Upon demand by Agent or the ~~Majority Revolving Credit~~Required Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the ~~Revolving Credit~~ Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit.  The proceeds of any such Revolving Credit Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations.  In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit with and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit.  Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations.  Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.

~~§Certain Cure Periods; Limitation of Cure Periods.~~

§12.2                    ~~(a)~~ Certain Cure Periods; Limitation of Cure Periods.  Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due, provided that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7 with respect to any Mortgaged Property, to any default (whether of Borrower, Guarantor or any Subsidiary thereof) consisting of a failure to comply with §7.4(c), §~~7.12, §7.16,~~7.14, §7.19, §8.1, §8.2, §8.3, §8.4, §8.7, §8.8 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

§12.3                    Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur with respect to Borrower or REIT, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower.  If any other Event of Default shall have occurred, the Agent may, and upon the election of the ~~Majority Revolving Credit~~Required Lenders shall, by notice to the Borrower terminate the obligation to make Revolving Credit Loans to and issue Letters of Credit for the Borrower.  No termination under this §12.3 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4                    Remedies.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.  If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

In addition to the foregoing remedies and not in lieu thereof, upon the occurrence of any Event of Default, Agent may, subject to the terms and provisions of this Agreement, and at the request of the Required Lenders shall, take possession of Three Eldridge Place and complete the construction thereof and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower and Three Eldridge Place Owner under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others.  Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby acknowledges and agrees that Three Eldridge Place Owner has appointed and constituted Agent its lawful attorney-in-fact with full power of substitution in Three Eldridge Place to complete the construction in the name of Three Eldridge Place Owner; and that Agent and Lenders may (i) use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to complete the construction; (ii) make changes in the Plans and Specifications which shall be necessary or desirable to complete the construction in substantially the manner contemplated by the Plans and Specifications; (iii) retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; (iv) pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against Three Eldridge Place; (v) execute all applications and certificates in the name of Three Eldridge Place Owner and prosecute and defend all actions or proceedings in connection with Three Eldridge Place or the improvements thereon; (vi) cure defaults under any of the agreements relating to Three Eldridge Place; and (vii) do any and every act which Three Eldridge Place Owner might do in its own behalf.

§12.5                    Distribution of Collateral Proceeds.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)                                  First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses and disbursements which shall have been paid or incurred by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)                                 Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (iii) in the event that any Lender shall have wrongfully failed or refused to make an advance, or to make funds available, under §~~2.5~~2.4(d), §~~2.7~~2.6 or §~~2.10~~2.9(f) and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding the Swing Loans) shall be made among the Lenders pro rata and as between Revolving Credit Loans ~~and Term Loans~~ shall be made pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)                                  Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§13.                         SETOFF.

Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender under the Loan Documents.  Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14.                         THE AGENT.

§14.1                    Authorization.  The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship.  Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2                    Employees and Agents.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3                    No Liability.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4                    No Representations.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the

Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5                    Payments.

(a)                                  A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.  In the event that the Agent receives payment prior to 2:00 p.m. (Cleveland time) on a Business Day and fails to distribute such amounts the same Business Day, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b)                                 If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.  In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this §14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or participation in a Letter of Credit or Swing Loan, (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.  In addition to the rights and remedies that may be available to the Agent at law and in equity, a Delinquent Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of ~~Majority Revolving Credit Lenders,~~ Required Lenders or any matter requiring approval of all of the Lenders, shall be suspended while such Lender is a Delinquent Lender.  A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans.  The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans.  The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of the Borrower as to its desired application of payments.  The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Lender any amounts to be paid to such Delinquent Lender under this Agreement, (ii) to collect interest from such Lender for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus one percent (1%), for each day during such period, and (iii) bring an action or suit against such Delinquent Lender in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Lender.  A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§14.6                    Holders of Notes.  Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7                    Indemnity.  The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.  The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8                    Agent as Lender.  In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9                    Resignation.  The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower.  The Required Lenders may remove the Agent from its capacity as Agent in the event of the Agent’s willful misconduct or gross negligence.  The Commitment Percentage of the Lender that is acting as Agent shall not be taken into account in the calculation of the Required Lenders for the purpose of removing the Agent in the event of the Agent’s gross negligence or willful misconduct.  Any such resignation or removal may at Agent’s option also constitute Agent’s resignation as Issuing Lender and Swing Loan Lender.  Upon any such resignation or removal, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Unless a Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower.  If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of Agent, then the retiring or removed Agent may, on behalf of the Lenders, and, so long as no Event of Default shall have occurred and be continuing, with the Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender and Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring or removed Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender and Swing Loan Lender.  After any retiring or removed Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Issuing Lender and Swing Loan Lender.  If the resigning or removed Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

§14.10              Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.  Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action.  Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors or out of the Collateral within such period.  The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.  Prior to any foreclosure upon any Mortgaged Property, the Required Lenders shall use good faith efforts to approve and document a plan for the management and disposition of such Mortgaged Property.

§14.11              Bankruptcy.  In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement.  Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12              Request for Agent Action.  Agent and the Lenders acknowledge that in the ordinary course of business of the Borrower, (a) Borrower and Guarantors will enter into leases or rental agreements covering Mortgaged Properties that may require the execution of a Subordination, Attornment and Non-Disturbance Agreement in favor of the tenant thereunder, (b) a Mortgaged Property may be subject to a Taking, (c) Borrower or a Guarantor may desire to enter into easements or other agreements affecting the Mortgaged Properties, or take other actions or enter into other agreements in the ordinary course of business (including, without limitation, Leases) which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (w) execute and deliver to the Borrower and the Guarantors Subordination, Attornment and Non-Disturbance

Agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower’s business.

§14.13              Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.14              Approvals.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders~~, the Majority Revolving Credit Lenders~~ or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender.  If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15              Borrower Not Beneficiary.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

§15.                         EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any imposed taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent’s or any Lender’s gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) title insurance premiums, engineer’s fees, all environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional ~~Collateral~~Mortgaged Properties or other Collateral, the review of leases and Subordination, Attornment and Non-Disturbance Agreements, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in subparagraph (d), above), (f) all out-of-pocket expenses (including attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrower or the Guarantors in respect of the Loan and the Loan Documents (provided that any attorneys fees and costs pursuant to this clause (f)(ii) shall be limited to those incurred by the Agent and one other counsel with respect to the Lenders as a group), (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans.  The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.                         INDEMNIFICATION.

The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Affiliate thereof and Person who controls the Agent or any Lender or the Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Properties, other Real Estate or the Loans, (b) any condition of the Mortgaged Properties or other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Properties, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (~~g~~h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.  In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§17.                         SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit.  The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.                         ASSIGNMENT AND PARTICIPATION.

§18.1                    Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the ~~Revolving Credit~~ Commitment in the event an interest in the Revolving Credit ~~Loans is assigned, or of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term~~ Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit ~~H annexed~~K attached hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor, (e) such assignee of a portion of the Revolving Credit Loans shall have a net worth as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), and (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower.  Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor.

§18.2                    Register.  The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

§18.3                    New Notes.  Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register.  Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4                    Participations.  Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.8, §4.9, §4.10 and §13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the ~~Revolving Credit~~ Maturity Date pursuant to §~~2.12~~2.11), (iii)

reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise permitted under this Agreement).  Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5                    Pledge by Lender.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6                    No Assignment by Borrower.  The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

§18.7                    Disclosure.  The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment.  The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all information obtained from the Borrower or any Guarantor that has not been identified in writing as public by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other ~~governmental authority~~Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any ~~governmental authority~~Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such ~~government authority~~Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7).  Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower.  Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8                    Mandatory Assignment.  In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit ~~H~~K and such Non-Consenting Lender’s original Note.  The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§18.9                    Amendments to Loan Documents.  Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.

§18.10              Titled Agents.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19.                         NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
800 Superior
Cleveland, Ohio  44114-1306
Attn:  Real Estate Capital Services

With a copy to:

KeyBank National Association
~~127 Public Square~~
~~Cleveland, Ohio  44114-1306~~1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Mr. Kevin Murray
Telecopy No.:  (~~216) 689-5819~~770) 510-2168

and

McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn:  William F. Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower:

c/o Behringer Harvard Operating Partnership I LP
15601 Dallas Parkway
Suite 600
Addison, TX 75001-6206
Attn:  Gerald J. Reihsen, III, Esq.
Telecopy No.:  (469) 655-1610

With a copy to:

Luce, Forward, Hamilton & Scripps
600 W. Broadway
Suite 2600
San Diego, CA 92101
Attn:  Darryl Steinhause
Telecopy No.:  (619) 645-5340

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20.                         RELATIONSHIP.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.                         GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN).  THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED

APPELLATE COURT AND IRREVOCABLY (i) SUBJECT TO AVAILABLE RIGHTS TO APPEAL, AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.  IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF THE BORROWER EXISTS AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.

§22.                         HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.                         COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.                         ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.                         WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE

PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.  THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.                         DEALINGS WITH THE BORROWER.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.  The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

§27.                         CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders.  Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender:  (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §~~2.11~~2.10 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the ~~Revolving Credit~~ Maturity Date (except as provided in §~~2.12) or the Term Loan Maturity Date (except as provided in §2.13~~2.11); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Guarantor or any Collateral except as otherwise provided in this Agreement; (i)

an amendment of the definition of ~~Majority Revolving Credit Lenders,~~ Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders~~, the Majority Revolving Credit Lenders~~ or the Required Lenders to require a lesser number of Lenders to approve such action.  The provisions of §14 may not be amended without the written consent of the Agent.  There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender.  The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

§28.                         SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.                         TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

§30.                         NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.                         REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.                         NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.  In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§33.                         PATRIOT ACT.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

§34.                         CONSOLIDATION, AMENDMENT AND RESTATEMENT OF ASSIGNED NOTE.

By execution of this Agreement, the Assigned Note is being consolidated, amended, restated and bifurcated into the Revolving Credit Notes delivered as of the First Amendment Date having an aggregate principal face amount of $193,000,000.00.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(SEAL)

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

Wachovia Bank, National Association

301 S. College Street

16th Floor, NC0172

Charlotte, NC 28288

Attention:	Cindy Bean
Telephone:	(704) 383-7534
Facsimile:	(704) 715-0065

AAREAL ~~BANK AG~~CAPITAL CORPORATION

By:
Name:
Title:

Address for Notices:

Aareal ~~Bank AG~~Capital Corporation

~~Paulinenstrasse 15~~

~~65189 Wiesbaden~~

~~Germany~~

250 Park Avenue, Suite 820

New York, New York  10177

Attention:	~~Markus Obenland~~Christian Berry
Telephone:	~~+49-(0)611-348-3594~~(212) 508-4083
Facsimile:	~~+49-(0)611-348-2757~~(917) 322-0285

WESTDEUTSCHE IMMOBILIENBANK AG

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

1211 Avenue of the Americas

24th Floor

New York, NY 10036

Attention:	David McGannon
Telephone:	(212) 588-0065
Facsimile:	(212) 588-0992

RBS CITIZENS, N.A. d/b/a CHARTER ONE

By:
Name:
Title:

Address for Notices:

RBS Citizens, N.A. d/b/a Charter One

1215 Superior Avenue

6th Floor

Cleveland, OH 44114

Attention:	Don Woods
Telephone:	(216) 277-0199
Facsimile:	(216) 277-4607

FIFTH THIRD BANK, a Michigan banking corporation

By:
Name:
Title:

Address for Notices:

Fifth Third Bank

MD C82111

3821 Ruckriegel Parkway

Louisville, KY 40299

Attention:	Tammy Leachman
Telephone:	(502) 297-6199
Facsimile:	(502) 267-7747

NATIONAL CITY BANK

By:
Name:
Title:

Address for Notices:

National City Bank

2000 Auburn Drive, Suite 400

Beachwood, OH 44122

Attention:	Sean Apicella
Telephone:	(216) 488-3687
Facsimile:	(216) 488-3160

ALLIED IRISH BANKS, P.L.C.

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

Allied Irish Banks, P.L.C.

405 Park Avenue

New York, NY 10022

Attention:	Doug Marron / Aaron Bawol
Telephone:	(212) 515-6763 / (212) 339-8038
Facsimile:	(212) 339-8325

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

PNC Bank, National Association

500 1st Avenue

Pittsburgh, PA 15219

Attention:	Leigh Ann Geyer
Telephone:	(412) 762-5600
Facsimile:	(412) 762-6500

CITIBANK, N.A.

By:
Name:
Title:

Address for Notices:

Citibank, N.A.

8401 N. Central Expressway

Suite 500

Dallas, Texas  75225

Attention:	~~Andrea L. Murry~~Ashanti Mitchell
Telephone:	(972) 419-~~3453~~3374
Facsimile:	(972) 419-3308

BANK OF AMERICA, N.A.

By:
Name:
Title:

Address for Notices:

Bank of America, N.A.

901 Main Street, 20th Floor

TX1-492-20-06

Dallas, TX 75202

Attention:	Brett Bell
Telephone:	(214) 209-2773
Facsimile:	(214) 209-1832

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

Texas Capital Bank, National Association

500 Throckmorton Street

Suite 300

Fort Worth, TX 76102

Attention:	Jeffrey A. Moten
Telephone:	(817) 852-4005
Facsimile:	(817) 336-0553

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

~~$ , 2007~~

$ , 2009

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                       (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the ~~Revolving Credit~~ Maturity Date, the principal sum of                                    ($                    ), or such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the ~~Revolving Credit~~ Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be

A-1

applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

[Language to be used on notes issued in connection with First Amendment to Credit Agreement and Other Loan Documents and on certain notes issued pursuant to Section 2.10 of the Credit Agreement]  This Note is issued pursuant to [that certain First Amendment to Credit Agreement and Other Loan Documents dated as of the date hereof] [Section 2.10 of the Credit Agreement] in replacement of that certain Note dated                              in the principal face amount of $                                       made by Borrower to the order of Lender (the “Original Note”).  This Note is made in substitution for, and not in repayment of, the Original Note.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:
(SEAL)

A-2

EXHIBIT B

FORM OF SWING LOAN NOTE

~~$50,000,000.00 , 2007~~

$25,000,000.00 , 2009

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                       (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the ~~Revolving Credit~~ Maturity Date, the principal sum of ~~Fifty~~Twenty-Five Million and No/100 Dollars ($~~50,000,000.00~~25,000,000.00), or such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the ~~Revolving Credit~~ Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law

B-1

in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

[Language to be used on notes issued in connection with First Amendment to Credit Agreement and Other Loan Documents and on certain notes issued pursuant to Section 2.10 of the Credit Agreement]  This Note is issued pursuant to [that certain First Amendment to Credit Agreement and Other Loan Documents dated as of the date hereof] [Section 2.10 of the Credit Agreement] in replacement of that certain Note dated                              in the principal face amount of $                                       made by Borrower to the order of Lender (the “Original Note”).  This Note is made in substitution for, and not in repayment of, the Original Note.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:
(SEAL)

B-2

EXHIBIT C

FORM OF ~~TERM LOAN NOTE~~ASSIGNMENT OF LEASES AND RENTS

~~$ , 2007~~

~~FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                       (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of December 11, 2007, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of                                    ($                    ), or such amount as may be advanced by the Payee under the Credit Agreement as a Term Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.~~

~~Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.~~

~~This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Term Loan Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.~~

~~Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned~~

~~Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.~~

~~In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.~~

~~This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.~~

~~The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.~~

~~IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.~~

~~BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership~~

~~By:~~	~~BHR, Inc., a Delaware corporation, its General Partner~~

~~By:~~
~~Name:~~
~~Title:~~

AFTER
RECORDING, RETURN TO:
William F. Timmons, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street N.E., Suite 5300
Atlanta, Georgia 30308

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of                           , by                                                                     , a                                                  (“Assignor”), having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, to KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of December 11, 2007, by and among Behringer Harvard Operating Partnership, L.P., a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated of even date herewith (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and AS ADDITIONAL SECURITY, does hereby presently, absolutely, irrevocably and unconditionally GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Agent, for the ratable benefit of the Lenders, as additional security, the entire lessor’s, landlord’s or licensor’s interest in and to all leases, subleases (to the full extent of Assignor’s right, title and interest therein), tenant contracts, rental agreements, occupancy agreements or agreements of a similar nature, whether written or oral, now or hereafter affecting the Property (as defined in the Deed of Trust, Security Agreement and Assignment of Leases and Rents dated of even date herewith executed by Assignor to Agent, for itself and the other Lenders (the “Instrument”)), or any part thereof, which Property includes that certain lot or piece of land, more particularly described in Exhibit A attached hereto, together with all lease, security, damage or other deposits and all guarantees of the foregoing and letters of credit or other security relating to the performance or obligations of any tenants, lessees or licensees thereunder (all of the leases and other agreements and guarantees described above together with all present and future leases and present and future agreements and any amendment, modification, extension or renewal of the same are hereinafter collectively referred to as the “Leases”);

TOGETHER WITH all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance, all of Assignor’s rights to recover monetary amounts from any lessee under the Leases in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of defaults under the Leases, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Assignor by virtue of any and all lease termination payments, royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Property or any part thereof, and all rents under and as defined in the Leases) (all of the rights described above hereinafter collectively referred to as the “Rents”).

THIS ASSIGNMENT is made for the purposes of additionally securing the following described indebtedness (collectively the “Secured Obligations”):

(a)           The debt evidenced by those certain notes made by Borrower, which have been issued pursuant to the Credit Agreement and which are due and payable in full on or before December 11, 2010, unless extended as provided in the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”);

(b)           The payment, performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein, and of Assignor in the Credit Agreement and in the other Loan Documents;

(c)           Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Assignor is the owner of the Property at the time of such advances);

(d)           Any and all other indebtedness, obligations and liabilities now or hereafter owing or to be performed by Borrower to any Lender or Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(e)           The Enforcement Costs (as defined in the Instrument).

Assignor warrants to Agent that as of the date hereof (and to Assignor’s best knowledge, with respect to subleases) (a) except for subleases, Assignor is the sole owner of the entire lessor’s interest in the Leases and the Rents; (b) the Leases have not been altered, modified or amended in any manner whatsoever except as disclosed to Agent and, to the best knowledge of Assignor, are valid, enforceable and in full force and effect; (c) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) none of the Rents have been collected for more than one (1) month in advance; (e) Assignor has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Property; and (f) to Assignor’s knowledge, there exist no offsets or defenses to the payment of any portion of the Rents.

Assignor covenants with Agent that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and, subject to Section 7.13 of the Credit Agreement, shall not do or permit to be done anything to impair the value of the Leases as security for the Secured Obligations; (b) shall use commercially reasonable efforts to enforce the performance and observance of the obligations of the other parties to the Leases to be performed thereunder consistent with the provisions of the Credit Agreement; (c) will appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Assignor as the landlord, lessor or licensor thereof, or any tenant, lessee, licensee or any guarantor thereunder; (d) shall not collect any Rents more than one (1) month in advance; (e) shall not execute any other assignment of lessor’s interest in the Leases or the Rents; (f) shall execute and deliver at the request of Agent all such further assurances, confirmations or assignments in connection with the Property as Agent shall from time to time reasonably require; and (g) shall deliver to Agent executed copies of all Leases required to be delivered to Agent pursuant to the terms of the Credit Agreement.

THIS ASSIGNMENT is made on the following terms, covenants and conditions:

1.             Present Assignment.  Assignor does hereby absolutely, presently and unconditionally assign to Agent, Assignor’s right, title and interest in and to any and all Leases and Rents, it being intended by Assignor that this Assignment constitute a present assignment and not an agreement to assign.  Assignor agrees to execute and deliver to Agent such additional instruments, in form and substance satisfactory to Agent, as may hereinafter be requested by Agent to further evidence and confirm said assignment.  Such assignment to Agent shall not be construed to bind Agent to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Agent.  Agent is hereby granted and assigned by Assignor the right to enter the Property for the purpose of enforcing its interest in the Leases and the Rents, this Assignment constituting a present and unconditional assignment of the Leases and Rents.  Assignor shall authorize and direct, and does hereby authorize and direct, each and every present and future tenant under the Leases to pay all Rents directly to Agent upon receipt of written demand from Agent.  It is the intent of Assignor and Agent hereunder that the Rents hereby absolutely assigned are no longer, during the term of this Assignment, property of Assignor or property of any estate of Assignor as defined by 11 U.S.C. § 541, and shall not constitute collateral, cash or otherwise, of Assignor.  Notwithstanding the provisions of this Paragraph 1, so long as no Event of Default has occurred and is continuing, Assignor shall have the right to act as lessor under the Leases to the extent not prohibited by the Credit Agreement.

2.             License.  Although this Assignment constitutes a present assignment of all Rents, so long as there shall exist no Event of Default under the Instrument or the Credit Agreement, Assignor shall have a license (revocable upon the occurrence of an Event of Default) to collect and receive the Rents.  Upon the occurrence and during the continuance of any Event of Default, the license granted in this Paragraph 2 shall automatically, without further act by Agent, cease and terminate, and thereafter, any Rents received by Assignor shall be held in trust for the benefit of, and shall be immediately remitted by Assignor to, Agent.

3.             Remedies of Agent.  If an Event of Default under the Instrument or the Credit Agreement shall have occurred and be continuing, Agent may collect and receive all the Rents,

including those past due as well as those accruing thereafter, and, Assignor hereby authorizes Agent or Agent’s agents to collect the Rents and hereby directs such tenants, lessees and licensees of the Property to pay the Rents to Agent or Agent’s agents.  Assignor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Rents to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Assignor to the contrary, and Assignor agrees that Assignor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Rents paid to Agent following receipt of such written demand.  Anything in this Paragraph 3 to the contrary notwithstanding, Agent shall not be obligated to discharge or perform the duties of a landlord or lessor to any tenant or other occupant or incur any liability as a result of the exercise by Agent of its rights under this Assignment, and Agent shall be liable to account only for the rents, income, issues, profits and revenues actually received by Agent.  In connection with any action taken by the Agent pursuant to this Paragraph 3, the Agent shall not be liable for any loss sustained by Assignor resulting from any act or omission of the Agent, including a loss arising from the ordinary negligence of the Agent, unless such loss is caused by its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability of Assignor.  Assignor hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Property taken under this Paragraph 3.

4.             No Liability of Agent.  After the occurrence and during the continuance of an Event of Default, the Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Assignor or the Agent for the account of Assignor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Secured Obligations, when received, regardless of the maturity of any of the Loans, or any installment thereof; and to execute transfer and division orders in the name of Assignor, or otherwise, with warranties binding Assignor.  The Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Agent in order to collect such funds and to protect the interests of the Agent and/or Assignor, with all costs, expenses and attorney’s fees incurred in connection therewith being paid by Assignor.

5.             Other Remedies and Non-Waiver.  No right, power or remedy conferred upon or reserved to Agent by this Assignment is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Agent or of any Lenders to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any breach or default by Assignor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Assignor hereunder.  Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default under the Instrument, the Credit Agreement, the Guaranty or the other Loan Documents, irrespective of how long such failure continues, shall not constitute a waiver by Agent of its rights hereunder or impair any rights, powers or remedies of Agent consequent on any breach or default by Assignor.  Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the power and rights granted to Agent hereunder shall be deemed to be a waiver by Agent of its rights and remedies under the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms thereof.  The right of the Agent to collect the Rents and to enforce any other security thereof held by it may be exercised by Agent either prior to simultaneously with or subsequent to any action taken by it hereunder.

6.             Conflict with Credit Agreement Provisions.  Assignor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

7.             No Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Agent a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Agent.  In the exercise of the powers herein granted to Agent, no liability shall be asserted or enforced against Agent, all such liability being expressly waived and released by Assignor.

8.             No Oral Change.  This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.             Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeable in singular or plural form and the word “Assignor” shall mean “each Assignor and any subsequent owner or owners of the Property or any part thereof or any fee interest therein,” the word “Agent” shall mean “Agent and any subsequent beneficiary of the Instrument,” the word “Loans” shall have the meaning set forth in the Credit Agreement, the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words “Property” shall include any portion of the Property and any interest therein; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  All other capitalized terms used, but not defined herein, shall have the meaning set forth in the Credit Agreement.

10.           Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

11.           Counterparts.  This Assignment may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

12.           GOVERNING LAW; JURISDICTION.  THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN PURSUANT TO SECTION 3.04 OF THE INSTRUMENT.  ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE JURISDICTION CHOSEN PURSUANT TO SECTION 3.04 OF THE INSTRUMENT IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

13.           Successors and Assigns.  Assignor may not assign its rights under this Assignment.  Assignor hereby acknowledges and agrees that Agent may assign this Assignment without Assignor’s consent.  Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and the Agent and their respective successors and assigns.

14.           Termination of Assignment.  Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release or discharge of the Instrument duly executed by Agent, this Assignment shall become and be void and of no effect as to the Leases and Rents from the Land no longer securing the Secured Obligations.

15.           INDEMNIFICATION.  ASSIGNOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND TO HOLD AGENT OR THE LENDERS HARMLESS FOR, FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, LIABILITY, LOSS OR DAMAGE (INCLUDING ALL COSTS, EXPENSES, AND ATTORNEYS’ FEES INCURRED IN THE DEFENSE THEREOF) ASSERTED AGAINST, IMPOSED ON OR INCURRED BY AGENT OR THE LENDERS IN CONNECTION WITH OR AS A RESULT OF THIS ASSIGNMENT OR THE EXERCISE OF ANY RIGHTS OR REMEDIES UNDER THIS ASSIGNMENT OR UNDER ANY OF THE LEASES OR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS OF AGENT OR THE LENDERS TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY OF THE LEASES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE ASSIGNOR TO INDEMNIFY AND HOLD AGENT OR THE LENDERS HARMLESS FOR, FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, LIABILITY, LOSS OR DAMAGE ASSERTED AGAINST, IMPOSED ON OR INCURRED BY AGENT OR THE LENDERS BY REASON OF SUCH PERSON’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE IF A JUDGMENT IS ENTERED AGAINST AGENT OR A LENDER BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS.  SHOULD AGENT OR A LENDER INCUR ANY

SUCH COSTS, EXPENSES, LIABILITIES, LOSS OR DAMAGE, OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, FOR WHICH IT IS TO BE INDEMNIFIED BY ASSIGNOR AS AFORESAID, THE AMOUNT THEREOF SHALL BE ADDED TO THE SECURED OBLIGATIONS, SHALL BEAR INTEREST AT THE INTEREST RATE FOR OVERDUE AMOUNTS STATED IN THE CREDIT AGREEMENT FROM THE DATE INCURRED UNTIL PAID (BUT IN NO EVENT SHALL THE INTEREST PAYABLE EXCEED THE MAXIMUM AMOUNT ALLOWED BY LAW), SHALL BE SECURED BY THIS ASSIGNMENT, THE INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND SHALL BE PAYABLE IMMEDIATELY UPON DEMAND.

16.           Notices.  Except for any statutory notice required prior to exercise of the remedies provided herein, which must be delivered in accordance with such statutes, all notices, requests and other communications hereunder shall be made and delivered in the manner provided in the Instrument.

17.           Rejection of Leases.  In the event a tenant under any Lease should be the subject of any proceeding under the Federal Bankruptcy Act (Title 11 U.S.C.) or any other federal, state, or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Assignor covenants and agrees that if any Lease that covers 25,000 square feet or more of the Property (a “Major Lease”) is so rejected, no settlement for damages shall be made without prior written consent of the Agent, and any check in payment of damages in respect of such Major Lease for rejection of any Major Lease will be made payable both to the Assignor and Agent.  The Assignor hereby assigns any such payment to the Agent and further covenants and agrees that upon the request of the Agent, it will duly endorse to the order of the Agent any check, the proceeds of which will be applied to whatever portion of the indebtedness secured hereby and by the Security Documents which the Agent may elect.

18.           No Merger of Estates.  So long as any of the indebtedness secured hereby and by the Loan Documents shall remain unpaid, unless the Agent shall otherwise consent in writing, the fee title and the leasehold estate on the Property as hereinbefore described shall not merge, but shall always be kept separate and distinct, notwithstanding the union of said estate either in the Assignor or in any tenant or in a third party by purchase or otherwise.

19.           Agent’s Rights of Assignment; Rights of Assignees.  Agent may assign to any subsequent holder of the Note or the Instrument, or to any person acquiring title to the Property, all of Agent’s right, title and interest in any of the Leases and rents, issues, income and profits from the Property.  No such assignee shall have any liability for any obligation which accrued under any of the Leases prior to the assignment to such assignee nor shall any such assignee have any obligation to account to Assignor for any rental payments which accrued prior to such assignment unless actually received by such assignee.  After Assignor’s right, title and interest in the Property has been foreclosed or otherwise terminated, no assignee of Assignor’s interest in the Leases shall be liable to account to Assignor for any rents, issues, income or profits thereafter accruing.

20.           Modifications, Etc.  Assignor hereby consents and agrees that Agent may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Secured Obligations; substitute for any collateral so held by it, other collateral of like kind; agree to modification of the terms of the Credit Agreement or any of the other Security Documents; extend or renew the Note, the Credit Agreement or any of the other Security Documents for any period; grant releases, compromises and indulgences with respect to the Notes, the Credit Agreement, the Guaranty or any of the other Security Documents for any period; grant releases, compromises and indulgences with respect to the Note, the Credit Agreement, the Guaranty or any of the other Security Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Note, the Instrument, the Credit Agreement, the Guaranty, or any other Security Documents; or take or fail to take any action of any type whatsoever; and no such action which Agent shall take or fail to take in connection with the Security Documents, or any of them, or any security for the payment of the Secured Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Agent.  The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Security Documents and the Leases, and any and all references herein to the Security Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

THIS ASSIGNMENT shall inure to the benefit of Agent and any subsequent beneficiary of the Instrument and shall be binding upon Assignor, and Assignor’s heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

~~(SEAL)~~

[Signatures Begin on the Following Page]

Assignor has executed this instrument as of the day and year first above written.

ASSIGNOR:

, a

By:
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President - Corporate
Development & Legal

ACKNOWLEDGMENT

THE STATE OF                                                                          §

                                                                                                      §

COUNTY OF                                                                               §

This instrument was acknowledged before me on                           , 20    , by Gerald J. Reihsen, III, as Executive Vice President - Corporate              Development & Legal of                                                                             , a                                                           , on behalf of said                                                       .

(SEAL)

Notary Public in and for

the State of

My Commission Expires:                                                            Print Name of Notary:

~~D-15~~

EXHIBIT A TO FORM OF ASSIGNMENT OF LEASES AND RENTS

EXHIBIT D

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of                                     , 20    , by                                                               , a                                                      (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §~~5.2~~5.5 of the Credit Agreement dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009 and as from time to time in effect (the “Credit Agreement”), by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto.  Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.            Joining Party is required, pursuant to §~~5.2~~5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Indemnity Agreement and the Contribution Agreement.

B.            Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

21.           ~~1.~~ Joinder.  By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement.  Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

22.           ~~2.~~ Representations and Warranties of Joining Party.  Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Guarantor” or “Subsidiary Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date.  As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors apply to Joining Party and no Default or Event of

Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

23.           ~~3.~~ Joint and Several.  Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.

24.           ~~4.~~ Further Assurances.  Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

25.           ~~5.~~ GOVERNING LAW.  THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

26.           ~~6.~~ Counterparts.  This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

27.           ~~7.~~ The effective date (the “Effective Date”) of this Joinder Agreement is                                   , 20    .

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

, a

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:

Its:

~~[Printed Name and Title]~~

EXHIBIT E

FORM OF MORTGAGE

[See Attached]

                                                                              ,
a                                                                               ,
as Mortgagor

to

KEYBANK NATIONAL ASSOCIATION,

a national banking association, as Agent,
as Mortgagee

MORTGAGE AND SECURITY AGREEMENT

Dated:     As of

Location:

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attention:  William F. Timmons, Esq.

~~E-~~2

THIS MORTGAGE AND SECURITY AGREEMENT (this “Instrument”) is made and entered into as of this          day of                       ,             , by and among                                                               , a                                             (“Grantor”), having a mailing address of c/o Behringer Harvard Operating Partnership I LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia  30328, Attn: Kevin Murray, as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of December 11, 2007, by and among Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of even date herewith (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over unto Agent, for the ratable benefit of Lenders, and their successors and assigns, all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”; provided, however, the Property shall not include personal property of tenants under Leases or personal property of subtenants under subleases to which neither the Borrower nor Grantor is the tenant or subtenant, as applicable, in items that would otherwise constitute Property hereunder):

All those tracts or parcels of land and easements commonly known as                                    located in                    County,                                  more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).

All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers,  irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

All leases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases), all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, escrow funds, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than, subject to Section 7.7 of the Credit Agreement and Section 2.23 hereof, lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits,  purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;

All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Agent and the Lenders and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto or otherwise specifically approved by Agent in writing after the date hereof.

TO SECURE the following described obligations (collectively, the “Secured Obligations”):

The debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of One Hundred Ninety-Three Million and No/100 Dollars ($193,000,000.00) to the order of Lenders, and (ii) that certain Swing Loan Note made by Borrower in the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) to the order of KeyBank, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before December 11, 2010, unless extended as provided in the Credit Agreement; and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Notes”);

The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of even date herewith (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit, and in the other Loan Documents;

Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

All costs and expenses incurred by the Agent and the Lenders in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Notes, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents (collectively, the “Enforcement Costs”).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated (other than surviving indemnity obligations as to which no claim is then pending), then this Instrument shall be released.

Grantor hereby further covenants and agrees with Agent as follows:

ARTICLE 1

1.01         Payment of Secured Obligations.  Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02         Funds for Impositions.  After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Notes, until the Notes are paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement.  The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof.  The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations.  Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof.  In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions, Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent.  Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor.  Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts.  Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills.  The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default.  If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof.  Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

1.03         Impositions, Liens and Charges.  Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03.  Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement.  Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement.  Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04         Taxes, Liens and Other Charges.

(a)           In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax.  If Grantor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then (i) the Total Commitment shall be reduced by 125% of the Allocated Loan Amount associated with the Property, (ii) notwithstanding the terms of Section 5.4(e) of the Credit Agreement, within sixty (60) days of demand, the Borrower shall pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability, and (iii) the Property shall no longer be included in the Borrowing Base.

(b)           Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05         Insurance.

Unless Borrower has already done so, Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in Section 7.7 of the Credit Agreement.  Grantor shall pay all premiums on such insurance policies.  All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement.  Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement.  In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance to the extent that they relate to the Property.  In the event of a foreclosure sale, Agent is hereby authorized, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest of such purchaser to be protected by any of such policies.

1.06         Condemnation.  If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07         Care, Use and Management of Property.

(a)           Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase, except to a de minimus extent, the risk of fire or other hazard to the Property or any part thereof.

(b)           Other than minor articles of personal property not material to the value or operation of the Property, Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like quality and utility (which would not impair the value of the Property as a whole) or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c)           If the Property or any material part thereof is materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Agent.

(d)           To the extent not prohibited under the terms of the applicable Leases, Agent and each of the Lenders or its representative is hereby authorized, upon reasonable notice, to enter upon and inspect the Property at any time during normal business hours.

(e)           Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof  affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(f)            Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in first class order, repair, and tenantable condition (ordinary wear and tear excepted).

(g)           Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(h)           Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed.  Grantor shall not abandon the Property.  Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent.  Grantor shall in all material respects comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(i)            Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement, or at any other time when necessary or appropriate, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(j)            If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent.  Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(k)           Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08         Leases and other Agreements Affecting Property.

(a)           As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property.  Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues.  Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b)           Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues.  Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)           Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof.  Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)           If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations.  Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received.  Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct.  If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations.  Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law.  The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e)           It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f)            In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09         Leases of the Property.

(a)           Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent.  Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property.  Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b)           There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Agent.  Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c)           Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10         Security Agreement.

(a)           Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or described in this Instrument as part of the Property, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”).  A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed.  The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be, subject to the provisions of the Credit Agreement (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election.  Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this

Instrument, subject to the provisions of the Credit Agreement or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b)           Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the tangible Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and Grantor authorizes Agent to file such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)           The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of                               , for instruments to be filed as financing statements.  The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d)           Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e)           The Grantor hereby covenants and agrees that:

(1)           Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2)           Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to use commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein.  If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3)           Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

(4)           Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all commercially reasonable steps to properly maintain any formal registrations on the general intangibles that are material to the value or operation of the Property, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11         Further Assurances; After-Acquired Property.  At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument and the other Loan Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12         Expenses.  Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders or Agent is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders or Agent shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13         Subrogation.  Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14         Limit of Validity.  If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Notes or any other Loan Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Notes, the Credit Agreement or any other Loan Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted.  The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Notes, the Credit Agreement or any other Loan Document.

1.15         Conveyance of Property.  Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Notes and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Notes, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01         Events of Default.  The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any grace or cure period provided in the Credit Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.05, any default under Section 1.08, any default under Section 1.15, or any default excluded from any provision for a grace period or cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (f) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (g) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent, failure by Grantor, within fifteen (15) days after notice to Grantor thereof (or such longer period as Agent may agree to in writing) (i) to deliver to Agent UCC financing statement searches of the appropriate jurisdiction(s) or other evidence reasonably satisfactory to Agent that no other liens or security interests (except for such, if any, as constitute Permitted Encumbrances hereunder) have been filed against any of the Property,  (ii) to authorize, and execute any documents reasonably requested by Agent to evidence authorization of, the filing of any new financing statements, amendments or acknowledgements with respect to the affected financing statement deemed necessary by Agent to restore Agent’s lien priority, and (iii) to execute any acknowledgement or other document reasonably requested by Agent to acknowledge and evidence the termination or nullification of such unauthorized amendment, termination or correction statement.

2.02         Acceleration of Maturity.  If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03         Right to Enter and Take Possession.

(a)           If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b)           If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c)           Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement.  Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise.  Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d)           Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04         Performance by Agent.  If there shall be a Default or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate.  Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

2.05         Receiver.  If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof.  The receiver shall have all of the rights and powers permitted under the laws of the State of                                   .  Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06         Enforcement.

(a)           If an Event of Default shall have occurred and be continuing, Agent, at its option, may effect the foreclosure of this Instrument by selling the Property (or such portion or portions thereof as the Agent may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale in the manner and to the extent required by applicable law.  At any foreclosure sale, such portion of the Property as is offered for sale may, at the Agent’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b)           If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

2.07         Purchase by Agent.  Upon any foreclosure sale, Agent, on behalf of the Lenders, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08         Application of Proceeds of Sale.  The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09         Grantor as Tenant Holding Over.  In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10         Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11         Waiver of Homestead.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12         Leases; Licensees.  Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13         Discontinuance of Proceedings and Restoration of the Parties.  In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14         Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15         Waiver.

(a)           No delay or omission of Agent or of any Lender to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.  No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder.  Failure on the part of Lenders to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b)           If Lenders or Agent on behalf of the Lenders, (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Notes, the Credit Agreement or any other Loan Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Notes, this Instrument or any other Loan Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Notes, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16         Suits to Protect the Property.  Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders.

2.17         Agent May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.18         WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND/OR LENDERS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19         Claims Against Agent and Lenders.  No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent or the Lenders for any claim under or related to this Instrument, the Notes, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim.  Any  failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

2.20         [Intentionally Omitted].

2.21         Indemnification; Subrogation; Waiver of Offset.

(a)           Grantor shall indemnify, defend and hold Agent and the Lenders harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent or the Lenders in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or the Lenders for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent or a Lender by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)           If Agent or a Lender is made a party defendant to any litigation or any claim is threatened or brought against Agent or a Lender concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or a Lender for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods.  If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses.  The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach.  All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c)           A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders and each of its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d)           ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT OR THE LENDERS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY AGENT OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT OR THE LENDERS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT OR THE LENDERS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.  GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

2.22         Revolving Credit/Future Advance.  This Instrument secures Secured Obligations which may provide for a variable rate of interest as well as revolving credit advances and other future advances, whether such advances are obligatory or otherwise.  Advances under the Notes are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties.  This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record.  Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

2.23         Rejection of Leases.  In the event a tenant under any Lease should be the subject of any proceeding under the Federal Bankruptcy Act (Title 11 U.S.C.) or any other federal, state, or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Grantor covenants and agrees that if any Lease that covers 25,000 square feet or more of the Property (a “Major Lease”) is so rejected, no settlement for damages shall be made without prior written consent of the Agent, and any check in payment of damages in respect of such Major Lease for rejection of any Major Lease will be made payable both to the Grantor and Agent.  The Grantor hereby assigns any such payment to the Agent and further covenants and agrees that upon the request of the Agent, it will duly endorse to the order of the Agent any check, the proceeds of which will be applied to whatever portion of the indebtedness secured hereby and by the Security Documents which the Agent may elect.

2.24         Covenant to Perform under Leases.  Grantor covenants with Agent that Grantor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and, subject to Section 7.13 of the Credit Agreement, shall not do or permit to be done anything to impair the value of the Leases as security for the Secured Obligations; (b) shall use commercially reasonable efforts to enforce the performance and observance of the obligations of the other parties to the Leases to be performed thereunder consistent with the provisions of the Credit Agreement; (c) will appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Grantor as the landlord, lessor or licensor thereof, or any tenant, lessee, licensee or any guarantor thereunder; (d) shall not collect any Revenues more than one (1) month in advance; (e) shall not execute any other assignment of lessor’s interest in the Leases or the Revenues; (f) shall execute and deliver at the request of Agent all such further assurances, confirmations or assignments in connection with the Property as Agent shall from time to time reasonably require; and (g) shall deliver to Agent executed copies of all Leases required to be delivered to Agent pursuant to the terms of the Credit Agreement.

ARTICLE 3

3.01         Successors and Assigns.  This Instrument shall inure to the benefit of and be binding upon Grantor and Agent and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Instrument to Grantor or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

3.02         Terminology.  All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03                           Severability.  If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04                           Notices.  Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

3.05                           Conflict with Credit Agreement Provisions.  Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.06                           Assignment.  This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.07                           Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other Loan Documents to which Grantor is a party.

3.08                           Grantor.  Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them.  The obligations of Grantor hereunder shall be joint and several.  If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor represents and warrants to Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

3.09                           No Waiver of Remedies.  Agent may resort to any remedies and the security given by the Guaranty, this Instrument or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Agent’s sole discretion.  No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Guaranty, this Instrument or any of the other Loan Documents.  The failure of Agent to exercise any right, remedy or option provided in the Guaranty, this Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Guaranty, this Instrument or the other Loan Documents.  No acceptance by Agent of any payment after the occurrence of any Event of Default and no payment by Agent of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor’s liability to pay such obligation.  No sale of all or any portion of the Property, no forbearance on the part of Agent, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Agent to Grantor, shall operate to release or in any manner affect the interest of Agent or any Lender in the remaining Property or the liability of Grantor to pay the Secured Obligations or the liability of Grantor under the Guaranty.  No waiver by Agent shall be effective unless it is in writing and then only to the extent specifically stated.  All costs and expenses of Agent and Lenders in exercising their rights and remedies under this Instrument

(including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Agent, and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Instrument.  The interests and rights of Agent or any Lender under the Guaranty, this Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Agent or any Lender may grant with respect to any of the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent or any Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Obligations.

3.10                           Place of Payment; Forum; Waiver of Jury Trial.  All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE 4 — STATE SPECIFIC PROVISIONS

4.01                           Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

4.02                           Insert Other State-Specific Provisions

ARTICLE 5- COMPLIANCE WITH CREDIT AGREEMENT

5.01                           Representations and Warranties.  In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, and 6.30.

5.02                           Covenants and Agreements.  The Grantor covenants and agrees that so long as any Loan or Note is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 7.2, 7.3, 7.4(e)(i) and (iii), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 18.9, 21 and 25.  For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

Signed, Sealed and Delivered in the	GRANTOR:
presence of:
, a

Witness
Print Name:	By:
	Name:	Gerald J. Reihsen, III
	Title:	Executive Vice President - Corporate Development &
Witness		Legal, Authorized Signatory
Print Name:
[SEAL]

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                           ,             , by Gerald J. Reihsen, III, as Executive Vice President - Corporate Development & Legal of                                                               , a                                                             , on behalf of said limited partnership.

(SEAL)
Notary Public in and for
the State of

My Commission Expires:	Print Name of Notary:

EXHIBIT “A” TO FORM OF MORTGAGE

LEGAL DESCRIPTION

1

EXHIBIT “B” TO FORM OF MORTGAGE

PERMITTED ENCUMBRANCES

Permitted encumbrances are such matters as are shown on Schedule [B], Part [I] to the pro forma Title Insurance Commitment No.                          dated                       , last revised                            issued by                                                to the Agent in connection with this Instrument.

1

EXHIBIT “C” TO FORM OF MORTGAGE

Schedule 1
(Description of “Debtor” and “Secured Party”)

A.                                  Debtor:

1.                                                                                                        , a                       organized under the laws of the State of                               .  Debtor has been using or operating under said name and identity or corporate structure without change since                                                   .

Names and Tradenames used within last five years:                                        .

Location of all chief executive offices over last five years:

[15601 Dallas Parkway, Suite 600, Addison,  Texas 75001]

Organizational Number:

Federal Tax Identification Number:

B.                                    Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.                                  The mailing address of Debtor is:

c/o Behringer Harvard Operating Partnership I LP

15601 Dallas Parkway

Suite 600

Addison, TX 75001

Attn:  Gerald J. Reihsen, III, Esq.

B.                                    The mailing address of Secured Party is:

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Kevin Murray

EXHIBIT F

FORM OF DEED OF TRUST

[See Attached]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

                                                                                ,

                                                  ,

as Grantor

to

LANDAMERICA PARTNERS TITLE COMPANY, a Texas corporation

as Trustee

for the benefit of

KEYBANK NATIONAL ASSOCIATION,

a national banking association,

as Agent

DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND

RENTS

Dated:                      As of

Property Address:

Location:

WHEN RECORDED, RETURN TO:

McKenna Long & Aldridge LLP

Suite 5300

303 Peachtree Street, N.E.

Atlanta, Georgia  30308

Attention:  William F. Timmons, Esq.

ATTENTION:  COUNTY CLERK — THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED.  ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A

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FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.  THE MAILING ADDRESSES OF GRANTOR (DEBTOR) AND AGENT (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.  THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER SECTION 9.502 OF THE TEXAS BUSINESS AND COMMERCE CODE.

Grantor’s Organizational Identification Number                                     .

THIS MORTGAGE AND SECURITY AGREEMENT (this “Instrument”) is made and entered into as of this 9th day of June, 2009, by and among                                                                             , a                                                  (“Grantor”), having a mailing address of c/o Behringer Harvard Operating Partnership I LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001,                                                 , a                                                       , as trustee (“Trustee”), having a business address of                                                                                and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia  30328, Attn: Kevin Murray, as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of December 11, 2007, by and among Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of even date herewith (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and SET OVER UNTO Trustee, with GENERAL WARRANTY in trust WITH POWER OF SALE, for the ratable benefit of Lenders, and their successors and assigns, all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”; provided, however, the Property shall not include personal property of tenants under Leases or personal property of subtenants under subleases to which neither the Borrower nor Grantor is the tenant or subtenant, as applicable, in items that would otherwise constitute Property hereunder):

All those tracts or parcels of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).

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All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers,  irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

All leases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases, all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, escrow funds, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding

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royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than, subject to Section 7.7 of the Credit Agreement and Section 17 of the Assignment of Leases and Rents, lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;

All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade

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dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Trustee or Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Trustee for the ratable benefit of Agent and the Lenders and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto or otherwise specifically approved by Agent in writing after the date hereof.

IN TRUST NEVERTHELESS to secure the following described obligations (collectively, the “Secured Obligations”):

The debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of One Hundred Ninety-Three Million and No/100 Dollars ($193,000,000.00) to the order of Lenders, and (ii) that certain Swing Loan Note made by Borrower in the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) to the order of KeyBank, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before December 11, 2010, unless extended as provided in the Credit Agreement; and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Notes”);

The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of even date herewith (as amended, restated, modified, renewed, supplemented or extended from time to time, the

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“Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit, and in the other Loan Documents;

Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

All costs and expenses incurred by the Trustee, Agent and the Lenders in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Notes, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents (collectively, the “Enforcement Costs”).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated (other than surviving indemnity obligations as to which no claim is then pending), then this Instrument shall be released.

Grantor hereby further covenants and agrees with Trustee and Agent as follows:

ARTICLE 6

6.01                           Payment of Secured Obligations.  Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

6.02                           Funds for Impositions.  After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Notes, until the Notes are paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement.  The Impositions shall be reasonably

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estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof.  The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations.  Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof.  In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions, Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent.  Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor.  Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts.  Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills.  The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default.  If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof.  Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

6.03                           Impositions, Liens and Charges.  Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03.  Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement.  Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement.  Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

6.04                           Taxes, Liens and Other Charges.

(a)                                  In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax.  If Grantor fails to make such payment promptly, or if, in the

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opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then (i) the Total Commitment shall be reduced by 125% of the Allocated Loan Amount associated with the Property, (ii) notwithstanding the terms of Section 5.4(e) of the Credit Agreement, within sixty (60) days of demand, the Borrower shall pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability, and (iii) the Property shall no longer be included in the Borrowing Base.

(b)                                 Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

6.05                           Insurance.

Unless Borrower has already done so, Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in Section 7.7 of the Credit Agreement.  Grantor shall pay all premiums on such insurance policies.  All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement.  Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement.  In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance to the extent that they relate to the Property.  In the event of a foreclosure sale, Agent is hereby authorized, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest of such purchaser to be protected by any of such policies.  In case of Grantor’s failure to keep the Property properly insured as required herein, Agent, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower’s and Grantor’s sole expense.  TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:  (A) GRANTOR IS REQUIRED TO (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE CREDIT AGREEMENT; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED IN THE CREDIT AGREEMENT; AND (iii) NAME AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED IN THE CREDIT AGREEMENT; (B) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, GRANTOR MUST, IF REQUIRED BY AGENT, DELIVER TO AGENT

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A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT BORROWER’S AND GRANTOR’S EXPENSE.

6.06                           Condemnation.  If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

6.07                           Care, Use and Management of Property.

(a)                                  Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase, except to a de minimus extent, the risk of fire or other hazard to the Property or any part thereof.

(b)                                 Other than minor articles of personal property not material to the value or operation of the Property, Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like quality and utility (which would not impair the value of the Property as a whole) or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c)                                  If the Property or any material part thereof is materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Agent.

(d)                                 To the extent not prohibited under the terms of the applicable Leases, Agent and each of the Lenders or its representative is hereby authorized, upon reasonable notice, to enter upon and inspect the Property at any time during normal business hours.

(e)                                  Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof  affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(f)                                    Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in first class order, repair, and tenantable condition (ordinary wear and tear excepted).

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(g)                                 Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(h)                                 Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed.  Grantor shall not abandon the Property.  Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent.  Grantor shall in all material respects comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(i)                                     Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement, or at any other time when necessary or appropriate, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(j)                                     If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent.  Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(k)                                  Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

6.08                           Leases and other Agreements Affecting Property.

(a)                                  As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property.  Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues.  Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent

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or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b)                                 Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues.  Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)                                  Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof.  Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)                                 If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations.  Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received.  Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct.  If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations.  Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law.  The

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entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e)                                  It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f)                                    In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

6.09                           Leases of the Property.

(a)                                  Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent.  Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property.  Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b)                                 There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Agent.  Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c)                                  Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

6.10                           Security Agreement.

(a)                                  Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or

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described in this Instrument as part of the Property, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”).  A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed.  The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be, subject to the provisions of the Credit Agreement, (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election.  Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement, or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b)                                 Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the tangible Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and Grantor authorizes Agent to file such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

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(c)                                  The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Texas, for instruments to be filed as financing statements.  The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d)                                 Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e)                                  The Grantor hereby covenants and agrees that:

(1)                                  Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2)                                  Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to use commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein.  If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3)                                  Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

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(4)                                  Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all commercially reasonable steps to properly maintain any formal registrations on the general intangibles that are material to the value or operation of the Property, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

6.11                           Further Assurances; After-Acquired Property.  At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Trustee and Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument and the other Loan Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

6.12                           Expenses.  Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent or Trustee is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent or Trustee shall be added to the Secured Obligations secured by the lien of this Instrument.

6.13                           Subrogation.  Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

6.14                           Limit of Validity.  If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Notes or any other Loan Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Notes, the Credit Agreement or

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any other Loan Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted.  The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Notes, the Credit Agreement or any other Loan Document.

6.15                           Conveyance of Property.  Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Notes and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Notes, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 7

7.01                           Events of Default.  The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any grace or cure period provided in the Credit Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.05, any default under Section 1.08, any default under Section 1.15, or any default excluded from any provision for a grace period or cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (f) any amendment to or termination of a financing statement

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naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (g) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent, failure by Grantor, within fifteen (15) days after notice to Grantor thereof (or such longer period as Agent may agree to in writing) (i) to deliver to Agent UCC financing statement searches of the appropriate jurisdiction(s) or other evidence reasonably satisfactory to Agent that no other liens or security interests (except for such, if any, as constitute Permitted Encumbrances hereunder) have been filed against any of the Property, (ii) to authorize, and execute any documents reasonably requested by Agent to evidence authorization of, the filing of any new financing statements, amendments or acknowledgements with respect to the affected financing statement deemed necessary by Agent to restore Agent’s lien priority, and (iii) to execute any acknowledgement or other document reasonably requested by Agent to acknowledge and evidence the termination or nullification of such unauthorized amendment, termination or correction statement.

7.02                           Acceleration of Maturity.  If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

7.03                           Right to Enter and Take Possession.

(a)                                  If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b)                                 If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c)                                  Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from

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time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement.  Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise.  Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d)                                 Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

7.04                           Performance by Agent.  If there shall be a Default or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate.  Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

7.05                           Receiver.  If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof.  The receiver shall have

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all of the rights and powers permitted under the laws of the State of Texas.  Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

7.06                           Enforcement.

(a)                                  If an Event of Default shall have occurred and be continuing, to the extent permitted by law, Agent, at its option, may effect the foreclosure of this Instrument by directing the Trustee to sell the Property (or such portion or portions thereof as the Trustee may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale not less than once a week for three successive weeks in a newspaper having general circulation in the city or county in which the Land being sold lies.  At any foreclosure sale, such portion of the Property as is offered for sale may, at the Trustee’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b)                                 If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

7.07                           Purchase by Agent.  Upon any foreclosure sale, Agent, on behalf of the Lenders, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

7.08                           Application of Proceeds of Sale.  The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

7.09                           Grantor as Tenant Holding Over.  In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

7.10                           Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself

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and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

7.11                           Waiver of Homestead.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

7.12                           Leases; Licensees.  Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

7.13                           Discontinuance of Proceedings and Restoration of the Parties.  In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

7.14                           Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

7.15                           Waiver.

(a)                               No delay or omission of Agent or of any Lender to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.  No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder.  Failure on the part of Lenders to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b)                              If Lenders or Agent on behalf of the Lenders, (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right

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granted herein or in the Notes, the Credit Agreement or any other Loan Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Notes, this Instrument or any other Loan Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Notes, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

7.16                           Suits to Protect the Property.  Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders.

7.17                           Agent May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

7.18                           WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND/OR LENDERS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO CAUSE TRUSTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING,

22

WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

7.19                           Claims Against Agent and Lenders.  No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent or the Lenders for any claim under or related to this Instrument, the Notes, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim.  Any  failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

7.20                           [Intentionally Omitted].

7.21                           Indemnification; Subrogation; Waiver of Offset.

(a)                               Grantor shall indemnify, defend and hold Agent and the Lenders harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent or the Lenders in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or the Lenders for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent or a Lender by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)                              If Agent or a Lender is made a party defendant to any litigation or any claim is threatened or brought against Agent or a Lender concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction,

23

maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or a Lender for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods.  If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses.  The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach.  All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c)                                  A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders and each of its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d)                                 ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT OR THE LENDERS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY TRUSTEE OR BY

24

ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT OR THE LENDERS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT OR THE LENDERS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.  GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

7.22                           Revolving Credit/Future Advance.  This Instrument secures Secured Obligations which may provide for a variable rate of interest as well as revolving credit advances and other future advances, whether such advances are obligatory or otherwise.  Advances under the Notes are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties.  This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record.  Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

ARTICLE 8

8.01                           Successors and Assigns.  This Instrument shall inure to the benefit of and be binding upon Grantor, Trustee and Agent and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Instrument to Grantor, Trustee or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

8.02                           Terminology.  All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

8.03                           Severability.  If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

25

8.04                           Applicable Law.  This Instrument will be governed by the substantive laws of the State of Texas, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the State of Texas.  Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

8.05                           Notices.  Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

8.06                           Conflict with Credit Agreement Provisions.  Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

8.07                           Assignment.  This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

8.08                           Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other Loan Documents to which Grantor is a party.

8.09                           Grantor.  Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them.  The obligations of Grantor hereunder shall be joint and several.  If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor represents and warrants to Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

8.10                           Place of Payment; Forum; Waiver of Jury Trial.  All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in Section 4.03(l) of this Instrument, or at a

26

subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE 9— STATE SPECIFIC PROVISIONS

9.01                           Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

9.02                           Insert Other State-Specific Provisions.

ARTICLE 10 — COMPLIANCE WITH CREDIT AGREEMENT

10.01                     Representations and Warranties.  In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, and 6.30.

10.02                     Covenants and Agreements.  The Grantor covenants and agrees that so long as any Loan or Note is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 7.2, 7.3, 7.4(e)(i) and (iii), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 18.9, 21, and 25.  For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

27

IN WITNESS WHEREOF, Grantor and Trustee have executed this Instrument as of the day and year first above written.

GRANTOR:

, a

By:
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President - Corporate Development & Legal

[SIGNATURES CONTINUED ON NEXT PAGE]

TRUSTEE:

, a

By:
Name:
Title:

[SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

29

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                           , 20    , by Gerald J. Reihsen, III, as Executive Vice President - Corporate Development & Legal of                                                                                             , a                                                 , on behalf of said                                                 .

(SEAL)
Notary Public in and for
the State of

My Commission Expires:	Print Name of Notary:

[SIGNATURES CONTINUED ON NEXT PAGE]

30

ACKNOWLEDGMENT

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                           , 20    , by                                                , as                       of                                                         , a                                           , on behalf of said                                     .

(SEAL)
Notary Public in and for
the State of

My Commission Expires:	Print Name of Notary:

31

EXHIBIT “A” TO FORM OF DEED OF TRUST

LEGAL DESCRIPTION

1

EXHIBIT “B”

Permitted Encumbrances

Permitted encumbrances are such matters as are shown on Schedule [B], Part [I] to the pro forma Title Insurance Commitment No.                                    dated                                , last revised                                        issued by                                                      to the Agent in connection with this Instrument.

1

EXHIBIT “C” TO FORM OF DEED OF TRUST

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.                                   Debtor:

1.                                       , a                                            organized under the laws of the State of                           .  Debtor has been using or operating under said name and identity or corporate structure without change since                           .

Names and Tradenames used within last five years:                                                .

Location of all chief executive offices over last five years:

[15601 Dallas Parkway, Suite 600, Addison,  Texas 75001]

Organizational Number:

Federal Tax Identification Number:

B.                                     Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.                                   The mailing address of Debtor is:

c/o Behringer Harvard Operating Partnership I LP

15601 Dallas Parkway

Suite 600

Addison, TX 75001

Attn:  Gerald J. Reihsen, III, Esq.

B.                                     The mailing address of Secured Party is:

KeyBank National Association

1200 Abernathy Road, N.E.

Suite 1550

Atlanta, Georgia  30328

Attn:  Kevin Murray

EXHIBIT G

FORM OF REQUEST FOR REVOLVING CREDIT LOAN

KeyBank National Association, as Agent
800 Superior
Cleveland, Ohio 44114-1306
Attn:  Diana D’Aquila

Ladies and Gentlemen:

Pursuant to the provisions of §2.7 of the Credit Agreement dated as of December 11, ~~2007~~2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009 (as the same may hereafter be amended, the “Credit Agreement”), by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1.                                       Revolving Credit Loan.  The undersigned Borrower hereby requests a [Revolving Credit Loan under §2.1] [Swing Loan under §~~2.5~~2.4] of the Credit Agreement:

Principal Amount:  $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for Revolving Credit LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

[If the requested Loan is a Swing Loan and the Borrower desires for such Loan to be a Revolving Credit LIBOR Rate Loan following its conversion as provided in §~~2.5~~2.4(d), specify the Interest Period following conversion:                                  ]

2.                                       Use of Proceeds.  Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.

3.                                       No Default.  The undersigned chief financial officer or chief accounting officer of Borrower certifies on behalf of Borrower (and not in his individual capacity) that the Borrower ~~is~~and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.  Attached hereto is a Borrowing Base Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Loan requested hereby.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Mortgaged Property.

4.                                       Representations True.  The undersigned chief financial officer or chief accounting officer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

5.                                       Other Conditions.  The undersigned chief financial officer or chief accounting officer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing.

6.                                       Definitions.  Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this            day of                           , 200    .

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

EXHIBIT ~~F~~H

FORM OF LETTER OF CREDIT REQUEST

[DATE]

KeyBank National Association, as Agent
1675 Broadway, Suite 400
Denver, Colorado  80202
Attn:  Cheryl Van Klompenberg

Re:                             Letter of Credit Request under Credit Agreement dated as of December 11, 2007

Ladies and Gentlemen:

Pursuant to §~~2.10~~2.9 of the Credit Agreement dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents, by and among you, certain other Lenders and Behringer Harvard Operating Partnership I LP (the “Borrower”) (the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:

(i)                                     Name and address of beneficiary:

(ii)                                  Face amount: $

(iii)                               Proposed Issuance Date:

(iv)                              Proposed Expiration Date:

(v)                                 Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(vi)                              Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §~~2.10~~2.9 of the Credit Agreement.

The undersigned chief financial officer or chief accounting officer of the Borrower certifies on behalf of the Borrower (and not in his individual capacity) that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the

~~F~~H-1

issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing.  Attached hereto is a Borrowing Base Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Letter of Credit requested hereby.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Mortgaged Property.

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §~~2.10~~2.9(e).  All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

The undersigned chief financial officer or chief accounting officer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

Very truly yours,

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

~~F~~H-2

EXHIBIT ~~G~~I

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE WORKSHEET

A.

Borrowing Base Value Test: Aggregate Amount of Appraised Value of each Mortgaged Property plus, during the Initial Term, the incurred costs of Three Eldridge Place, or during the Extension Term, the Appraised Value of the Three Eldridge Place (contribution of Three Eldridge Place to Borrowing Base Value not to exceed 25% of the Borrowing Base Value until it becomes a Stabilized Property)

$

[See attached spreadsheet listing values]

B.	60% of Borrowing Base Value during Initial Term, or 57.5% of Borrowing Base Value during Extension Term	$

C.	Sum of Debt Service Coverage Amounts for each Mortgaged Property	$

[See Attached Spreadsheet]

D.	Borrowing Base Availability: Lesser of B or C	$

~~G~~I-1

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-1306
Attn:  Joshua Mayers

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 11, ~~2007~~2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009 (as the same may hereafter be amended, the “Credit Agreement”) by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of the Borrower for the fiscal period ended                                (the “Balance Sheet Date”).  Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of the Borrower at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of ~~§2.11(d~~5.3(a), 5.3(b), 5.4(b), 5.7(b), §7.4(c), §8.1, §10.12 or §11.3 of the Credit Agreement.  If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of the Borrower as of the Balance Sheet Date adjusted in the best good faith estimate of the Borrower to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of the Borrower of its effects are set forth in reasonable detail in an attachment hereto.  The undersigned officer is the chief financial officer or chief accounting officer of the Borrower.

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate on behalf of the Borrower (and not in his individual capacity) this            day of                       , 200    .

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

APPENDIX TO COMPLIANCE CERTIFICATE

WORKSHEET

GROSS ASSET VALUE*

A.	Stabilized Properties owned for prior six (6) fiscal quarters (other than 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio):

1.	Net Operating Income for the prior four (4) consecutive fiscal quarters:	$

2.	Capital Reserves for such Real Estate:	$

3.	1 minus 2 divided by 7.50%:	$

B.	The acquisition cost of Real Estate acquired during the prior six (6) fiscal quarters (other than 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio):	$

C.

Construction in Progress of Development Properties, until the earlier of (x) the 1 year anniversary of the project completion for such Real Estate and (y) the first day of the first fiscal quarter following the date such Real Estate first achieves a Lease Rate of at least 85%:

$

D.	Acquisition cost of 222 Riverside Plaza ~~and~~, 1325 G Street, the IPC Portfolio and the Beacon Portfolio:	$

E.	Aggregate of Unrestricted Cash and Cash Equivalents:	$

F.	Book Value of Land Assets:	$

G.	Lesser of book value or outstanding principal balance of Mortgage Receivables secured by office properties ~~and the Multifamily Facility~~	$

H.

Investments in bonds of Publicly Traded REITs (as defined in §8.3(p)) (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs) valued at the lesser of cost or value per GAAP; plus

$

I.

Investments in preferred or common stock of Publicly Traded REITs (limited to office, industrial, self-storage, multi-family or retail Publicly Traded REITs) valued at the lesser of cost or value per GAAP; plus

$

J.	Investments in Mezzanine Mortgage Receivables valued at the lesser of cost or value per GAAP.	$

K.~~H.~~	Pro rata share of Gross Asset Value attributable to such assets owned by Unconsolidated Affiliates:	$

	Gross Assets Value equals sum of A.3 plus B plus C plus D plus E plus F plus G plus H plus I plus J plus K	$

*  Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  All income, expense and value associated with assets included in Gross Asset Value disposed of during the four (4) calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. Gross Asset Value shall be calculated in accordance with §1.2(l).

EXHIBIT ~~H~~K

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                                         , by and between                                                          (“Assignor”), and                                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Credit Agreement, dated December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of June 9, 2009, by and among BEHRINGER HARVARD OPERATING PARTNERSHIP I LP (“Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

7.                                       ~~1.~~ Definitions.  Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

8.                                       ~~2.~~ Assignment.

(a)                                  Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its ~~[~~Revolving Credit~~][Term Loan]~~ Note in the amount of $                               representing a $                               ~~[~~Revolving Credit~~] [Term Loan]~~ Commitment, and a                                    percent (          %)~~[~~ Revolving Credit~~][Term Loan]~~ Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding ~~[~~Revolving Credit~~][Term]~~ Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having a ~~[~~Revolving Credit~~][Term Loan]~~ Commitment Percentage equal to the amount of the respective Assigned Interests.

(b)                                 Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment

Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make ~~[~~Revolving Credit~~][Term]~~ Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”).  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

9.                                       ~~3.~~ Representations and Requests of Assignor.

(a)                                  Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s ~~[~~Revolving Credit~~][Term Loan] Note is $                         and the aggregate outstanding principal balance of the [Revolving Credit][Term] Loans made by it equals~~ Note is $                        , and (iii) that it has forwarded to the Agent the ~~[~~Revolving Credit~~][Term Loan]~~ Note held by Assignor.  Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower of any of its obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b)                                 Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

10.                                 ~~4.~~ Representations of Assignee.  Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement.  Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the value of the assets of the Borrower, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan

Documents are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or REIT, (g) represents and warrants that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) if Assignee is an assignee of any portion of the Revolving Credit Notes, Assignee has a net worth as of the date hereof of not less than $100,000,000.00 unless waived in writing by Borrower and Agent as required by the Credit Agreement.  Assignee agrees that Borrower may rely on the representation contained in Section 4(i).

11.                                 ~~5.~~ Payments to Assignor.  In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $                         representing the aggregate principal amount outstanding of the ~~[~~Revolving Credit~~][Term]~~ Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

12.                                 ~~6.~~ Payments by Assignor.  Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Credit Agreement.

13.                                 ~~7.~~ Effectiveness.

(a)                                  The effective date for this Agreement shall be                                (the “Assignment Date”).  Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)                                 Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c)                                  Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)                                 All outstanding Revolving Credit LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each Revolving Credit LIBOR Rate Loan.

14.                                 ~~8.~~ Notices.  Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:	Same as above

Eurodollar Lending Office:	Same as above

15.                                 ~~9.~~ Payment Instructions.  All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Agent.

16.                                 ~~10.~~ Governing Law.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

17.                                 ~~11.~~ Counterparts.  This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

18.                                 ~~12.~~ Amendments.  This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

19.                                 ~~13.~~ Successors.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

CONSENTED TO BY:(1)

BEHRINGER HARVARD OPERATING
PARTNERSHIP I LP, a Texas limited partnership

	By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(1) Insert to extent required by Credit Agreement.

EXHIBIT ~~I~~L

FORM OF LETTER OF CREDIT APPLICATION

      KeyBank National Association

Application and Agreement for Irrevocable Standby Letter of Credit

To: International Standby Services Group 4910 Tiedeman, 4th floor Brooklyn, Ohio 44144 Mailcode: OH-01-51-0435 Fax Number: (216) 813-3719		Date:
Please issue your Irrevocable Letter of Credit and notify the Beneficiary by Swift (Advising Bank Swift Address) Courier (Contact Name) (Telephone Number)

Beneficiary: (show full name & complete street address)		Applicant: (show full name & complete street address)

Expiration Date:		Dollar Amount $ and currency if other than USD

Automatic Extension Clause	Days Notice:	(Amount in words):

Ultimate Expiration Date:

Available by Drafts at sight drawn on you and accompanied by the following documents:
1.

Beneficiary’s statement signed by an authorized individual of (Beneficiary) certifying. “The Principal, (Applicant), has not performed or fulfilled all the undertakings, covenants and conditions in accordance with the terms of the agreement dated                         between (Applicant) and (Beneficiary)”.

2.

Beneficiary’s statement signed by an authorized individual or (Beneficiary) certifying. “We hereby certify that invoices under sales agreement between (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past, due and payable”.

3.

Beneficiary’s statement signed by an authorized individual of (Beneficiary) certifying. “We hereby certify that (Applicant) has failed to honor their contractual agreement dated                       between (Applicant) and (Beneficiary) and that payment has not been made and is                       past due.

4.

Beneficiary’s statement signed by one of its authorized individuals certifying that                                (Applicant) was the successful bidder under the Tender No.                       dated                           for supply of                               and that                                     (Applicant) has withdrawn their bid or failed to enter into contract.

5.		Beneficiary’s statement signed by an authorized individual reading: (Please indicate below the wording that is to appear in the statement to be presented.)

6.		No statement or document by the beneficiary other than a draft is required to be presented under this Letter of Credit.

Partial Drawings:	☐ Permitted	☐ Not Permitted	Charges for: Applicant

Special instructions or conditions:

Applicant shall keep and maintain Demand Deposit Account No.              at all times.  KeyBank is authorized to debit the Demand Deposit Account or any successor account to pay any amounts which become due by Applicant in connection with the Letter of Credit, including any fees charged to Applicant or the amount of any draw(s) made under the Letter of Credit by the Beneficiary.

This application and agreement are subject to either the current uniform customs and practice for documentary credits established by the International Chamber of Commerce or the current International Standby Practices established by the International Chamber of Commerce, (whichever may be determined to be appropriate by Keycorp Affiliates under the circumstances), and to the terms and conditions set forth in the Letter of Credit Reimbursement and Security Agreement executed by the Applicant.

Date:
(Customer’s Signature)	(Customer’s Bank Sign Here – if other than a Keycorp Affiliate)

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EXHIBIT M

FORM OF ASSIGNMENT AND SUBORDINATION
OF MANAGEMENT AGREEMENT

ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

The undersigned [HPT MANAGEMENT SERVICES LP, a Texas limited partnership] (the “Manager”), which manages certain real property commonly known as                                 located at                                (the “Property”) on behalf of                                           , a                                  (Owner”) acknowledges that this Assignment and Subordination of Management Agreement (this “Agreement”) is being executed and delivered to satisfy a certain obligation of Behringer Harvard Operating Partnership I LP, a Texas limited partnership (the “Borrower”) set forth in that certain Credit Agreement dated as of December 11, 2007, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of the date hereof (together with all supplements, amendments and restatements thereto, herein referred to as the “Loan Agreement”) among Borrower, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), individually and as Agent (“Agent”) for itself and the other lending institutions from time to time party to the Loan Agreement (collectively, the “Lenders”).  Any capitalized terms used herein but not defined herein shall have the same meanings as are ascribed to them in the Loan Agreement.

Owner and Manager hereby agree with Agent as follows:

20.                                The Manager acknowledges and understands that this Agreement is being executed and delivered to satisfy a certain obligation of Borrower pursuant to the Loan Agreement.

21.                                For purposes hereof, “Management Agreement” shall mean [that certain Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008 between Behringer Harvard REIT I, Inc. (“REIT”), Borrower and Manager, as amended by that certain First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated June 25, 2008, as amended by that certain Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated August 13, 2008, as partially assigned to                        pursuant to that certain Partial Assignment and Assumption of Fifth Amended and Restated Property Management and Leasing Agreement dated September 25, 2008, and as affected by that certain Property Management and Leasing Agreement Transfer dated April 1, 2008 between Manager, REIT, Borrower and BHRES, pursuant to which the Manager engaged BHRES to perform with respect to the Property, all of the Manager’s duties and obligations under the Management Agreement that require a real estate broker license,][INSERT APPROPRIATE DESCRIPTION OF MANAGEMENT AGREEMENT IF NOT THE SAME AS ABOVE] together with all other permitted amendments and supplements thereto.

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22.                                 As additional collateral security for the Loan, the Owner hereby conditionally transfers, sets over and assigns to Agent all of the Owners’ rights, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Agent’s option, upon an Event of Default by Borrower under the Loan Agreement or any of the other Loan Documents (the “Assignment”).

23.                                 The Manager hereby consents to the Assignment by the Owner of the Owners’ rights, title and interest in and to the Management Agreement and to each and all of the terms and conditions thereof notwithstanding any terms to the contrary in the Management Agreement.  Manager agrees that, in the event Agent delivers written notice to the Manager that Agent is exercising its rights under the Assignment to become the “Owner” under the Management Agreement, the Manager will continue at Agent’s direction, for a period not to exceed three (3) months unless otherwise agreed by Manager and Agent, to perform services for Agent pursuant to and in accordance with the terms of the Management Agreement provided that the fees of the Manager which may be due or which thereafter become due for services rendered are paid in accordance with the terms of the Management Agreement, irrespective of any contrary instruments, direction or requests from the Owner.  However, it is expressly understood that Agent neither assumes nor has any obligation to the Manager to exercise its rights under the Assignment or to declare a default under any mortgage or any other Loan Documents.  In the event Agent exercises its rights under the Assignment, the Manager agrees that Agent shall have no obligations or liabilities under the Management Agreement or this Agreement for services performed by Manager prior to the time Agent exercises its rights under the Assignment, but after Agent exercises its rights under the Assignment to succeed to the Owners’ interests under the Management Agreement, Agent shall be obligated for all services subsequently performed and shall be bound by the terms and provisions contained therein.

24.                                 The Management Agreement, and any rights and claims of the Manager against the Owner thereunder, is and shall be subject and subordinate in all respects to (i) the Loan Documents and the rights and claims of the Agent and the Lenders thereunder, and (ii) any and all modifications, amendments, renewals, restatements or substitutions of the Loan Documents; provided, however, that so long as no Event of Default has occurred under the Loan Agreement, the Manager shall be entitled to receive, on a monthly basis, its management fees for services rendered in accordance with the Management Agreement pursuant to the payment procedures outlined therein.  This Paragraph 5 shall be self-operative and no further instrument of subordination shall be required.  If requested, however, the Owner or the Manager shall execute and deliver such further instruments as the Agent may deem reasonably necessary to effectuate this subordination.

25.                                 In the event that there shall have occurred and be continuing an Event of Default under the Loan Agreement or any other Loan Document, the Manager shall (i) unless and until terminated by Agent in accordance with Paragraph 7 by the Manager in accordance with Paragraph 9 below, as applicable, continue performance under the Management Agreement in accordance with the terms thereof, and (ii) not (a) demand or accept any payment under or in respect of the Management Agreement or (b) take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any obligation under the Management Agreement; provided, however, that any such compensation received by Manager shall be received by Manager as trustee for Agent and shall be paid over to Agent on account of the indebtedness of Borrower to the Lenders.  The Owner and the Manager

3

understand, however, that nothing contained herein or in any of the other Loan Documents shall be construed to obligate the Agent to perform or discharge any of the obligations, duties or liabilities of the Owner under the Management Agreement.

26.                                 Upon the occurrence of any default by any Owner under the terms of the Management Agreement (including, but not limited to, nonpayment of fees due Manager but not paid by reason of the subordination of fees provided for herein) in respect of which Manager has elected to exercise any right or remedy, the Manager shall, concurrently with Manager’s delivery of notice thereof to Owner, provide the Agent with notice in writing thereof (which notice may consist of a copy of the notice provided by Manager to Owner), and after receipt of said notice, the Agent shall have the same time period within which to cure said default as the Owner has under the Management Agreement (plus an additional thirty (30) days) although the Owner and the Manager understand that the Agent shall not have any obligation to do so.  Furthermore, the Owner and the Manager agree that, notwithstanding anything to the contrary contained in the Management Agreement, the Agent may immediately terminate, upon written notice to the Manager and without the payment of any cancellation or termination fee or penalty or other liability, the Management Agreement upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any other Loan Document.  In the event that the Agent elects to terminate the Management Agreement in accordance with this Paragraph 7, the Owner and the Manager understand and agree that the Manager shall look solely to the Owner for any and all fees, charges or other sums payable to the Manager under the Management Agreement, including any out-of-pocket costs properly incurred by the Manager; provided, however, that if the Agent has delivered to Manager a written notice that Agent has exercised its rights to become the “Owner” under the Management Agreement pursuant to Paragraph 4, and subsequently elects to terminate the Management Agreement pursuant to this Paragraph 7, then the Manager may look to the Agent for payment of such fees and costs incurred from the date Agent became the “Owner” under the Management Agreement to the date of termination of the Management Agreement to the extent provided in Paragraph 4.  If the Management Agreement shall be terminated by the Agent in accordance with this Paragraph 7, the Manager agrees to cooperate with the Agent to ensure a smooth transition to the new property manager to be selected by the Agent.

27.                                 This Agreement shall inure to the benefit of the Agent and its successors and assigns.  In the event of any inconsistency or conflict with the provisions of this Agreement and the provisions of the Management Agreement, the provisions of this Agreement shall control.

28.                                 The Manager agrees that it shall not change, amend, modify in any material respect or terminate the Management Agreement as it relates to the Property without the Agent’s prior written approval in each instance, which approval shall not be unreasonably withheld.  If the Manager does so amend, modify or terminate the Management Agreement in violation of this Paragraph 9, such amendment, modification or termination shall be void ab initio with respect to the Property. Notwithstanding the foregoing, the provisions of this Paragraph 9 shall not be deemed to limit or otherwise restrict the right of the Manager to terminate the Management Agreement in accordance with the terms of the Management Agreement by reason of default by the Owner thereunder after compliance by Manager with Paragraph 7 hereof.

29.                                 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of                    (excluding the law applicable to conflicts and choice of law).

4

30.                                 Without limiting the generality of any other provisions contained herein or in the other Loan Documents, no failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law or in equity.

31.           Manager represents and warrants to the Agent that as of the date hereof (i) the Management Agreement is in full force and effect and has not been amended, modified, assigned, terminated or supplemented, (ii) the Manager is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default and (iii) to the best of Manager’s knowledge, the Owner is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default.

32.                                 This Agreement may not be amended, modified, terminated or supplemented without the written approval of the Manager, the Owner and the Agent.

33.                                 This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[Signatures Begin on the Following Page]

5

IN WITNESS WHEREOF, the Manager, Agent and the Owner have executed and delivered this Agreement as of the          day of                      , 20   .

MANAGER:

[HPT MANAGEMENT SERVICES LP, a Texas limited partnership

By:	IMS, LLC, a limited liability company, its general partner]

By:
Name:
Title:

[Signatures Continued On Next Page]

6

AGREED AND CONSENTED TO:

OWNER:

, a

By:
Name:
Title:

[Signatures Continued On Next Page]

AGREED AND CONSENTED TO:

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

2

SCHEDULE 1.1

LENDERS AND COMMITMENTS

REVOLVING CREDIT LOAN

Name and Address	Revolving Credit Commitment		Revolving Credit Commitment Percentage

KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Kevin Murray Telephone: 216-689-5986 Facsimile: 216-689-4997	$	~~45,000,000.00~~28,950,000.00	~~15~~15.00%

LIBOR Lending Office Same as Above

Wachovia Bank, National Association 201 S. College Street, CP9 NC1183 Charlotte, NC 28288 Attention: Vincent Massey Telephone: (704)-590-3321 Facsimile: (704)-715-0094	$	~~45,000,000.00~~28,950,000.00	~~15~~15.00%

LIBOR Lending Office Same as Above

Aareal ~~Bank AG~~Capital Corporation

~~Paulinenstrasse 15~~

~~65189 Wiesbaden~~

~~Germany~~

250 Park Avenue, Suite 820

New York, New York  10177

Attention:     ~~Petra Friedhofer~~Christian Berry

Telephone:   ~~+49-(0)611-348-2356~~(212) 508-4083

Facsimile:    ~~+49-(0)611-348-2757~~(917) 322-0285

	$	~~45,000,000.00~~28,950,000.00	~~15~~15.00%

LIBOR Lending Office Same as Above

1

Name and Address	Revolving Credit Commitment		Revolving Credit Commitment Percentage

Westdeutsche Immobilienbank AG Grosse Bleiche 46 55116 Mainz Germany Attention: ~~Klaus May~~Nanja Junge Telephone: +49 6131 9280 - ~~7428~~7215 Facsimile: +49 6131 9280 - 7490	$	~~30,000,000.00~~19,300,000.00	~~10~~10.00%

LIBOR Lending Office Same as Above

RBS Citizens, N.A. d/b/a Charter One 1215 Superior Ave, 6th Floor Cleveland, OH 44114 Attention: R.J. Quinn Telephone: (216)-277-0744 Facsimile: (216)-277-4607	$	~~24,000,000.00~~15,440,000.00	~~8~~8.00%

LIBOR Lending Office Same as Above

Fifth Third Bank, a Michigan banking corporation MD 1MOC2B 5050 Kingsley Drive Cincinnati, OH 45263 Attention: Joyce Elam Telephone: (513)-358-7336 Facsimile: (513)-358-3479	$	~~24,000,000.00~~15,440,000.00	~~8~~8.00%

LIBOR Lending Office Same as Above

National City Bank CREA 2000 Auburn Drive, Suite 400 Beachwood, OH 44122 Attention: Peggy Cramer Telephone: (216)-488-9124 Facsimile: (216)-488-0214	$	~~21,000,000.00~~13,510,000.00	~~7~~7.00%

2

Name and Address	Revolving Credit Commitment		Revolving Credit Commitment Percentage

LIBOR Lending Office Same as Above

Allied Irish Banks, P.L.C. 2nd Floor, Iona House Shelbourne Road Ballsbridge, Dublin 4, Ireland Attention: Berne Glynn/Peter Garvey Telephone: +353 1 641 6633 / 6636 Facsimile: +353 1 641 6668	$	~~18,000,000.00~~11,580,000.00	~~6~~6.00%

LIBOR Lending Office Same as Above

PNC Bank, National Association 500 1st Avenue Pittsburgh, PA 15219 Attention: Colleen Mannerino Telephone: (412)-760-7647 Facsimile: (412)-705-2124	$	~~15,000,000.00~~9,650,000.00	~~5~~5.00%

LIBOR Lending Office Same as Above

Citibank, N.A. 8401 N. Central Expressway Suite 500 Dallas, TX 75225 Attention: Kimberly Brand Telephone: (972)-419-3454 Facsimile: (972)-419-3308	$	~~15,000,000.00~~9,650,000.00	~~5~~5.00%

LIBOR Lending Office Same as Above

Bank of America, N.A. 901 Main Street, 20th Floor TX1-492-20-06 Dallas, TX 75202 Attention: Cindy King Telephone: (214)-209-1925 Facsimile: (214)-209-1571	$	~~12,000,000.00~~7,720,000.00	~~4~~4.00%

3

Name and Address	Revolving Credit Commitment		Revolving Credit Commitment Percentage

LIBOR Lending Office Same as Above

Texas Capital Bank, National Association 6060 N. Central Expressway Dallas, TX 75206 Attention: Claudia Watkins Telephone: (972)-560-4525 Facsimile: (214) 706-6849	$	~~6,000,000.00~~3,860,000.00	~~2~~2.00%

LIBOR Lending Office Same as Above

TOTAL	$	~~300,000,000.00~~193,000,000.00	100%

4

~~TERM LOAN~~

~~Name and Address~~	~~Term Loan Commitment~~		~~Term Loan Commitment Percentage~~

~~KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Kevin Murray Telephone: 216-689-5986 Facsimile: 216-689-4997~~	~~$~~	~~42,000,000.00~~	~~21~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Wachovia Bank, National Association 201 S. College Street, CP9 NC1183 Charlotte, NC 28288 Attention: Vincent Massey Telephone: (704)-590-3321 Facsimile: (704)-715-0094~~	~~$~~	~~30,000,000.00~~	~~15~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Aareal Bank AG Paulinenstrasse 15 65189 Wiesbaden Germany Attention: Petra Friedhofer Telephone: +49-(0)611-348-2356 Facsimile: +49-(0)611-348-2757~~	~~$~~	~~30,000,000.00~~	~~15~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Westdeutsche Immobilienbank AG Grosse Bleiche 46 55116 Mainz Germany Attention: Klaus May Telephone: +49 6131 9280 - 7428 Facsimile: +49 6131 9280 - 7490~~	~~$~~	~~20,000,000.00~~	~~10~~	~~%~~

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~~Name and Address~~	~~Term Loan Commitment~~		~~Term Loan Commitment Percentage~~

~~LIBOR Lending Office Same as Above~~

~~RBS Citizens, N.A. d/b/a Charter One 1215 Superior Ave, 6th Floor Cleveland, OH 44114 Attention: R.J. Quinn Telephone: (216)-277-0744 Facsimile: (216)-277-4607~~	~~$~~	~~16,000,000.00~~	~~8~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Fifth Third Bank, a Michigan banking corporation MD 1MOC2B 5050 Kingsley Drive Cincinnati, OH 45263 Attention: Joyce Elam Telephone: (513)-358-7336 Facsimile: (513)-358-3479~~	~~$~~	~~16,000,000.00~~	~~8~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~National City Bank CREA 2000 Auburn Drive, Suite 400 Beachwood, OH 44122 Attention: Peggy Cramer Telephone: (216)-488-9124 Facsimile: (216)-488-0214~~	~~$~~	~~14,000,000.00~~	~~7~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~PNC Bank, National Association 500 1st Avenue Pittsburgh, PA 15219 Attention: Colleen Mannerino Telephone: (412)-760-7647 Facsimile: (412)-705-2124~~	~~$~~	~~10,000,000.00~~	~~5~~	~~%~~

2

~~Name and Address~~	~~Term Loan Commitment~~		~~Term Loan Commitment Percentage~~

~~LIBOR Lending Office Same as Above~~

~~Citibank, N.A. 8401 N. Central Expressway Suite 500 Dallas, TX 75225 Attention: Kimberly Brand Telephone: (972)-419-3454 Facsimile: (972)-419-3308~~	~~$~~	~~10,000,000.00~~	~~5~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Bank of America, N.A. 901 Main Street, 20th Floor TX1-492-20-06 Dallas, TX 75202 Attention: Cindy King Telephone: (214)-209-1925 Facsimile: (214)-209-1571~~	~~$~~	~~8,000,000.00~~	~~4~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~Texas Capital Bank, National Association 6060 N. Central Expressway Dallas, TX 75206 Attention: Claudia Watkins Telephone: (972) 560-4525 Facsimile: (214) 706-6849~~	~~$~~	~~4,000,000.00~~	~~2~~	~~%~~

~~LIBOR Lending Office Same as Above~~

~~TOTAL~~	~~200,000,000.00~~		~~100~~	~~%~~

3

~~TOTAL COMMITMENTS~~

~~Name~~	~~Total Commitment~~		~~Total Commitment Percentage~~

~~KeyBank National Association~~	~~$~~	~~87,000,000.00~~	~~17.4~~	~~%~~

~~Wachovia Bank, National Association~~	~~$~~	~~75,000,000.00~~	~~15.0~~	~~%~~

~~Aareal Bank AG~~	~~$~~	~~75,000,000.00~~	~~15.0~~	~~%~~

~~Westdeutsche Immobilienbank AG~~	~~$~~	~~50,000,000.00~~	~~10.0~~	~~%~~

~~RBS Citizens, N.A. d/b/a Charter One~~	~~$~~	~~40,000,000.00~~	~~8.0~~	~~%~~

~~Fifth Third Bank, a Michigan banking corporation~~	~~$~~	~~40,000,000.00~~	~~8.0~~	~~%~~

~~National City Bank~~	~~$~~	~~35,000,000.00~~	~~7.0~~	~~%~~

~~Allied Irish Banks, P.L.C.~~	~~$~~	~~18,000,000.00~~	~~3.6~~	~~%~~

~~PNC Bank, National Association~~	~~$~~	~~25,000,000.00~~	~~5.0~~	~~%~~

~~Citibank, N.A.~~	~~$~~	~~25,000,000.00~~	~~5.0~~	~~%~~

~~Bank of America, N.A.~~	~~$~~	~~20,000,000.00~~	~~4.0~~	~~%~~

~~Texas Capital Bank, National Association~~	~~$~~	~~10,000,000.00~~	~~2.0~~	~~%~~

~~TOTAL~~	~~$~~	~~500,000,000.00~~	~~100.0~~	~~%~~

SCHEDULE 1.2

SUBSIDIARY GUARANTORS

(UPDATED FROM TIME TO TIME BY AGENT)

June 9, 2009 Update

~~Behringer Harvard Cyprus, LLC, a Colorado limited liability company~~

4

Behringer Harvard Wayside, LLC, a Delaware limited liability company

Behringer Harvard Centreport Office LP, a Texas limited partnership

Behringer Harvard Texas Street LP, a Delaware limited partnership

Behringer Harvard Eldridge Land LP, a Texas limited partnership

IPC Maryland I Holdings, LLC, a Delaware limited liability company

IPC Realty II, LLC, a Delaware limited liability company

IPC Realty, LLC, a Delaware limited liability company

IPC Commercial Properties, LLC, a Delaware limited liability company

IPC LP/WP Holdings, LLC, a Delaware limited liability company

IPC Fifth Third Holdings, LLC, a Delaware limited liability company

IPC Metrocenter Holdings, LLC, a Delaware limited liability company

IPC Crescent Center Holdings, LLC, a Delaware limited liability company

IPC NOI Holdings, Inc., a Delaware corporation

IPC (US) Realty Holdings III, Inc., a Delaware corporation

Woodcrest Road Associates II, LLC, a Delaware limited liability company

Behringer Harvard Equity Drive LP, a Delaware limited partnership

Behringer Harvard City Centre Owner LLC, a Delaware limited liability company

IPC Florida III Holdings, LLC, a Delaware limited liability company

IPC Florida III, LLC, a Delaware limited liability company

Behringer Harvard Briarlake Plaza LP, a Delaware limited partnership

5

SCHEDULE 2.9

OUTSTANDING LETTERS OF CREDIT

None.

1

SCHEDULE 4.3

ACCOUNTS

None.

1

SCHEDULE 5.3

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of the Borrower or a Subsidiary Guarantor proposed to be included in the Collateral, each of the following:

(a)           Description of Property.  A narrative description of the Real Estate, the improvements thereon and the tenants and Leases relating to such Real Estate.

(b)           Security Documents.  (i) Such Security Documents relating to such Real Estate as the Agent shall in good faith require, duly executed and delivered by the respective parties thereto, and (ii) such Security Documents relating to Equity Interests and/or Distribution Interests as Agent may reasonably request, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, the best possible first priority lien and security interest in as much of such Equity Interests and/or Distribution Interests (or such portion thereof) as may be granted by the Borrower and any Subsidiary that is a direct or indirect owner of such Real Estate.

(c)           Enforceability Opinion.  If required by the Agent, the favorable legal opinion of counsel to Borrower or such Subsidiary Guarantor, from counsel reasonably acceptable to the Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and the Agent covering the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

(d)           Perfection of Liens.  Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

(e)           Survey and Taxes.  The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under §7.8.

(f)            Title Insurance; Title Exception Documents.  The Title Policy (or “marked” commitment/proforma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

(g)           UCC Certification.  A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower or such Subsidiary Guarantor that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security

1

Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

(h)           Management Agreement.  A true copy of the Management Agreement, if any, relating to such Real Estate, which shall be in form and substance reasonably satisfactory to the Agent.

(i)            Subordination of Management Agreement.  A subordination of management agreement, which shall be in form and substance reasonably satisfactory to the Agent.

(j)            Leases.  True copies of all Leases relating to such Real Estate together with Lease Summaries for all such Leases if available, and a Rent Roll for such Real Estate certified by the Borrower or Subsidiary Guarantor as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to the Required Lenders.

(k)           Lease Form.  The form of Lease, if any, to be used by the Borrower or such Subsidiary Guarantor in connection with future leasing of such Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Agent.

(l)            Subordination Agreements.  A Subordination, Attornment and Non-Disturbance Agreement from Major Tenants of such Real Estate, and from other tenants of such Real Estate as required by the Agent.

(m)          Estoppel Certificates.  Estoppel certificates from Major Tenants of such Real Estate, and from other tenants of such Real Estate as required by Agent, such certificates to be dated not more than thirty (30) days prior to the inclusion of such Real Estate in the Collateral (unless extended in Agent’s reasonable discretion, but in any case, not to exceed 60 days), each such estoppel certificate to be in form and substance reasonably satisfactory to the Agent.

(n)           Certificates of Insurance.  Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower or such Subsidiary Guarantor on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower or such Subsidiary Guarantor, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

(o)           Property Condition Report.  A property condition report from a firm of professional engineers or architects selected by Borrower and reasonably acceptable to Agent (the “Inspector”) satisfactory in form and content to the Agent and the Required Lenders, dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Agent and the Required Lenders may reasonably require.

(p)           Hazardous Substance Assessments.  A hazardous waste site assessment report addressed to the Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Agent) concerning Hazardous Substances and asbestos on such Real Estate

2

dated or updated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Required Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Agent in its sole discretion.

(q)           Zoning and Land Use Compliance.  Such evidence regarding zoning and land use compliance as the Agent may require and approve in its reasonable discretion.

(r)            Certificate of Occupancy.  A copy of the certificate(s) of occupancy issued to the Borrower or any Subsidiary for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Agent that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower or any Subsidiary), or a legal opinion or certificate from the appropriate authority reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

(s)           Appraisal.  An Appraisal of such Real Estate, in form and substance satisfactory to the Agent and the Required Lenders as provided in §5.2 and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

(t)            Budget.  An operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Required Lenders.

(u)           Operating Statements.  Operating statements for such Real Estate in the form of such statements delivered to the Lenders under §7.4(e) covering each of the four fiscal quarters ending immediately prior to the addition of such Real Estate to the Collateral, to the extent available.

(v)           Rent Roll.  A copy of the most recent Rent Roll for such Real Estate.

(w)          Environmental Disclosure.  Such evidence regarding compliance with §6.20(d) as Agent may reasonably require.

(x)            Subsidiary Guarantor Documents.  With respect to Real Estate owned by a Subsidiary, the Joinder Agreement and such other documents, instruments, reports, assurances, or opinions as the Agent may reasonably require.

(y)           Additional Documents.  Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

3

SCHEDULE 6.3

TITLE TO PROPERTIES

SPECIAL LESSEE ARRANGEMENTS

The properties located at 10 and 120 South Riverside, Chicago, Illinois (the “Riverside Properties) are owned by 10/120 South Riverside Fee LLC (the “Riverside Fee Owner”).  The Riverside Fee Owner leases the Riverside properties to 10/120 South Riverside Property LLC (the “Riverside Landlord”) pursuant to a separate ground lease for each of the Riverside Properties.  Behringer Harvard REIT I, Inc. indirectly owns both the Riverside Fee Owner and the Riverside Landlord and acquired both entities simultaneously from the prior owner on November 1, 2007.   The ground leases were initially entered into on July 1, 1965 and, that point in time, ownership of the fee owner and the landlord for the Riverside Properties were not vested in a common owner.   Through a series of transactions over the years, the ownership of the fee owner and the landlord for the Riverside properties became vested in a common owner.  The ground leases were kept in place because the Riverside Landlord has entered into numerous subleases with tenants of the office buildings located on the Riverside Properties and predecessors-in-interest did not want to inadvertently terminate such subleases by merging the Riverside Fee Owner and the Riverside Landlord into one entity.  In addition, the existing loan agreement for the acquisition financing for the Riverside Properties prohibits any merger of the fee and leasehold estate under the ground leases.

The property located at 111 Woodcrest, Unit B, Cherry Hill, New Jersey (the “Woodcrest Senior Property”) is owned by Woodcrest Road Associates, L.P. (the “Woodcrest Unit B Ground Owner”).  The Woodcrest Unit B Ground Owner leases the Woodcrest Senior Property to Woodcrest Road Urban Renewal, LLC (the “Woodcrest Unit B Lessee”) under a Ground Lease dated October 30, 2003.   The Woodcrest Unit B Lessee in turn subleased the property back to the Woodcrest Unit B Ground Owner under a Sublease also dated October 30, 2003.  The Woodcrest Unit B Ground Owner is the party that has entered into leases with the individual tenants in the building located on the Woodcrest Senior Property.  The Woodcrest Senior Property is benefited by a long term tax exemption granted to qualified urban renewal entities that undertake redevelopment projects under a Financial Agreement for Long Term Tax Exemption (commonly referred to as a “PILOT Agreement” in New Jersey) dated October 30, 2003 between the Woodcrest Unit B Lessee, as the qualified urban renewal entity, and Cherry Hill Township.  The ground lease and sublease structure were put in place in order to attempt to maximize the benefits of the tax exemption and is a common structure used in New Jersey.  Behringer Harvard REIT I, Inc. indirectly owns both the Woodcrest Unit B Owner and the Woodcrest Unit B Lessee and acquired both entities simultaneously from the prior owner on January 11, 2006. The PILOT Agreement, as required by New Jersey law, provides that the tax exemption is terminated in the event that the Woodcrest Senior Property is conveyed to a third party, but permits a change in control of the qualified urban renewal entity.  In order to preserve the tax exemption and maximum benefits, it was therefore necessary to acquire both entities and leave the previously existing structure in place.

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SCHEDULE 6.5

NO MATERIAL CHANGES

15 WAYSIDE — COGNOS LEASE

As previously disclosed to Lender by email from Michael Ernst to Kevin Murray and Tim Klespies, dated May 8, 2009, Cognos, a subsidiary of IBM that subleases space at the 15 Wayside property from Nokia, Inc., has placed its space on the sublease market.  Cognos accounts for approximately 106,000 square feet at the 15 Wayside property.

1650 Arch — WolfBlock LLP

WolfBlock LLP, a law firm that leased significant square footage at 1650 Arch, announced on March 23, 2009 that its partners had voted to dissolve the firm and notified us that after April 30, 2009 it would no longer need its space except for approximately 6,000 square feet to handle wind-down and transitional matters.

Pursuant to the Sixth Amendment to Office Lease, dated December 31, 2008, WolfBlock downsized their space to 144,169 square feet and extended their lease term through July 31, 2021, but WolfBlock exercised an option to terminate the Sixth Amendment prior to April 30, 2009, which reverted the lease back to its former status under the Fifth Amendment to Office Lease, dated May 5, 2004, which provided for 176,054 square feet that terminates on July 17, 2011.  In connection with exercising the termination option, WolfBlock paid $532,500 of the approximately $854,500 termination amounts due, with the remaining amount to be paid as part of a settlement agreement.

Following the March 23, 2009 notification, we immediately began negotiations through local counsel of a settlement agreement and orderly return of space.  Presently, WolfBlock has vacated most of the space as a result of lawyer transitions to other firms and the expiration of the 60-day WARN Act period for retaining employees.

Other than some minor outstanding reconciliations, rent was paid through April 30, 2009.  Further, we have tentatively agreed to the financial terms, which have been approved by landlord’s lender, of a settlement agreement that is being drafted and finalized.  The settlement agreement will provide in principle as follows:

1.  The lease will be terminated, effective as of April 30, 2009, except for approximately 6,000 square feet of transitional/wind-down space on the 19th floor.

2.  To the extent of available funds, WolfBlock will commit to pay the landlord amounts broken down into various “tranches.”  The payments will be subject to the payment of WolfBlock’s necessary wind-down expenses, such as salaries under the WARN Act and the salaries of wind-down personnel and consultants and the payment of WolfBlock’s secured loan

1

to Wachovia Bank that was originally $10 million and has been reduced to approximately $6 million.

3.  Subject to available funds from accounts receivable collections, the first three tranches will equal an aggregate of $6,101,400, which includes the remaining termination option payment mentioned above.  A fourth tranche is triggered only if, after payment to creditors, funds would be available to distribute to WolfBlock partners; this tranche could potentially be an additional $4 million.  However, all tranche amounts are contingent on accounts receivable collections and are not guaranteed.

4.  From May 1, 2009 until July 20, 2010, WolfBlock will lease 6,000 square feet (subject to early termination rights by either party).  Until July 31, 2009, the rental rate will be $12.50 plus electric, and thereafter it will be $24.50 plus applicable escalations.

5.  Additionally, WolfBlock will reimburse the landlord for its legal fees and the legal fees of the landlord’s lender, up to an amount presently being negotiated.

GENERAL ECONOMIC CONDITIONS

The commercial office real estate industry’s performance is generally predicated on a sustained pattern of job growth.  Recently, the overall United States economy experienced declines, including recent and expected future job losses, liquidity disruptions in the capital markets and recessionary concerns.  These matters may affect the financial condition, prospects, operations and business activities of the REIT, the Borrower, their respective Subsidiaries and the Mortgaged Properties.

2

SCHEDULE 6.6

TRADEMARKS, TRADENAMES

Section 6.13 of the Fifth Amended and Restated Advisory Management Agreement, as amended, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC provides:

“6.13 Name.  Behringer Advisors LP and/or one or more of its Affiliates has a proprietary interest in the names “Harvard” (for the businesses engaged in by the Company and its Affiliates) and “Behringer” (for all purposes).  Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Advisors LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Advisors LP, cease to conduct business under or use the name “Harvard” or “Behringer” or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name “Harvard” or “Behringer” or any other word or words that might, in the sole discretion of Behringer Advisors LP, be susceptible of indication of some form of relationship between the Company and Behringer Advisors LP or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that Behringer Advisors LP or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Harvard” or “Behringer” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.”

1

SCHEDULE 6.7

PENDING LITIGATION

None.

1

SCHEDULE 6.10

UNPAID TAXES

Pennsylvania Transfer Tax Assessment

On June 5, 2008, Stanwix Street Associates LP (“Stanwix”), an indirect, wholly owned subsidiary of Behringer Harvard Operating Partnership I LP, transferred 11 Stanwix Street, located in Pittsburg, Pennsylvania, to the lender associated with the property.  Because this transaction involved the transfer of the real estate by deed in lieu of foreclosure, the lender/owner maintained that the transfer was exempt from transfer tax pursuant to Section 1102-C.3(15) of the Pennsylvania Tax Reform Code.

Following a decision on April 23, 2009 by the Board of Appeals of the Pennsylvania Department of Revenue against the lender/owner, on April 28, 2009, Stanwix received an assessment for transfer tax (including interest) from the Pennsylvania Department of Revenue for $1,680,219.26.  The lender/owner believes that the assessment is erroneous and is in the process of challenging the assessment through appeal.

Florida Sales Tax Audit

The State of Florida is auditing IPC Florida I, LLC for the period of July 1, 2008 through March 31, 2009.  The audit is being conducted at our request because based on a previous audit we determined that we had underpaid sales tax and the audit process allows the auditor to waive any penalties instead of amending sales tax returns.  In addition, we paid the amount of the tax we believe is owed in advance of the audit.

1

SCHEDULE ~~6.14~~6.15

CERTAIN TRANSACTIONS

Advisory Management Agreement

Behringer Advisors, LLC (“Behringer Advisors”) provides certain services to Behringer Harvard REIT I, Inc. (“REIT”) pursuant to the Fifth Amended Restated Advisory Management Agreement, as amended, under which, among other things, REIT pays Behringer Advisors and its affiliates the following fees or reimbursements:

•  acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by REIT, including any debt attributable to these investments, or (2) when REIT makes an investment indirectly through another entity, its pro rata share of the gross asset value of real estate investments held by that entity;

•  0.5% of the contract purchase price of the real estate assets REIT acquires or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments;

•  a debt financing fee equal to 1% of the amount of any debt made available to it;

•  depending on the nature of the asset at the time the fee is incurred, an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budgeted improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable);

•  reimbursements for costs and expenses paid or incurred to provide services to REIT, including the costs of goods, services or materials used by REIT and the salaries and benefits of persons employed by Behringer Advisors and its affiliates and performing services for REIT; provided, however, no reimbursement is made for salaries and benefits to the extent Behringer Advisors receives a separate fee for the services provided; and

•  disposition fees if Behringer Advisors or its affiliates provide a substantial amount of services, as determined by the REIT’s independent directors, in connection with the sale of one or more properties.  In such event, REIT will pay Behringer Advisors or its affiliates an amount equal to the lesser of (subject to the limitation set forth below): (a) one-half of the brokerage commission paid or (b) 3% of the sales price of each property sold.  This fee will not be earned or paid unless and until the REIT’s stockholders have received total distributions (excluding the 10% stock dividend paid on October 1, 2005) in an amount equal to or greater than the sum of the aggregate capital contributed by stockholders plus a 9% annual, cumulative, non-compounded return thereon.

1

On May 14, 2009, Behringer Advisors waived $2.5 million of asset management fees for each of the second and third quarter of 2009.

Property Management and Leasing Agreement

Pursuant to the Fifth Amended and Restated Property Management and Leasing Agreement, as amended  (the “Property Management Agreement”) between REIT and HPT Management Services LP (“HPT Management”), an affiliate of Behringer Advisors, REIT pays HPT Management and its affiliates fees for the management, leasing and construction supervision of its properties, which may be subcontracted to unaffiliated third parties.  The management fees generally are equal to 3% of gross revenues of each respective property; leasing commissions are based upon the customary leasing commission applicable to the geographic location of the respective property; and construction supervision fees generally are equal to an amount not greater than 5% of all hard construction costs incurred in connection with capital improvements, major building reconstruction and tenant improvements.  Further, REIT reimburses HPT Management for costs and expenses paid or incurred to provide services to REIT, including salaries and benefits of persons employed by HPT Management and its affiliates and engaged in the operation, management, maintenance and leasing of REIT properties.  In the event that REIT contracts directly with a non-affiliated third party property manager in respect of a property, REIT pays HPT Management and its affiliates an oversight fee equal to 1% of gross revenues of the property managed.

2

SCHEDULE 6.20(c)

Schedule 6.20 - Environmental Compliance

PROPERTY	LOCATION	ENVIRONMENTAL CONCERN	COMMENTS

(c)

222 Bloomingdale Road	White Plains, NY	Petroleum Release — 11/06

Results from soil and ground water samples have been taken at the site since October 2007 and submitted to the NYSDEC (New York State Department of Environmental Conservation) in quarterly reports from November 2007 through May 2009. Testing indicates the impact is isolated to a relatively small area and has not migrated offsite. Results continue to indicate that the spill is contained to small area of the site.

14700 Royal Caribbean Blvd.	Miramar, FL	Soil Contamination Remediation — 6/07

Elevated levels of arsenic were found in an approximately 1,000 square foot area of the property. The Broward County Environmental Protection Department approved a Remedial Action Plan to excavate soils within the impacted area and backfill with clean fill material, and following completion of the work in late 2007, issued a “No Further Action” letter on April 2, 2009.

One Edgewater Street	Staten Island, NY	Managing offsite MGP contamination — 2003 thru 2009

In late 2003, the New York State Department of Environmental Conservation required KeySpan (the current property owner of the Clifton MGP facility) to conduct sampling studies to determine potential offsite impacts related to the coal tar contamination from the Clifton MGP site. In May and December 2004, several soil borings, monitoring wells and soil vapor samples were taken at the property. Results of these sampling activities confirmed impacts to both soil and groundwater at the One Edgewater Street site primarily confined to the parking lot at the north end of the property. The NYSDEC approved KeySpan’s proposed workplan on November 16, 2005. Indoor air sampling at One Edgewater revealed no vapor intrusion at the site. The NYSDEC has accepted KeySpan’s work plan for the site and has provided an affirmative statement that no additional assessment/characterization is required. The NYSDEC has further instructed National Grid (the successor to KeySpan) to prepare a site management plan including a statement with respect to National Grid’s responsibility for incremental cost to off—site owners for MPG-related contamination and submit to ownership for review/comments

.

(d)

Minnesota Center	Minneapolis, MN	Building was constructed on a closed private landfill.

The building was constructed with a venting system to exhaust potential methane fumes from the soil beneath the building structure. The Minnesota Pollution Control Agency (MPCA) requires bi—weekly monitoring by building personnel of the rooftop exhaust fan to ensure proper operation throughout the year. There is an annual report sent to the MPCA that details the results of the bi-weekly inspections. No other work is required by the MPCA with respect to this matter.

See disclosures in (c) above as well.

1

SCHEDULE 6.20(d)

Schedule 6.20 - Environmental Compliance

PROPERTY	LOCATION	ENVIRONMENTAL CONCERN	COMMENTS

(c)

222 Bloomingdale Road	White Plains, NY	Petroleum Release — 11/06

Results from soil and ground water samples have been taken at the site since October 2007 and submitted to the NYSDEC (New York State Department of Environmental Conservation) in quarterly reports from November 2007 through May 2009. Testing indicates the impact is isolated to a relatively small area and has not migrated offsite. Results continue to indicate that the spill is contained to small area of the site.

14700 Royal Caribbean Blvd.	Miramar, FL	Soil Contamination Remediation — 6/07

Elevated levels of arsenic were found in an approximately 1,000 square foot area of the property. The Broward County Environmental Protection Department approved a Remedial Action Plan to excavate soils within the impacted area and backfill with clean fill material, and following completion of the work in late 2007, issued a “No Further Action” letter on April 2, 2009.

One Edgewater Street	Staten Island, NY	Managing offsite MGP contamination — 2003 thru 2009

In late 2003, the New York State Department of Environmental Conservation required KeySpan (the current property owner of the Clifton MGP facility) to conduct sampling studies to determine potential offsite impacts related to the coal tar contamination from the Clifton MGP site. In May and December 2004, several soil borings, monitoring wells and soil vapor samples were taken at the property. Results of these sampling activities confirmed impacts to both soil and groundwater at the One Edgewater Street site primarily confined to the parking lot at the north end of the property. The NYSDEC approved KeySpan’s proposed workplan on November 16, 2005. Indoor air sampling at One Edgewater revealed no vapor intrusion at the site. The NYSDEC has accepted KeySpan’s work plan for the site and has provided an affirmative statement that no additional assessment/characterization is required. The NYSDEC has further instructed National Grid (the successor to KeySpan) to prepare a site management plan including a statement with respect to National Grid’s responsibility for incremental cost to off—site owners for MPG-related contamination and submit to ownership for review/comments

(d)

Minnesota Center	Minneapolis, MN	Building was constructed on a closed private landfill.

The building was constructed with a venting system to exhaust potential methane fumes from the soil beneath the building structure. The Minnesota Pollution Control Agency (MPCA) requires bi—weekly monitoring by building personnel of the rooftop exhaust fan to ensure proper operation throughout the year. There is an annual report sent to the MPCA that details the results of the bi-weekly inspections. No other work is required by the MPCA with respect to this matter.

See disclosures in (c) above as well.

1

SCHEDULE 6.21(a)

SUBSIDIARIES OF REIT

Schedule 6.21(a) - Subsidiaries of REIT

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
10/120 South Riverside Fee LLC	Delaware	Behringer Harvard 10/120 South Riverside Plaza LLC	Direct	100.00%
10/120 South Riverside Property, LLC	Delaware	Behringer Harvard 10/120 South Riverside Plaza LLC	Direct	100.00%
200 South Wacker Property LLC	Delaware	Behringer Harvard 200 South Wacker Drive LLC	Direct	100.00%
200 South Wacker Services, Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	1.00%
222 South Riverside Property LLC	Delaware	Behringer Harvard South Riverside Holding Business Trust	Direct	100.00%
17th Ludlow Property, L.L.C.	Delaware	IPC United Plaza, L.P.	Direct	89.90%
17th Ludlow Property, L.L.C.	Delaware	IPC United Plaza Fee Manager, Inc.	Direct	0.10%
21 ESS, LLC	Delaware	IPC Fifth Third Holdings, LLC	Direct	100.00%
Arch 1650 Partners, L.P.	Delaware	IPC Philadelphia Holdings LLC	Direct	99.9999%
Arch 1650 Partners, L.P.	Delaware	IPC Philadelphia Management LLC	Direct	0.0001%
Behringer Harvard 10/120 South Riverside Plaza Holding Business Trust	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 101 South Tryon GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 101 South Tryon LP	Delaware	Behringer Harvard 101 South Tryon GP, LLC	Direct	0.10%
Behringer Harvard 101 South Tryon LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 10777 Clay Road GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 10777 Clay Road LP	Delaware	Behringer Harvard 10777 Clay Road GP, LLC	Direct	0.10%
Behringer Harvard 10777 Clay Road LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 1325 G Street, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 200 South Wacker Drive Holding Business Trust	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 200 South Wacker Drive LLC	Delaware	Behringer Harvard 200 South Wacker Drive Holding Business Trust	Direct	100.00%
Behringer Harvard 600 Superior Avenue GP Holding, Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	1,000 shares
Behringer Harvard 600 Superior Avenue GP, LLC	Delaware	Behringer Harvard 600 Superior Avenue GP Holding, Inc.	Direct	100.00%
Behringer Harvard 600 Superior Avenue LP	Delaware	Behringer Harvard 600 Superior Avenue GP, LLC	Direct	0.10%
Behringer Harvard 600 Superior Avenue LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 945 East Paces Ferry Road, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard (Alberta) ULC	Alberta, Canada	Behringer Harvard Cayman Ltd.	Direct	100.00%
Behringer Harvard Alexander Road, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Ashford Perimeter H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Briarlake Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Briarlake Plaza LP	Delaware	Behringer Harvard Briarlake Plaza GP, LLC	Direct	0.10%
Behringer Harvard Briarlake Plaza LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Buena Vista Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Buena Vista Plaza LP	Delaware	Behringer Harvard Buena Vista Plaza GP, LLC	Direct	0.10%
Behringer Harvard Buena Vista Plaza LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Burnett Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Burnett Plaza LP	Texas	Behringer Harvard Burnett Plaza GP, LLC	Direct	0.10%
Behringer Harvard Burnett Plaza LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Cayman Ltd.	Cayman Islands	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard CentrePort Office GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard CentrePort Office LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard CentrePort Office LP	Texas	Behringer Harvard CentrePort Office GP, LLC	Direct	0.10%
Behringer Harvard City Centre Fee, LLC	Delaware	Behringer Harvard City Centre Owner, LLC	Direct	100.00%
Behringer Harvard City Centre Owner, LLC	Delaware	Behringer Harvard City Centre Parent, LLC	Direct	100.00%
Behringer Harvard City Centre Parent, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Colorado Building H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Cyprus, LLC	Colorado	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Downtown Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Downtown Plaza LP	Delaware	Behringer Harvard Downtown Plaza GP, LLC	Direct	0.10%
Behringer Harvard Downtown Plaza LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard El Camino Real GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard El Camino Real LP	Delaware	Behringer Harvard El Camino Real GP, LLC	Direct	0.10%
Behringer Harvard El Camino Real LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Eldridge Land GP, LLC	Texas	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Eldridge Land LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Eldridge Land LP	Texas	Behringer Harvard Eldridge Land GP, LLC	Direct	0.10%
Behringer Harvard Eldridge Place GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Eldridge Place LP	Delaware	Behringer Harvard Eldridge Place GP, LLC	Direct	0.10%
Behringer Harvard Eldridge Place LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
Behringer Harvard Equity Drive GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Equity Drive LP	Delaware	Behringer Harvard Equity Drive GP, LLC	Direct	0.10%
Behringer Harvard Equity Drive LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Equity Drive II GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Equity Drive II LP	Delaware	Behringer Harvard Equity Drive II GP, LLC	Direct	0.10%
Behringer Harvard Equity Drive II LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Grandview, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Lawson Commons, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Minnesota Center TIC II, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard One Financial Plaza Chicago Holding Business Trust	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard One Financial Plaza Chicago, LLC	Delaware	Behringer Harvard One Financial Plaza Chicago Holding Business Trust	Direct	100.00%
Behringer Harvard One Financial, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Operating Partnership I LP	Texas	BHR Business Trust	Direct	87.90%
Behringer Harvard Operating Partnership I LP	Texas	BHR Partners, LLC	Direct	11.65%
Behringer Harvard Operating Partnership I LP	Texas	BHR, Inc.	Direct	0.10%
Behringer Harvard Operating Partnership I LP	Texas	Third Party Investor	Direct	0.35%
Behringer Harvard Paces West, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Pratt H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard REIT I, Inc.	Maryland	Behringer Harvard Holdings, LLC	Direct	22,000 Shares
Behringer Harvard REIT I, Inc.	Maryland	Public Investors	Direct	291,960,175 Shares	as of 5/1/2009
Behringer Harvard Riverview, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard South Riverside Holding Business Trust	Maryland	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard South Riverside, LLC	Delaware	222 South Riverside Property LLC	Direct	100.00%
Behringer Harvard Terrace GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Terrace LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Terrace LP	Delaware	Behringer Harvard Terrace GP, LLC	Direct	0.10%
Behringer Harvard Texas Street GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Texas Street LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Texas Street LP	Delaware	Behringer Harvard Texas Street GP, LLC	Direct	0.10%
Behringer Harvard Three Parkway Holding, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Three Parkway, LLC	Delaware	Behringer Harvard Three Parkway Holding, LLC	Direct	100.00%
Behringer Harvard Travis Tower H GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Travis Tower H LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Travis Tower H LP	Delaware	Behringer Harvard Travis Tower H GP, LLC	Direct	0.10%
Behringer Harvard Utah Avenue GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Utah Avenue LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Utah Avenue LP	Delaware	Behringer Harvard Utah Avenue GP, LLC	Direct	0.10%
Behringer Harvard Wayside, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Western Portfolio GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Western Portfolio LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Western Portfolio LP	Delaware	Behringer Harvard Western Portfolio GP, LLC	Direct	0.10%
Behringer Harvard Woodcrest Holding, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Woodcrest I, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest II, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest III, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest IV, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
BHR BT, Inc.	Delaware	Behringer Harvard REIT I, Inc.	Direct	1,000 Shares
BHR Business Trust	Maryland	BHR BT, Inc.	Direct	100.00%
BHR Partners, LLC	Delaware	Behringer Harvard REIT I, Inc.	Direct	100.00%
BHR, Inc.	Delaware	Behringer Harvard REIT I, Inc.	Direct	1,000 Shares
BofA Plaza GP, LLC	Delaware	IPC BofA Plaza Holdings, LLC	Direct	100.00%
BofA Plaza, L.P.	Delaware	IPC BofA Plaza Holdings, LLC	Direct	99.90%
BofA Plaza, L.P.	Delaware	BofA Plaza GP, LLC	Direct	0.10%
Finance Co., LLC	Delaware	IPC United Plaza, L.P.	Direct	100.00%
First States Investors 228 Holdings A, LLC	Delaware	IPC Realty II, LLC	Direct	30.00%
IPC (US) Realty Holdings III, Inc.	Delaware	IPC (US), Inc.	Direct	100.00%
IPC (US), Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%	Pref. stock
IPC (US), Inc.	Delaware	Behringer Harvard Cayman Ltd.	Direct	100.00%	Com. stock

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
IPC 500 Pratt Street Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC 500 Pratt Street, LLC	Delaware	IPC 500 Pratt Street Holdings, LLC	Direct	100.00%
IPC BofA Plaza Holdings, LLC	Delaware	IPC Nevada Realty, LLC	Direct	100.00%
IPC Commercial Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Commercial Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Commercial Holdings Management, LLC	Delaware	IPC Commercial Holdings Management, Inc.	Direct	1.00%
IPC Commercial Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Commercial Holdings, LLC	Delaware	IPC Commercial Holdings Management, LLC	Direct	1.00%
IPC Commercial Properties Management, LLC	Delaware	IPC Commercial Holdings, LLC	Direct	99.00%
IPC Commercial Properties Management, LLC	Delaware	IPC Commercial Properties Management, Inc.	Direct	1.00%
IPC Commercial Properties Management, Inc.	Delaware	IPC Commercial Holdings, LLC	Direct	100.00%
IPC Commercial Properties, LLC	Delaware	IPC Commercial Holdings, LLC	Direct	99.00%
IPC Commercial Properties, LLC	Delaware	IPC Commercial Properties Management, LLC	Direct	1.00%
IPC Crescent Center Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Crescent Center, LLC	Delaware	IPC Crescent Center Holdings, LLC	Direct	100.00%
IPC Dallas I GP, Inc.	Delaware	IPC Dallas Mezz I, LLC	Direct	100.00%
IPC Dallas I Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	85.00%
IPC Dallas I Mezz, LLC	Delaware	IPC Dallas I Holdings, LLC	Direct	100.00%
IPC Dallas I PM, LP	Delaware	IPC Dallas I Mezz I, LLC	Direct	99.00%
IPC Dallas I PM, LP	Delaware	IPC Dallas I GP, Inc.	Direct	1.00%
IPC Dallas I, LP	Delaware	IPC Dallas I Mezz I, LLC	Direct	99.00%
IPC Dallas I, LP	Delaware	IPC Dallas I PM, LP	Direct	1.00%
IPC Fifth Third Holdings, LLC	Delaware	IPC Retail Properties, LLC	Direct	100.00%
IPC Florida I Holdings, LLC	Delaware	IPC (US), Inc.	Direct	86.00%
IPC Florida I, LLC	Delaware	IPC Florida I Holdings, LLC	Direct	100.00%
IPC Florida II Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Florida II, LLC	Delaware	IPC Florida II Holdings, LLC	Direct	99.00%
IPC Florida II, LLC	Delaware	IPC Florida II Management, Inc.	Direct	1.00%
IPC Florida II Management, Inc.	Delaware	IPC Florida II Holdings, LLC	Direct	100.00%
IPC Florida III Holdings, LLC	Delaware	IPC (US) Realty Holdings III, Inc.	Direct	100.00%
IPC Florida III Management, Inc.	Delaware	IPC Florida III Holdings, LLC	Direct	100.00%
IPC Florida III, LLC	Delaware	IPC Florida III Holdings, LLC	Direct	99.00%
IPC Florida III, LLC	Delaware	IPC Florida III Management, Inc.	Direct	1.00%
IPC Loop Central GP, Inc.	Delaware	IPC Loop Central Holdings, LLC	Direct	100.00%
IPC Loop Central Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Loop Central, LP	Delaware	IPC Loop Central Holdings, LLC	Direct	99.00%
IPC Loop Central, LP	Delaware	IPC Loop Central GP, Inc.	Direct	1.00%
IPC Louisville Properties, LLC	Delaware	IPC LP/WP Holdings, LLC	Direct	100.00%
IPC LP/WP Holdings, LLC	Delaware	IPC Commercial Properties, LLC	Direct	54.55%
IPC LP/WP Holdings, LLC	Delaware	IPC Office Properties, LLC	Direct	45.45%
IPC Management Holdings, Inc.	Delaware	IPC Realty Limited	Direct	100.00%
IPC Maryland I GP, Inc.	Delaware	IPC Maryland I Holdings, LLC	Direct	100.00%
IPC Maryland I Holdings, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Maryland I, LP	Delaware	IPC Maryland I Holdings, LLC	Direct	99.90%
IPC Maryland I, LP	Delaware	IPC Maryland I GP, Inc.	Direct	0.10%
IPC McDonald Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC McDonald Holdings Management, LLC	Delaware	IPC Realty II, LLC	Direct	99.00%
IPC McDonald Holdings Management, LLC	Delaware	IPC McDonald Holdings Management, Inc.	Direct	1.00%
IPC McDonald Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	99.00%
IPC McDonald Holdings, LLC	Delaware	IPC McDonald Holdings Management, LLC	Direct	1.00%
IPC McDonald Properties Management, LLC	Delaware	IPC McDonald Holdings, LLC	Direct	99.00%
IPC McDonald Properties Management, LLC	Delaware	IPC McDonald Properties Management, Inc.	Direct	1.00%
IPC McDonald Properties Management, Inc.	Delaware	IPC McDonald Holdings, LLC	Direct	100.00%
IPC McDonald Properties, LLC	Delaware	IPC McDonald Holdings, LLC	Direct	99.00%
IPC McDonald Properties, LLC	Delaware	IPC McDonald Properties Management, LLC	Direct	1.00%
IPC MetroCenter Holdings, LLC	Delaware	IPC Retail Properties, LLC	Direct	100.00%
IPC MetroCenter, LLC	Delaware	IPC MetroCenter Holdings, LLC	Direct	100.00%
IPC Nevada Realty, LLC	Delaware	IPC (US), Inc.	Direct	100.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
IPC New Orleans I, LLC	Delaware	IPC NOI Holdings, LLC	Direct	99.00%
IPC New Orleans I, LLC	Delaware	IPC NOI Management, LLC	Direct	1.00%
IPC New York Properties, LLC	Delaware	IPC Commercial Properties, LLC	Direct	100.00%
IPC NOI Holdings Inc.	Delaware	IPC (US), Inc.	Direct	100.00%
IPC NOI Holdings Management, LLC	Delaware	IPC NOI Holdings Inc.(2)	Direct	99.00%
IPC NOI Holdings Management, LLC	Delaware	IPC NOI Holdings Management, Inc.(1)	Direct	1.00%
IPC NOI Holdings, LLC	Delaware	IPC NOI Holdings Inc.(2)	Direct	86.86%
IPC NOI Holdings, LLC	Delaware	IPC NOI Holdings Management, LLC(1)	Direct	1.00%
IPC NOI Management, Inc.	Delaware	IPC NOI Holdings, LLC	Direct	100.00%
IPC NOI Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC NOI Management, LLC	Delaware	IPC NOI Holdings, LLC(2)	Direct	99.00%
IPC NOI Management, LLC	Delaware	IPC NOI Management, Inc.(1)	Direct	1.00%
IPC Office Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Office Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Office Holdings Management, LLC	Delaware	IPC Office Holdings Management, Inc.	Direct	1.00%
IPC Office Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Office Holdings, LLC	Delaware	IPC Office Holdings Management, LLC	Direct	1.00%
IPC Office Properties Management, LLC	Delaware	IPC Office Holdings, LLC	Direct	99.00%
IPC Office Properties Management, LLC	Delaware	IPC Office Properties Management, Inc.	Direct	1.00%
IPC Office Properties Management, Inc.	Delaware	IPC Office Holdings, LLC	Direct	100.00%
IPC Office Properties, LLC	Delaware	IPC Office Holdings, LLC	Direct	99.00%
IPC Office Properties, LLC	Delaware	IPC Office Properties Management, LLC	Direct	1.00%
IPC Philadelphia Holdings LLC	Delaware	IPC Realty II, LLC	Direct	89.99999%
IPC Philadelphia Management Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Philadelphia Mangement LLC	Delaware	IPC Philadelphia Management Inc.	Direct	100.00%
IPC Pittsburg Holdings LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Pittsburg Management LLC	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Prime Equity, LLC	Delaware	IPC (US) II, Inc.	Direct	100.00%
IPC Real Estate Management, LLC	Delaware	IPC Realty, LLC	Direct	100.00%
IPC Realty, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Realty II, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Retail Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Retail Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Retail Holdings Management, LLC	Delaware	IPC Retail Holdings Management, Inc.	Direct	1.00%
IPC Retail Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Retail Holdings, LLC	Delaware	IPC Retail Holdings Management, LLC	Direct	1.00%
IPC Retail Properties Management Inc.	Delaware	IPC Retail Holdings Management, Inc.	Direct	100.00%
IPC Retail Properties Management, LLC	Delaware	IPC Retail Holdings, LLC	Direct	99.00%
IPC Retail Properties Management, LLC	Delaware	IPC Retail Properties Management Inc.	Direct	1.00%
IPC Retail Properties, LLC	Delaware	IPC Retail Holdings, LLC	Direct	99.00%
IPC Retail Properties, LLC	Delaware	IPC Retail Properties Management, LLC	Direct	1.00%
IPC United Plaza Fee Manager, Inc.	Delaware	IPC United Plaza, L.P.	Direct	100.00%
IPC United Plaza GP, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC United Plaza Lease, LP	Delaware	17th Ludlow Property, LLC	Direct	99.90%
IPC United Plaza Lease, LP	Delaware	IPC United Plaza Management, Inc.	Direct	0.10%
IPC United Plaza Management, Inc.	Delaware	17th Ludlow Property, LLC	Direct	100.00%
IPC United Plaza, L.P.	Delaware	IPC Realty II, LLC	Direct	99.90%
IPC United Plaza, L.P.	Delaware	IPC United Plaza GP, LLC	Direct	0.10%
IPC White Plains Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC White Plains Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC White Plains Holdings Management, LLC	Delaware	IPC White Plains Holdings Management, Inc.	Direct	1.00%
IPC White Plains Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC White Plains Holdings, LLC	Delaware	IPC White Plains Holdings Management, LLC	Direct	1.00%
IPC White Plains Properties Management, LLC	Delaware	IPC White Plains Holdings, LLC	Direct	99.00%
IPC White Plains Properties Management, LLC	Delaware	IPC White Plains Properties Management, Inc.	Direct	1.00%
IPC White Plains Properties Management, Inc.	Delaware	IPC White Plains Holdings, LLC	Direct	100.00%
IPC White Plains Properties, LLC	Delaware	IPC White Plains Holdings, LLC	Direct	99.00%
IPC White Plains Properties, LLC	Delaware	IPC White Plains Properties Management, LLC	Direct	1.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
IPC Witchita Properties, LLC	Delaware	IPC LP/WP Holdings, LLC	Direct	100.00%
IPC Xpark Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Xpark Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Xpark Holdings Management, LLC	Delaware	IPC Xpark Holdings Management, Inc.	Direct	1.00%
IPC Xpark Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Xpark Holdings, LLC	Delaware	IPC Xpark Holdings Management, LLC	Direct	1.00%
IPC Xpark Properties Management, LLC	Delaware	IPC Xpark Holdings, LLC	Direct	99.00%
IPC Xpark Properties Management, LLC	Delaware	IPC Xpark Properties Management, Inc.	Direct	1.00%
IPC Xpark Properties Management, Inc.	Delaware	IPC Xpark Holdings, LLC	Direct	100.00%
IPC Xpark Properties, LLC	Delaware	IPC Xpark Holdings, LLC	Direct	99.00%
IPC Xpark Properties, LLC	Delaware	IPC Xpark Properties Management, LLC	Direct	1.00%
IPC/Amerimar Management Co., LLC	Delaware	IPC Real Estate Management LLC	Direct	51.00%
Minnesota Center 1, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 3, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 6, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 9, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 11, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 12, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 13, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 14, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 15, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 16, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 17, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 18, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 19, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 20, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 21, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 22, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Normandie Village Associates, L.P.	Delaware	IPC Retail Holdings, LLC	Direct	50.00%
Normandie Village Associates, L.P.	Delaware	IPC Realty, LLC	Direct	48.00%
OFP Equity LLC	Delaware	Behringer Harvard One Financial Plaza Chicago, LLC	Direct	100.00%
OFP Illinois Services LLC	Delaware	One Financial Place Holding LLC	Direct	100.00%
One Financial Place Holding LLC	Delaware	OFP Equity LLC	Direct	100.00%
One Financial Place Property LLC	Delaware	One Financial Place Holding LLC	Direct	100.00%
Prime Office Company, LLC	Delaware	IPC Prime Equity, LLC	Direct	10.00%	(carried interest only)
Stanwix Street Associates, L.P.	Delaware	IPC Pittsburg Holdings LLC	Direct	99.00%
Stanwix Street Associates, L.P.	Delaware	IPC Pittsburg Management LLC	Direct	1.00%
TIC Colorado Building 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 3, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 4, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 6, LLC	Delaware	Behringer Harvard REIT I, Inc.	Direct	100.00%
TIC Colorado Building 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 1, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 4, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 6, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 9, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
TIC Pratt 11, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 13, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 15, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 16, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 17, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 18, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 19, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 23, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 24, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 25, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 1 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 1 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 2 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 2 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 3 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 3 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 4 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 4 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 5 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 5 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 6 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 6 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 7 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 7 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 8 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 8 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 9 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 9 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 10 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 10 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 11 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 11 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 12 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 12 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 13 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 13 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 14 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 14 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 15 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 15 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 16 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 16 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 17 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 17 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 18 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 18 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 19 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 19 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 20 GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Travis Tower 20 LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Woodcrest Road Associates, L.P.	Pennsylvania	Behringer Harvard Woodcrest I, LLC	Direct	0.10%
Woodcrest Road Associates, L.P.	Pennsylvania	Behringer Harvard Woodcrest II, LLC	Direct	99.90%
Woodcrest Road Associates II, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Woodcrest Road Urban Renewal, LLC	New Jersey	Behringer Harvard Woodcrest III, LLC	Direct	100.00%

SCHEDULE ~~6.20~~6.21(b)

UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES

Schedule 6.21(b) - Unconsolidated Affiliates of REIT and its Subsidiaries

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings
1301 Chestnut Associates, L.P.	Delaware	Behringer Harvard Wanamaker Holdings, LLC	Direct	59.40%
Behringer Harvard Alamo Plaza H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Enclave H GP, LLC	Texas	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Enclave H LP	Texas	Behringer Harvard Enclave H GP, LLC	Direct	0.10%
Behringer Harvard Enclave H LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard St. Louis Place H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Wanamaker Holdings, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Wanamaker GP, Inc.	Delaware	Behringer Harvard Wanamaker Holdings, LLC	Direct	60.00%
Philadelphia Center Realty Associates, L.P.	Delaware	1301 Chestnut Associates, L.P.	Direct	89.00%
Philadelphia Center Realty Associates, L.P.	Delaware	PRCA Limited Partner, L.L.C.	Direct	11.00%
PRCA Limited Partner, L.L.C.	Delaware	1301 Chestnut Associates, L.P.	Direct	100.00%
Wanamaker Office Lease GP, Inc.	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Office Lease, LLC	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Office Lease, LP	Delaware	Wanamaker Office Lease, LLC	Direct	99.90%
Wanamaker Office Lease, LP	Delaware	Wanamaker Office Lease GP, Inc.	Direct	0.01%
Wanamaker Retail Lease Holdings, LLC	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Retail Lease Manager, Inc.	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Retail Lease, LLC	Delaware	Wanamaker Retail Lease Holdings, LLC	Direct	99.90%
Wanamaker Retail Lease, LLC	Delaware	Wanamaker Retail Lease Manager, Inc.	Direct	0.01%
TIC Alamo Plaza 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%

SCHEDULE ~~6.21~~6.22

~~PROPERTY~~

LEASES

Unused Tenant Improvement Allowances/Rent Abatements

The following tenants at One Briarlake Plaza have the indicated amounts of unused tenant improvement allowances that can be used toward free rent:

Citibank, N.A. — $61,500.50

Microsoft — $202,300

The following tenants at One Briarlake Plaza have the indicated amounts of rent abatement through the dates listed:

Tidewater Marine, LLC — $171.65/month through July 31, 2009

Quest Software, Inc. — $914.09/month through September 30, 2010

15 WAYSIDE — COGNOS LEASE

As previously disclosed to Lender by email from Michael Ernst to Kevin Murray and Tim Klespies, dated May 8, 2009, Cognos, a subsidiary of IBM that subleases space at the 15 Wayside property from Nokia, Inc., has placed its space on the sublease market.  Cognos accounts for approximately 106,000 square feet at the 15 Wayside property.

5 & 15 Wayside — Nokia Operating Cost Audit

As noted in the forms of Tenant Estoppel Certificates from Nokia, Inc, the “Tenant” under leases for 5 Wayside Road and 15 Wayside Road in Burlington, Vermont (the “Nokia Leases”), Behringer Harvard Wayside, LLC, the “Landlord” under the Nokia Leases, and Tenant are engaged in a discussion regarding a contention by Tenant that the management fees charged to Tenant for Fiscal Year 2007 were improperly calculated under the terms of the Nokia Leases and that Tenant is owed a reimbursement for the excess management fees passed through to Tenant under the terms of the Nokia Leases as Operating Cost Escalation in the amount of $245,647.  Landlord is disputing this amount.  Tenant has also indicated potential claims for Fiscal Years 2003-2006 and reserved its right to audit and contest management fee passthroughs for Fiscal Year 2008 and for the first portion of 2009.

Under the Nokia Leases for 5 Wayside and 15 Wayside, Tenant has the right to audit records relating to Operating Cost Escalation, and as result of such audit, Tenant has contended that management fees passed through to Tenant were in excess of the amount of that Landlord is

1

permitted to pass through under the terms of the Nokia Leases.  Landlord has included a management fee of 3% of gross collected rents in Operating Costs for the Fiscal Year in question.  Under Section 4.2(j) of each Nokia Lease, Operating Costs may not include costs for a management fee in excess of 3% of gross collected rents.  The Nokia Leases further provide that all services included in Landlord’s Operating Costs will be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable “Class A” office buildings in the suburban Boston area and also that payments to affiliates of Landlord will be at reasonable rates consistent with those charged by unaffiliated third parties.  Tenant contends that because (1) Landlord has paid a third party manager a management fee of less than 3% per year and (2) Tenant had previously exercised an option to take over management and control of janitorial services and certain maintenance and building services and maintenance, security and similar services, the management fees passed through to Tenant were in excess of a market rate.  Landlord contends that Tenant’s argument fails to account for management-related services provided by affiliates of Landlord in addition to those provided by the third party manager and that such services, together with the services of the third party property manager, are collectively being provided at market rates at least equivalent to the management fee passed through to Tenant as Operating Cost Escalation.  Landlord believes that this issue will be amicably resolved with the Tenant.   Capitalized terms not otherwise defined above have the meanings given in the Nokia Leases.

Centreport — Dean Foods and Radiant Operating Expense Disputes

As a result of recent tenant estoppel requests, we have become aware of operating expense disputes with two tenants at Centreport — Dean Foods and Radiant.  Dean Foods has disputed the calculation of operating expenses for the base year and subsequent years based on their assertion that different methodologies were used to calculate them.  Radiant has disputed the 2009 operating expense estimates due to the increase from 2008 to 2009 but continues to pay operating expenses based on the monthly amounts paid during 2008, a difference of $3,829.83 per month.  Radiant requested backup substantiating the 2009 increase, and upon review, it was discovered that the cap on controllable operating expenses used to calculate the 2009 estimates was incorrect.  The 2009 estimate has been recalculated and sent to asset management for review.  Once approved, a credit will be issued to Radiant’s account and applied to outstanding charges.

Neither Dean Foods or Radiant has submitted a formal lease audit request.

Westway — National Tank Company Operating Expense Dispute

As a result of a recent tenant estoppel request, we have become aware of an operating expense dispute with National Tank Company (NATCO), a tenant at Westway.  NATCO has indicated it intends to request an audit of operating expenses pursuant to its lease, but it has not submitted a formal lease audit request.  We are aware that NATCO is disputing how utility billbacks and common area maintenance charges for utilities have been charged due to electric submetering issues that were identified in late 2008.  However, we are not aware of any other specific disputes regarding operating expenses that may be identified in connection with any audit of NATCO’s operating expenses.

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SCHEDULE 6.23

PROPERTY

(i)

Westway in Houston, TX

The same storm that caused the flooding at One Briarlake Plaza (discussed below) also revealed some leaks in the curtainwall and roof at Westway.  We believe these issues are covered under our warranty and will be resolved in the next 30 days.

The west side of the property has had problems maintaining adequate pressure in the HVAC system during hot weather which has resulted in temperature and humidity levels being less than ideal during the summer months. We have spent significant time trying to determine how to address this issue. In part, we can address it with tenant education about how to use the system more efficiently and with more hands-on management of the system by our building engineer, and we are proceeding with both of these short term solutions.  However, it appears that there are defect issues in the design and installation of the system that will require more complicated and extensive solutions.  We do not have a cost estimate for how much or how long it will take to fully solve this issue at this time, but we believe that the entire cost will be covered under warranty.  We estimate we can resolve it in 3-4 months but do not currently have a high confidence level in that timeframe.

We have begun the design process for installing a water pump to increase the water pressure in the building.  When the building was designed, a study was done that showed water pressure in the area delivered by the City of Houston at approximately 60 psi.  Because of a recent offsite water main break and high levels of nearby development, the building’s water pressure has dropped below that level.  The City of Houston is required to deliver a minimum of 30 psi; we are not at that level yet but have been in the 35-45 psi range on several occasions since the water main break.  Our sprinkler system requires 43.5 psi to operate at maximum efficiency.  On days when the water pressure supplied by the City drops lower than that level, the third floor sprinklers will work but not at maximum efficiency.  In the event of a fire, pressure would be supplemented by a fire department pumper truck.  Further, the performance of the plumbing system at that lower pressure is not what we would like to deliver to our tenants; therefore, we intend to spend approximately $250,000 to build a retention tank and water pump on site.  Unless unexpected delays occur with permit or approval requirements, we expect to complete this project in 6-8 weeks.  This project will be at our cost since the building system was installed and built according to plans.  In the interim, we have added a night, fire-watch security shift to the property to make sure that someone is monitoring any fire risk at all times.  In addition, we have changed maintenance personnel operating procedures to minimize fire risk.

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There are a number of other minor punch list items, most of which we expect to be covered under warranty or otherwise be covered by third parties.  None of them are particularly significant either in terms of cost or impact on the building.

(ii)

Energy Center in New Orleans, LA

Operations at the Energy Centre in New Orleans were impacted as a result of Hurricane Katrina in August 2005 and the subsequent flooding to the city. The physical damage to this building consisted primarily of damage to the curtainwall and window systems. A complete evaluation was performed and forwarded to Chubb Insurance (“Chubb”).  The costs of repair are significant; however, many costs in excess of the deductible are being covered by insurance or were covered by the $500,000 claim under the national flood insurance policy in place for this property.

Chubb has agreed to the repair/replacement scope for all window glasses and frames, and Faithful Gould, a project management firm; Verges Rome, an architecture firm; and DeGeorge Glass Company, Inc., a general contractor, were selected and approved for the repair work. The repairs are currently underway, and it is estimated that they will continue until May 2010.

Temporary window repairs, the repairs to the main roof and assorted balcony roofs and the replacement of the balcony access doors have been completed. The replacement of the roof top louvers, the lobby granite and the guard desk were completed in September 2007.

IPC mitigated the business interruption costs by allowing tenants to re-occupy their leased premises as of November 1, 2005 at reduced rental rates of 90% of their contractual base rents. Rents will return to contracted amounts once the building is fully restored.

The insurance claim adjustment process with Chubb is ongoing, and we have received an advance of $17 million to be used for the repairs.  There are at least $1.7 million of expenses related to the repairs that will not be covered under the Chubb claim, which amount may increase as the claim reaches final settlement.  Final settlement is anticipated to be approximately of $30 million.

(viii)

Tax Assessments

The Hurstbourne Business Center in Louisville, KY, which is comprised of the Hurstbourne Place, Hurstbourne Park and Hurstbourne Plaza properties, is assessed as one allocated tax parcel.

MetroCenter in Nashville, TN is three buildings on two tax parcels.  The main tower is separately assessed, but the other two buildings are assessed as one allocated tax parcel.

Brittany I and II in Wichita, KS are assessed as one 50/50 allocated tax parcel.

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(ix)

See Schedule 6.10 regarding the Florida sales tax audit.

(xi)

Energy Center in New Orleans, LA

See (ii) above.

One Briarlake Plaza in Houston, TX

On Monday, April 27, 2009, the Westchase area of Houston, TX received 10-11” of rain within a 24-hour period and 4-6” of rain within one four-hour period.  As a result of the excessive rainfall, One Briarlake Plaza’s loading dock and basement level flooded.  Because One Briarlake Plaza’s central plant, main electrical system and fire pumps are located in the basement, the local electric delivery company turned off the main building electrical services for safety reasons on Tuesday, April 28, 2009.  After numerous electrical components were replaced, the building’s power was restored on Friday, May 1, 2009.  The building reopened for business on the morning of Friday, May 1, 2009 without air conditioning and was fully operational by Monday, May 4, 2009.  There are ongoing cosmetic repairs to the lower level and some areas in the main lobby, but total restoration is expected to be completed within 30 days.  We have submitted a claim for this incident with our insurance carrier and believe the damage is covered by insurance subject to a $100,000 deductible.

(xii)

Epic Center in Wichita, KS

During a typical insurance inspection, Chubb noted deferred maintenance to the metal pans of the garage stairway.  We expect to receive the consultant’s report on this project shortly and to have the work, which is included in the 2009 capital budget, completed by October 2009.

(xiii)

Westway in Houston, TX

Pursuant to Exhibit G-5, Section V(a) of the National Tank Company (“NATCO”) lease at Westway, NATCO has a right of first offer to purchase the property if the landlord desires to sell or transfer it.

(xiv)

Behringer Harvard Operating Partnership I LP (“BHOP”) is a party to the Fifth Amended and Restated Property Management and Leasing Agreement, as amended, dated May 15, 2008, by and among Behringer Harvard REIT I, Inc., BHOP and HPT Management Services LP.

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By assignment and assumption, IPC Florida III, LLC is a party to the Management Agreement, dated December 31, 2001, between Wells Management Company, Inc., managing agent for Wells Operating Partnership, L.P., and Mainsail Management Group, Inc.

(xvi) See Attached.

4

Schedule 6.23(xvi)

Behringer Harvard BriarLake Plaza, LP

One BriarLake Plaza

SERVICE CONTRACTS:

SERVICE	PROVIDER	EFFECTIVE DATE OF AGREEMENT
Electricity	Suez Energy North America	12/1/2006
Janitorial	American Building Maintenance	1/1/2009
Elevator Maintenance	Thyssenkrupp Elevator Company	1/1/2009
HVAC Maintenance	Johnson Controls	1/1/2008
Fire System Monitoring	Firetron, Inc.	1/1/2008
Security Services	American Commerical Security	5/1/2007
Parking	Ampco System Parking	8/1/2008
Window Cleaning	Martin’s Window Cleaning	1/1/2009
Water Treatment	GE Betz	9/1/2007
Landscaping	Earthcare Management	6/1/2007

CONSTRUCTION CONTRACTS (Including Cap Ex, TI and/or any other significant construction related contract):

PROJECT	CONTRACTOR	EFFECTIVE DATE OF AGREEMENT
Mariner Energy - TI Level 16	Trademark Construction	4/7/2009
Flood Repairs - Elevator	Thyssenkrupp Elevator	5/7/2009
Flood Repairs - Central Plant Insulation	Williams Insulation Contractor Inc.	5/7/2009
Flood Repairs - Chiller Inspection	Johnson Controls	5/4/2009
Flood Repairs - Water feature pumping station	MFR Fluid and Air	5/11/2009
Flood Repairs - Basement Polomyx	Marek Brothers Systems Inc.	5/11/2009
Flood Repairs - Building Automation controllers	Siemens Building Technologies Inc.	5/8/2009
Flood Repairs - Transfer Switch	Cummins Southern Plains Ltd.	5/8/2009

MANAGEMENT AGREEMENTS:

See Section 6.23(xiv) - HPT Management Services LP

LEASING AGREEMENTS:

Between Behringer Harvard Plaza LP, Behringer Harvard Briarlake Plaza 1031 & Capstar Commercial Real Estate Services Ltd.	9/25/2008

Behringer Harvard CentrePort Office LP
CenterPort

SERVICE CONTRACTS:

SERVICE	PROVIDER	EFFECTIVE DATE OF AGREEMENT
Janitorial	CBS, Inc.	2/1/2009
HVAC Maintenance	Air Performance	2/1/2009
Fire System Monitoring	DDS, Inc.	2/1/2009
Landscaping	Brickman Group	2/1/2009
Pest Control	Myers Pest Control	2/1/2009

MANAGEMENT AGREEMENTS:

See Section 6.23(xiv) - HPT Management Services LP

Behringer Harvard Eldridge Land LP

Eldridge III

CONSTRUCTION CONTRACTS:

PROJECT	CONTRACTOR	EFFECTIVE DATE OF AGREEMENT
Architect	M. Arthur Gensler Jr. & Associates, Inc.	6/1/2007
Construction Contract	M. Arthur Gensler Jr. & Associates, Inc.	6/1/2007
Construction Management, as amended	E.E. Reed Construction, LP	3/31/2008

Behringer Harvard Equity Drive LP

Westway One

SERVICE CONTRACTS:

SERVICE	PROVIDER	EFFECTIVE DATE OF AGREEMENT
Electricity	Direct Energy	12/22/2008
Janitorial	Green Efficient	11/14/2007
Elevator Maintenance	Otis Elevator	3/9/2009
HVAC Maintenance	A/W Mechanical Services LP	10/27/2008
Fire System Monitoring	Firetron Inc	9/1/2008
Security Services	Allied Barton	3/6/2009
Landscaping	Houston Landscapes Unlimited	4/20/2009
Window Cleaning	Martins Window Cleaning	4/23/2009
Parking	Merit Parking	4/2/2009

MANAGEMENT AGREEMENTS:

See Section 6.23(xiv) - HPT Management Services LP

LEASING AGREEMENTS:

Between Behringer Harvard Equity Drive LP and Dienna Nelson Augustine Co.	1/15/2008

Behringer Harvard Wayside, LLC

5 & 15 Wayside Road

SERVICE CONTRACTS:

SERVICE	PROVIDER	EFFECTIVE DATE OF AGREEMENT
Electricity	TransCanada	2/1/2009
Janitorial (Day Porter only)	Janitronics	1/8/2009
Exterior Landscape	Eaton Horticultural Landscape	4/1/2009
Snow Removal	Eaton Horticultural Landscape	11/1/2008
Pest Control (Geese maint.)	John T. Pettee	1/1/2009

MANAGEMENT AGREEMENTS:

See Section 6.23(xiv) - HPT Management Services LP

Amended and Restated Property Management Subcontract by and between HPT Management Services LP, Behringer Harvard TIC Management Services LP and CB Richard Ellis, Inc., dated July 1, 2008, as amended by that First Amendment dated February 1, 2009

LEASING AGREEMENTS:

Between Behringer Harvard Wayside, LLC and CB Richard Ellis, Inc.	5/5/2009

IPC Florida III, LLC

5104 Eisenhower

SERVICE CONTRACTS:

SERVICE	PROVIDER	EFFECTIVE DATE OF AGREEMENT
Janitorial	Tidy Cleaning Service, Inc.	4/1/2006

MANAGEMENT AGREEMENTS:

See Section 6.23(xiv) - Mainsail Management Group, Inc.

SCHEDULE 6.25

MATERIAL LOAN AGREEMENTS

Schedule 6.25 - Other Debt

Travis Tower

Guaranty Agreement made by Behringer Harvard REIT I, Inc. for the benefit of First American Bank, SSB

250 West Pratt

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc. as guarantors in favor of Citigroup Global Markets Realty Corp.

Ashford Perimeter

Indemnity Agreement by Behringer Harvard Ashford Perimeter H, LLC and Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

Alamo Plaza

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc. in favor of Citigroup Global Markets Realty Corp.

Lawson Commons

Indemnity Agreement by Behringer Harvard Lawson Commons, LLC and the Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons

Downtown Plaza

Indemnity Agreement by Behringer Harvard Downtown Plaza LP and the Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Downtown Plaza

Western Office Portfolio

Environmental Indemnity Agreement by Behringer Harvard Western Portfolio LP, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement by the Behringer Harvard REIT I, Inc. for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio

Buena Vista

Indemnity Agreement by Behringer Harvard Buena Vista Plaza LP and the Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza

One Financial Plaza

Guaranty of Recourse Obligations made by the Behringer Harvard REIT I, Inc. as guarantor in favor of Citigroup Global Markets Realty Corp. regarding One Financial Place

Riverview

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp.

1325 G Street

Indemnity Agreement made by Behringer Harvard 1325 G Street, LLC and Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

Woodcrest Plaza

Loan Agreement between Citigroup Global Markets Realty Corp. and Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp.

Burnett Plaza

Loan Assumption and Substitution Agreement by and among Behringer Harvard REIT I, Inc., Behringer Harvard Burnett Plaza LP, Burnett Plaza Associates, L.P., in favor of Lasalle Bank National Association, as Trustee and REMIC Administrator for Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6, and Brandywine Acquisition Partners

Tax and Insurance Payment Guaranty to induce Bank of America to make a loan to Burnett Plaza Associates, L.P. (assumed by Behringer Harvard REIT I, Inc.).

AMEC Building

Loan Agreement between JPMorgan Chase Bank, N.A. and Behringer Harvard 10777 Clay Road LP

Environmental Indemnity Agreement by Behringer Harvard 10777 Clay Road LP, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JP Morgan Chase Bank, N.A.

Paces West

Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

Indemnity Agreement made by Behringer Harvard Paces West, LLC and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

222 Riverside

Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Greenwich Capital Financial Products, Inc.

The Terraces

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., in favor of Lehman Brothers Bank, FSB

Alexander Road

Indemnity Agreement made by Behringer Harvard Alexander Road, LLC, and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

Grandview II

Loan Agreement between JPMorgan Chase Bank, N.A. and Behringer Harvard Grandview, LLC

Environmental Indemnity Agreement by Behringer Harvard Grandview, LLC, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JPMorgan Chase Bank, N.A.

Bank of America Plaza - Charlotte

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., in favor of Citigroup Global Markets Realty Corp.

Three Parkway

Loan Agreement between JP Morgan Chase Bank, N.A. and Behringer Harvard Three Parkway, LLC

Environmental Indemnity Agreement by Behringer Harvard Three Parkway, LLC, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JPMorgan Chase Bank, N.A.

1

4440 El Camino

Assumption Agreement By and Among Los Altos Office Associates, LLC, Behringer Harvard El Camino Real LP, Peter Pau, Behringer Harvard REIT I, LLC and Wells Fargo Bank, N.A. F/K/A Wells Fargo Bank Minnesota, N.A. as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3

Indemnity and Guaranty Agreement made by Peter Pau, in favor of Column Financial, Inc.

Hazardous Substances Indemnity Agreement made by Los Altos Office Associates, LLC, in favor of Credit Suisse First Boston Mortgage Capital LLC

Fifth Third Center - Cleveland

Environmental Indemnity Agreement by Behringer Harvard 600 Superior Avenue LP, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JPMorgan Chase Bank, N.A.

Resurgens

Environmental Indemnity Agreement made by Behringer Harvard 945 East Paces Ferry Road, LLC, in favor of Keybank National Association

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Keybank National Association

Eldridge Place

Environmental Indemnity Agreement by Behringer Harvard Eldridge Place LP, in favor of Wachovia Bank, National Association

Guaranty Agreement made by Behringer Harvard REIT I, Inc., for the benefit of Wachovia Bank, National Association

10/120 S Riverside Plaza

Consent Agreement by and between LaSalle Bank National Association, as Trustee for the Registered Holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC, dated November 1, 2007

Environmental Indemnity Agreement dated as of October 3, 2006 by 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC in favor of Merrill Lynch Mortgage Lending, Inc.

Guaranty of Recourse Obligations dated as of October 3, 2006 by Beacon Capital Strategic Partners IV, L.P. for the benefit of the holder of Promissory Note B

One Financial Place

Reaffirmation, Consent to Transfer, Substitution of Indemnitor and Modification of Loan Documents by and among One Financial Place Property, LLC, Beacon Capital Strategic Partners IV, L.P., BCSP IV U.S. Investments, L.P., Behringer Harvard One Financial Plaza Chicago, LLC and Behringer Harvard REIT I, Inc., and Wells Fargo Bank N.A. as Trustee under that certain Pooling and Servicing Agreement dated as of August 1,2006, for the Registered Holders of Wachovia Bank National Association, Wachovia Securities, Commercial Real Estate Services, dated November 1, 2007

Guaranty dated as of July 13, 2006 by Beacon Capital Strategic Partners IV, L.P. for the benefit of Wachovia Bank, N.A.

200 S. Wacker

Reaffirmation, Consent to Transfer, Substitution of Indemnitor and Modification of Loan Documents by and among 200 South Wacker Property LLC, Beacon Capital Strategic Partners IV, L.P., BCSP IV U.S. Investments, L.P., Behringer Harvard 200 South Wacker Drive, LLC and Behringer Harvard REIT I, Inc., and LaSalle Bank National Association as Trustee under that certain Pooling and Servicing Agreement dated as of March 13, 2006, for the Registered Holders of LB-UBS Commercial Mortgage Trust 2006-C3, Commercial Mortgage Pass-Through Certificates, Series 2006-C3, dated November 1, 2007

Environmental Indemnity Agreement dated as of January 30, 2006 by Behringer Harvard 200 South Wacker Property LLC and Beacon Capital Strategic Partners IV, L.P. in favor of South Wacker Lender

Guaranty of Recourse Obligations dated as of January 30, 2006 by Beacon Capital Strategic Partners IV, L.P. for the benefit of Lehman Brothers Bank, FSB

One City Centre

Joinder by and Agreement of New Guarantors by Behringer Harvard REIT I, Inc. in favor of LaSalle Bank National Association, dated as of June 19, 2008

SCHEDULE 9

EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

Schedule 9 - Example of Calculation of Debt Service Coverage Amount

BORROWING BASE CERTIFICATE BACKUP

as of 5/31/09

		ALLOCATED
PROPERTY	VALUE	LOAN AMOUNT	NOI	DSC VALUE

ELDRIDGE III	$38,933,881	$23,360,329	$—	$—

CENTERPORT	$16,000,000	$9,600,000	$1,322,187	$12,745,200

WESTWAY	$28,000,000	$16,800,000	$1,907,123	$18,383,680

WAYSIDE I & II	$54,500,000	$32,700,000	$6,608,154	$63,699,190

5104 EISENHOWER	$21,900,000	$13,140,000	$2,327,234	$22,433,333

ONE BRIARLAKE	$127,000,000	$76,200,000	$8,367,768	$80,660,960

TOTAL	$286,333,881	$171,800,329	$20,532,466	$197,922,364

ELDRIDGE III AS % OF TOTAL	13.6%

ADVANCE RATE	60%

DSC MINIMUM	1.30

MORTGAGE CONSTANT	7.98%

UNFUNDED EE REED CONTRACT	$15,880,132

X 110%	$17,468,145

LINE AVAILABILITY	$154,332,183

1

EXHIBITS AND SCHEDULES

Exhibit A	FORM OF REVOLVING CREDIT NOTE

Exhibit B	FORM OF SWING LOAN NOTE

Exhibit C	FORM OF ~~TERM LOAN NOTE~~ ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit D	FORM OF JOINDER AGREEMENT

Exhibit E	FORM OF MORTGAGE

Exhibit F FORM OF DEED OF TRUST

Exhibit G	FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit ~~F~~H	FORM OF LETTER OF CREDIT REQUEST

Exhibit ~~G~~I FORM OF BORROWING BASE CERTIFICATE

Exhibit J	FORM OF COMPLIANCE CERTIFICATE

Exhibit ~~H~~K	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit ~~I~~L	FORM OF LETTER OF CREDIT APPLICATION

Exhibit M FORM OF ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.2	SUBSIDIARY GUARANTORS

Schedule 2.9 OUTSTANDING LETTERS OF CREDIT

Schedule 4.3	ACCOUNTS

Schedule 5.3 ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Schedule 6.3	LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.6 TRADEMARKS, TRADENAMES

Schedule 6.7	PENDING LITIGATION

Schedule 6.10	UNPAID TAXES

Schedule ~~6.14~~6.15	CERTAIN TRANSACTIONS

Schedule 6.20(c)	RELEASES

Schedule 6.20(d)	HAZARDOUS SUBSTANCES

Schedule 6.21(a)	SUBSIDIARIES OF REIT

Schedule ~~6.20~~6.21(b)	UNCONSOLIDATED AFFILIATES REIT AND ITS SUBSIDIARIES

Schedule ~~6.21~~	~~PROPERTY~~6.22 LEASES

Schedule 6.23	PROPERTY

Schedule 6.25	MATERIAL LOAN AGREEMENTS

Schedule 9	EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

ii

Page

§1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	§1.1	Definitions	1

	§1.2	Rules of Interpretation	~~25~~35

§2.	THE CREDIT FACILITY		~~26~~36

	§2.1	Revolving Credit Loans	~~26~~36

	§2.2	~~Commitment to Lend Term Loan 27§2.3~~ Facility Unused Fee	~~27~~38

	§~~2.4~~2.3	Reduction and Termination of the ~~Revolving Credit~~ Commitments	~~27~~38

	§~~2.5~~2.4	Swing Loan Commitment	~~28~~38

	§~~2.6~~2.5	Interest on Loans	~~30~~41

	§~~2.7~~2.6	Requests for Revolving Credit Loans	~~31~~42

	§~~2.8~~2.7	Funds for Loans	~~31~~42

	§~~2.9~~2.8	Use of Proceeds	~~32~~43

	§~~2.10~~2.9	Letters of Credit	~~32~~43

	§~~2.11~~2.10	Increase in Total ~~Revolving Credit~~ Commitment	~~36~~46

	§~~2.12~~2.11	Extension of ~~Revolving Credit~~ Maturity Date	~~38~~49

	~~§2.13~~	~~Extension of Term Loan Maturity Date~~	~~39~~50

§3.	REPAYMENT OF THE LOANS		~~40~~51

	§3.1	Stated Maturity	~~40~~51

	§3.2	Mandatory Prepayments	~~40~~51

	§3.3	Optional Prepayments	~~40~~51

	§3.4	Partial Prepayments	~~41~~52

	§3.5	Effect of Prepayments	~~41~~52

§4.	CERTAIN GENERAL PROVISIONS		~~41~~52

	§4.1	Conversion Options	~~41~~52

	§4.2	Fees	~~42~~53

	§4.3	Funds for Payments	~~42~~53

	§4.4	Computations	~~44~~55

	§4.5	Suspension of Revolving Credit LIBOR Rate Loans	~~44~~55

	§4.6	Illegality	~~44~~56

	§4.7	Additional Interest	~~45~~56

	§4.8	Additional Costs, Etc	~~45~~56

	§4.9	Capital Adequacy	~~46~~57

i

(continued)

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	§4.10	Breakage Costs	~~47~~58

	§4.11	Default Interest; Late Charge	~~47~~58

	§4.12	Certificate	~~47~~58

	§4.13	Limitation on Interest	~~47~~58

	§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders	~~48~~59

§5.	COLLATERAL SECURITY; GUARANTORS		~~49~~60

	§5.1	Collateral	~~49~~60

	~~§5.2~~	~~Additional Guarantors~~	~~49~~

	~~§5.3~~	~~Additional Collateral~~	~~49~~

	§5.2	Appraisals; Adjusted Value	60

	§5.3	Replacement or Addition of Mortgaged Properties	61

	§5.4	Release of Mortgaged Property	62

	§5.5	Additional Guarantors	63

	§5.6	Intentionally Omitted	63

	§5.7	Release of Collateral (other than Mortgaged Properties); Release of Guarantor	~~50~~64

§6.	REPRESENTATIONS AND WARRANTIES		~~51~~65

	§6.1	Corporate Authority, Etc	~~51~~65

	§6.2	Governmental Approvals	~~52~~66

	§6.3	Title to Properties	~~52~~66

	§6.4	Financial Statements	~~52~~67

	§6.5	No Material Changes	~~52~~67

	§6.6	Franchises, Patents, Copyrights, Etc	~~53~~67

	§6.7	Litigation	~~53~~68

	§6.8	No Material Adverse Contracts, Etc	~~53~~68

	§6.9	Compliance with Other Instruments, Laws, Etc	~~53~~68

	§6.10	Tax Status	~~53~~68

	§6.11	No Event of Default	~~54~~68

	§6.12	Investment Company Act	~~54~~68

	§6.13	Intentionally Omitted	69

	§6.14	Setoff, Etc	~~54~~69

	§~~6.14~~6.15	Certain Transactions	~~54~~69

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	§~~6.15~~6.16	Employee Benefit Plans	~~54~~69

	§~~6.16~~6.17	Disclosure	~~55~~69

	§~~6.17~~6.18	Place of Business	~~55~~70

	§~~6.18~~6.19	Regulations T, U and X	~~55~~70

	§~~6.19~~6.20	Environmental Compliance	~~55~~70

	§~~6.20~~6.21	Subsidiaries; Organizational Structure	~~57~~72

	§~~6.21~~6.22	Leases	72

	§6.23	Property	~~57~~73

	§~~6.22~~6.24	Brokers	~~58~~74

	§~~6.23~~6.25	Other Debt	~~58~~74

	§~~6.24~~6.26	Solvency	~~58~~74

	§~~6.25~~6.27	No Bankruptcy Filing	~~58~~74

	§~~6.26~~6.28	No Fraudulent Intent	~~58~~74

	§~~6.27~~6.29	Transaction in Best Interests of Borrower and Guarantors; Consideration	~~59~~75

	§~~6.28~~6.30	Contribution Agreement	~~59~~75

	~~§6.29~~	~~OFAC~~	~~59~~

	§6.31	Representations and Warranties of Guarantors	75

	§6.32	OFAC	75

	§6.33	Three Eldridge Place	75

§7.	AFFIRMATIVE COVENANTS		~~59~~76

	§7.1	Punctual Payment	~~59~~76

	§7.2	Maintenance of Office	~~59~~76

	§7.3	Records and Accounts	~~60~~76

	§7.4	Financial Statements, Certificates and Information	~~60~~76

	§7.5	Notices	~~63~~79

	§7.6	Existence; Maintenance of Properties	~~64~~81

	§7.7	Insurance ~~64~~; Condemnation	81

	§7.8	Taxes; Liens	~~64~~87

	§7.9	Inspection of Properties and Books	~~65~~87

	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	~~65~~87

	§7.11	Further Assurances	~~66~~88

	§7.12	Management	88

	§7.13	Leases of the Property	88

(continued)

			Page

	§7.14	Business Operations	~~66~~89

	§~~7.13~~7.15	Subordination of Advisory Fees	~~66~~89

	§~~7.14~~7.16	Registered Servicemark	90

	§7.17	Ownership of Real Estate	~~67~~90

	§~~7.15~~7.18	Distributions of Income to Borrower	~~67~~90

	§~~7.16~~7.19	Plan Assets	~~67~~91

	§7.20	Construction of Improvements on Three Eldridge Place	91

	§7.21	Inspection by Agent or any Lender of Construction at Three Eldridge Place	91

	§7.22	Mechanics’ Liens and Contest Thereof	91

	§7.23	Settlement of Mechanics’ Lien Claims	91

	§7.24	Eldridge Reserve	92

§8.	NEGATIVE COVENANTS		~~67~~92

	§8.1	Restrictions on Indebtedness	~~67~~92

	§8.2	Restrictions on Liens, Etc	~~68~~94

	§8.3	Restrictions on Investments	~~70~~95

	§8.4	Merger, Consolidation	~~71~~97

	§8.5	Sale and Leaseback	~~72~~98

	§8.6	Compliance with Environmental Laws	~~72~~98

	§8.7	Distributions	~~74~~100

	§8.8	Asset Sales	~~74~~100

	§8.9	Restriction on Prepayment of Indebtedness	~~74~~100

	§8.10	Zoning and Contract Changes and Compliance	101

	§8.11	Derivatives Contracts	~~75~~101

	§~~8.11~~8.12	Transactions with Affiliates	~~75~~101

	§~~8.12~~8.13	Equity Pledges	~~75~~101

	§~~8.13~~8.14	Advisory Fees	~~75~~102

	§8.15	Changes in Plans and Specifications	102

	§8.16	Management Fees	102

§9.	FINANCIAL COVENANTS		102

	§9.1	Borrowing Base	102

	§9.2	Consolidated Total Indebtedness to Gross Asset Value	~~75~~102

	§~~9.2~~9.3	Adjusted Consolidated EBITDA to Consolidated Fixed Charges	~~75~~103

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Page

	§~~9.3~~9.4	Minimum Consolidated Tangible Net Worth	~~76~~103

	§~~9.4~~9.5	Unhedged Variable Rate Debt	~~76~~103

§10.	CLOSING CONDITIONS		~~76~~103

	§10.1	Loan Documents	~~76~~103

	§10.2	Certified Copies of Organizational Documents	~~76~~103

	§10.3	Resolutions	~~76~~103

	§10.4	Incumbency Certificate; Authorized Signers	~~76~~103

	§10.5	Opinion of Counsel	~~76~~104

	§10.6	Payment of Fees	~~77~~104

	§10.7	Insurance	104

	§10.8	Performance; No Default	~~77~~104

	§~~10.8~~10.9	Representations and Warranties	~~77~~104

	§~~10.9~~10.10	Proceedings and Documents	~~77~~104

	§~~10.10~~10.11	Eligible Real Estate Qualification Documents	104

	§10.12	Compliance Certificate ~~77~~ and Borrowing Base Certificate	105

	§10.13	Appraisals	105

	§~~10.11~~10.14	Consents	~~77~~105

	§~~10.12~~10.15	Contribution Agreement	~~77~~105

	§~~10.13~~10.16	Other	~~77~~105

§11.	CONDITIONS TO ALL BORROWINGS		~~77~~105

	§11.1	Prior Conditions Satisfied	~~77~~105

	§11.2	Representations True; No Default	~~78~~105

	§11.3	Borrowing Documents	~~78~~106

	§11.4	Endorsement to Title Policy	106

	§11.5	Future Advances Tax Payment	106

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC		~~78~~106

	§12.1	Events of Default and Acceleration	~~78~~106

	§12.2	Certain Cure Periods; Limitation of Cure Periods	~~81~~109

	§12.3	Termination of Commitments	~~81~~110

	§12.4	Remedies	~~82~~110

	§12.5	Distribution of Collateral Proceeds	~~82~~111

§13.	SETOFF		~~83~~112

§14.	THE AGENT		~~84~~112

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	§14.1	Authorization	~~84~~112

	§14.2	Employees and Agents	~~84~~113

	§14.3	No Liability	~~84~~113

	§14.4	No Representations	~~84~~113

	§14.5	Payments	~~85~~114

	§14.6	Holders of Notes	~~86~~115

	§14.7	Indemnity	~~87~~115

	§14.8	Agent as Lender	~~87~~116

	§14.9	Resignation	~~87~~116

	§14.10	Duties in the Case of Enforcement	~~88~~116

	§14.11	Bankruptcy	~~88~~117

	§14.12	Request for Agent Action	117

	§14.13	Reliance by Agent	~~89~~118

	§~~14.13~~14.14	Approvals	~~89~~118

	§~~14.14~~14.15	Borrower Not Beneficiary	~~89~~118

§15.	EXPENSES		~~89~~119

§16.	INDEMNIFICATION		~~90~~120

§17.	SURVIVAL OF COVENANTS, ETC		~~91~~120

§18.	ASSIGNMENT AND PARTICIPATION		~~91~~121

	§18.1	Conditions to Assignment by Lenders	~~91~~121

	§18.2	Register	~~92~~122

	§18.3	New Notes	~~93~~122

	§18.4	Participations	~~93~~122

	§18.5	Pledge by Lender	~~93~~123

	§18.6	No Assignment by Borrower	~~93~~123

	§18.7	Disclosure	~~94~~123

	§18.8	Mandatory Assignment	~~94~~124

	§18.9	Amendments to Loan Documents	~~95~~124

	§18.10	Titled Agents	~~95~~124

§19.	NOTICES		~~95~~124

§20.	RELATIONSHIP		~~97~~126

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE		~~97~~126

§22.	HEADINGS		~~98~~127

(continued)

Page

§23.	COUNTERPARTS	~~98~~127

§24.	ENTIRE AGREEMENT, ETC	~~98~~127

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS	~~98~~127

§26.	DEALINGS WITH THE BORROWER	~~99~~128

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC	~~99~~128

§28.	SEVERABILITY	~~100~~129

§29.	TIME OF THE ESSENCE	~~100~~129

§30.	NO UNWRITTEN AGREEMENTS	~~100~~129

§31.	REPLACEMENT NOTES	~~100~~129

§32.	NO THIRD PARTIES BENEFITED	~~100~~130

§33.	PATRIOT ACT	~~101~~130

§34.	CONSOLIDATION, AMENDMENT AND RESTATEMENT OF ASSIGNED NOTE	130